EXHIBIT 10.1

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act of 1993, as amended.

AMENDED AND RESTATED DISTRIBUTION COORDINATION AGREEMENT

This AMENDED AND RESTATED DISTRIBUTION COORDINATION AGREEMENT (this “Agreement”) is entered into as of June 12, 2015 (the “Effective Date”) between MONSTER ENERGY COMPANY (formerly known as Hansen Beverage Company) (“MEC”) and THE COCA-COLA COMPANY, a Delaware corporation (“KO”).  This Agreement amends and restates in its entirety that certain Monster Energy Distribution Coordination Agreement between MEC and KO as of October 3, 2008 (the “Original Agreement”).  Capitalized terms not otherwise defined in this Agreement shall have the meaning defined in the Recitals below.

Recitals.  This Agreement is made with reference to the following recitals of essential facts:

1.                                    MEC and KO (each, a “Party” and collectively, the “Parties”), and their respective Affiliates (as defined below), are both engaged in the manufacture and sale of beverages. For purposes of this Agreement, “Affiliate” shall have the meaning ascribed to such term in the Transaction Agreement (as defined below).

2.                                    Prior to the execution of this Agreement, (i) Company (as defined in the Transaction Agreement), Parent (as defined in the Transaction Agreement) and NewCo (as defined in the Transaction Agreement) entered into the Asset Transfer Agreement (as defined below), pursuant to which Parent agreed to transfer to NewCo or one or more of NewCo’s designated Subsidiaries the KO Energy Assets (as defined in the Asset Transfer Agreement) and to assume the Assumed KO Energy Liabilities (as defined in the Asset Transfer Agreement) and Company agreed to sell to Parent or one or more of Parent’s designated Subsidiaries the Monster Non-Energy Assets (as defined in the Asset Transfer Agreement) and Parent agreed to assume the Assumed Monster Non-Energy Liabilities (as defined in the Asset Transfer Agreement) (the “Asset Transfer Agreement”) and (ii) Company, NewCo, Merger Sub (as defined in the Transaction Agreement) and Purchaser (as defined in the Transaction Agreement) entered into the Transaction Agreement, pursuant to which (a) Company reorganizes into a new holding company structure by merging Merger Sub with and into Company, with Company surviving as the wholly-owned subsidiary of NewCo, (b) upon the effective time of the merger, each outstanding share of Company’s common stock converts into one share of NewCo’s common stock (“NewCo Common Stock”) and (c) immediately after the effective time of the merger, Purchaser purchases from NewCo a number of newly issued shares of NewCo Common Stock representing one share less than 16.666% of the total number of then issued and outstanding shares of NewCo Common Stock measured on a post-issuance basis (the “Transaction Agreement”), each as more fully described therein.  As a condition to consummating the transactions contemplated by the Asset Transfer Agreement and the Transaction Agreement, the Parties have agreed to enter into, simultaneously with consummation of the transactions contemplated by the Asset Transfer Agreement and the Transaction Agreement, this Agreement with respect to distribution related matters.

3.                                    KO has relationships with an extensive North American network of owned, partially owned or independent distributors and/or bottlers that engage in the manufacture, distribution and/or sale of KO-branded beverages.  Each such distributor or bottler that is a party to an agreement with KO regarding the distribution of beverage products (as it may be amended, restated, and/or replaced from time to time, in each case a “KO Bottler Agreement”) is referred to herein as a “KO Distributor” and some or all of such distributors are collectively referred to as the “KO Distributors.”

4.                                    Certain KO Distributors entered into various exclusive agreements with KO pursuant to which they need consent from KO to distribute competitive products offered by third parties.  Certain KO Distributors (“Pre-Coordination Distributors”) previously entered into distribution agreements (“Pre-Coordination Agreements”) with MEC prior to the effective date of the Original Agreement.  Certain KO Distributors (“Existing KO Distributors”) previously entered into distribution agreements (“Existing Distribution Agreements”) with MEC (i) pursuant to the Original Agreement, or (ii) after the effective date of the Original Agreement, but not pursuant to the terms thereof.  Through this Agreement, and subject to the provisions contained herein, MEC desires to enter into, and KO desires to consent to (to the extent necessary), (a) new distribution agreements with KO Distributors designated by KO for Products (as defined below) in, and/or (b) add to Existing Distribution Agreements (as defined above), specific sub-territories (each a “Sub-Territory” and collectively “Sub-Territories”) designated by MEC that are within the Territory (as defined below), in each case as provided hereunder and/or (c) new distribution agreements with Pre-Coordination Distributors in those Sub-Territories designated by MEC and agreed to by such KO Distributors.

5.                                    Subject to the terms of this Agreement, (i) MEC shall use its Best Efforts (as defined below) to enter into (a) new distribution agreements for Sub-Territories substantially in the form of attached Exhibit A, (b) amendments to Existing Distribution Agreements adding Sub-Territories to such Existing Distribution Agreements as may be agreed upon and/or (c) to the extent applicable Existing KO Distributors are agreeable, amendments to applicable Existing Distribution Agreements to make them substantially identical to the form of attached Exhibit A.  The new distribution agreements in the form of attached Exhibit A or amendments referred to in this Recital 5 shall be effective from their respective effective dates, in each case, and shall be subject to such modifications as may be agreed upon in writing by MEC, the applicable KO Distributor, and to the extent required in accordance with Section 8.2.2 below, by KO, and are collectively referred to as the “New Distribution Agreements”, (ii) KO shall use its Best Efforts (as defined below) to, recommend and consent to and shall, upon MEC’s reasonable request, use good faith efforts to reasonably assist, the entering into of such New Distribution Agreements as set forth in Section 1.2 below, (iii) subject to the last sentence of Section 1.4 below, MEC shall use its Best Efforts to respond to KO’s or a KO Distributor’s reasonable inquiries and cooperate with KO in response to KO’s reasonable requests in relation to MEC’s relationship with KO and KO Distributors, including with respect to discussing in good faith potential resolutions of any material issues with KO Distributors relating to KO Distribution Agreements (as defined below) and any material disputes or performance issues thereunder, as set forth in Section 1.4 below,

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and (iv) MEC shall consider, in good faith, any reasonable requests by a KO Distributor to amend the form of Exhibit A, without any obligation on MEC to agree to any such amendment/s that MEC determines to not be acceptable in its sole and absolute discretion.  Without limiting the foregoing, as used herein, the term “New Distribution Agreements” shall also include amendments to Pre-Coordination Agreements to make them substantially identical with the form of attached Exhibit A, but only with respect to such Sub-Territories that become subject to such New Distribution Agreement, with effect from the respective effective dates of such amendments, in each case subject to such modifications as may be agreed upon in writing by MEC, KO and the applicable Pre-Coordination Distributor.  KO and MEC shall reasonably cooperate and use Best Efforts to attempt to obtain Pre-Coordination Distributors’ agreement to enter into such New Distribution Agreements.

6.                                    As such terms are used in this Agreement (i) the word “Products” collectively means (excluding any Products (as such term is defined in the KO Legacy Brands Coordination Agreements (as defined below))) (a) all Energy Drinks (as defined below), in any form, that are offered, packaged and/or marketed by MEC or any of its Affiliates at any time, under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and/or containing the “” as a primary brand component, and which may, but are not required to contain the “” mark, and/or the “M” icon (“Monster Energy Drink/s”), (b) all drinks other than Energy Drinks, in any form, that are offered, packaged and/or marketed by MEC or any of its Affiliates at any time, under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and which may, but are not required to contain the “” mark, and/or the “M” icon (“Other Monster Drink/s”), as MEC and KO may agree upon in writing and identified on attached Exhibit C-1 which may be amended from time to time by MEC and KO executing a mutually agreed upon amended Exhibit C-1, including any Other Monster Drinks added to a KO Distribution Agreement pursuant to Section 1.8.2 below, and (c) all other beverages not specified in (a) or (b) of this definition of Products, in any form, including, without limitation, Energy Drinks, that are offered, packaged and/or marketed by MEC or any of its Affiliates at any time, but not under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and that do not contain the “” mark, and/or the “M” icon (“Other Products”), as MEC and KO may agree upon in writing and identified on attached Exhibit C-2 which may be amended from time to time by MEC and KO executing a mutually agreed upon amended Exhibit C-2.  The Products shall include all sizes of SKUs as may be determined by MEC and offered, packaged and/or marketed by MEC or any of its Affiliates in good faith from time to time, subject to Section 1.8 below (the “Product SKUs”); (ii) the words “Energy Drink/s” mean any shelf-stable, in ready-to-drink, powdered, drops or concentrate form, non-alcoholic beverage that satisfies all of the following conditions: (a) it is marketed or positioned to consumers as an energy beverage, (b) it contains one or more of the following ingredients: guarana, taurine, panax ginseng, L-carnitine, B-2 vitamins, B-6 vitamins, B-12 vitamins, L-arginine, astralagus, glucuronolactone or inositol (or, to the extent approved by KO, which approval shall not be unreasonably withheld, conditioned or delayed, any ingredients substituting for or supplementing any of the foregoing ingredients) and (c) it has at least five (5) milligrams of caffeine per ounce (the “Caffeine Requirement”), except that (A) Products under the brand Monster Energy Unleaded (substantially as such Products are formulated, manufactured, marketed and/or sold as of the date hereof, and any line extensions or expansions

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of such Products marketed under such brand) shall not be required to meet the Caffeine Requirement; and (B) the Caffeine Requirement shall be reduced in respect of any particular territory to the extent that any final law applicable to MEC in such territory imposing restrictions on the on-going business activities of MEC is enacted by a Governmental Entity (as defined below) having jurisdiction over such territory that either (1) specifically establishes a maximum caffeine concentration that is lower than the Caffeine Requirement (in which case the Caffeine Requirement applicable to such territory shall be the maximum caffeine concentration permitted by such law) or (2) is reasonably expected, based on the good faith judgment of MEC, to have an adverse impact on MEC’s business, sales or profitability in such territory due to the caffeine concentration of the Products exceeding a specified level (including, for example, a material tax imposed on beverages with caffeine concentrations above a stated amount but excluding, for the avoidance of doubt, any age or similar restriction on the manner of sale of such beverages) (in which case the Caffeine Requirement applicable to such territory shall be the maximum caffeine concentration that would not have such adverse impact); it being agreed that affected Products in any affected territory may be reformulated by MEC to the extent necessary to comply with any such law or to avoid such adverse impact; (iii) the words “KO Distribution Agreements” mean (a) Pre-Coordination Agreements, (b) Existing Distribution Agreements, (c) New Distribution Agreements and (d) the Amended and Restated Distribution Agreements (as defined in Section 2 below); in each case, together with all exhibits, appendices, and schedules thereto and as such agreements may be amended or modified; (iv) the words “KO/MEC Distributors” mean (a) Pre-Coordination Distributors, but only in relation to New Distribution Agreements that such Pre-Coordination Distributors may enter into pursuant to this Agreement, (b) Existing KO Distributors under Existing Distribution Agreements, (c) KO Distributors that enter into New Distribution Agreements pursuant to this Agreement and (d) KO Distributors under the Amended and Restated Distribution Agreements, in each case, for so long as such agreements remain in effect; (v) the words “Best Efforts” mean the efforts a prudent Person (as defined below) desiring in good faith to achieve a result would use in the circumstances to ensure such result is achieved as expeditiously as possible but does not require the Person subject to such obligation to take actions that would result in any materially adverse change, or any financial change which in the aggregate, or over a period of time, would result in any materially adverse change, in the benefits to such Person under this Agreement or require such Person to expend funds or extend other economic incentives, unless otherwise expressly required under this Agreement; (vi) the words “KO Competitor” mean the Persons identified on attached Exhibit J and any Affiliates and successors thereof, it being agreed that KO may propose to MEC for MEC’s written approval to supplement or amend Exhibit J from time to time to add additional Person/s who are significant competitors of KO who own, operate or control a distribution network for alcoholic and/or non-alcoholic beverage products or own or license alcoholic and/or non-alcoholic beverage product brands, and MEC shall not unreasonably withhold approval to such supplement or amendment (and in all cases, including any of such Person’s respective Affiliates and successors); (vii) the word “Person” means an individual or firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (viii) the word “Territory” means the Territory described on Exhibit B-1, but shall not include the Excluded Territories (as defined in Section 1.3 below) until, and to the extent, that New Distribution Agreements are entered into with respect to the Excluded Territories (or the applicable portion thereof).  The Parties agree that, other than solely for purposes of Sections 1.6, 1.7, 1.8 and 16.2

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below and Recital 5 above, the “Territory” shall not include any sub-territory identified on Exhibit B-2, unless and until such time as the distribution agreement between MEC and the applicable third party in such a sub-territory identified on Exhibit B-2 is no longer in effect, at which time the Parties acknowledge and agree that such sub-territory identified on Exhibit B-2 shall automatically be included as part of the Territory.

7.                                    All Exhibits referred to in this Agreement shall be deemed to be incorporated into this Agreement.  In accordance with Section 24.2 of the Original Agreement, the Parties desire to amend and restate the Original Agreement in its entirety as set forth herein.

Now, therefore, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties hereby agree that the Original Agreement is hereby amended and restated in its entirety to read as follows:

AGREEMENT

1.                                    Agreement.

1.1                            The Parties acknowledge and agree that, subject to the terms of this Agreement, and in exchange for the consideration described in the Transaction Agreement, it is their mutual intent to procure and facilitate an expeditious, smooth and uninterrupted transition of the distribution of all Products to applicable KO Distributors throughout the Territory.  To that end, the Parties agree:

1.2                            To the extent permissible under applicable law (a) KO agrees to use its Best Efforts to recommend and consent to the entering into of such New Distribution Agreements, and shall, upon MEC’s reasonable request, use good faith efforts to reasonably assist the entering into of such New Distribution Agreements and the on-going relationship between MEC and such KO/MEC Distributors that have executed New Distribution Agreements with MEC, including, without limitation, by KO taking the following actions when required during the Term: (i) reasonably requesting that Proposed Distributors meet with representatives of KO (or KO and MEC) to attempt to resolve material issues related to the relationship (or failure to reach agreement with respect to a New Distribution Agreement) between MEC and such KO Distributor, (ii) participating in a reasonable number of such meetings described in clause (i), whether in person or via teleconference or video conference, at mutually agreed upon times with reasonable advance notice to KO, (iii) communicating to KO Distributors KO’s recommendation of, and consent to, the entering into of New Distribution Agreements, and (iv) refraining from discouraging, preventing and/or intentionally delaying the entry into of New Distribution Agreements between MEC and Proposed Distributors; (b) to the extent KO has express consent rights under a KO Bottler Agreement with respect to the KO Distributor’s right to distribute products other than KO products, KO will grant such consent in the Sub-Territories with respect to the Monster Energy Drink/s designated by MEC, and with respect to the Other Monster Drink/s and the Other Products that are included in the Products, as may be agreed to between MEC, KO and such KO Distributors in a New Distribution Agreement with such KO Distributor; and (c) KO shall use reasonable efforts to permit MEC to make presentations to KO/MEC Distributors in relation to its Energy Drink business from time to time throughout the Term (as defined below), under circumstances deemed reasonably appropriate by KO.  For the avoidance

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of doubt, KO’s Best Efforts and MEC’s Best Efforts hereunder shall not obligate either KO or MEC, as the case may be, to expend funds or extend other economic incentives to convince KO Distributors to enter into New Distribution Agreements with MEC; it being understood by MEC that KO does not control all KO Distributors, who will independently negotiate distribution agreements directly with MEC.

1.3                            The Parties agree that the Territory shall not include certain sub-territories within the Territory as set forth on attached Exhibit H (the “Excluded Territories”), subject to such terms and conditions as may be agreed between the Parties in writing, until, and to the extent, that New Distribution Agreements are entered into with respect to the Excluded Territories (or an applicable portion thereof).

1.4                            MEC Efforts.  MEC shall reasonably respond to KO’s or a KO Distributor’s reasonable inquiries and cooperate with KO in response to KO’s reasonable requests in relation to MEC’s relationship with KO and KO Distributors, including, without limitation, with respect to discussing in good faith potential resolutions of any material issues with KO Distributors relating to KO Distribution Agreements and any material disputes or performance issues thereunder or any perceived material issues relating to the commercialization of MEC’s Products, including, without limitation, by taking the following actions when required during the Term: participating in a reasonable number of meetings with representatives of KO (or KO and the applicable KO Distributor) to attempt to resolve material issues related to the relationship between MEC and such KO Distributor or MEC and KO (or failure to reach agreement with respect to a New Distribution Agreement), whether in person or via teleconference or video conference, at mutually agreed upon times with reasonable advance notice to MEC.  Notwithstanding anything to the contrary, and for the avoidance of doubt, MEC’s obligations under this Section 1.4 shall (a) not limit, delay or otherwise affect MEC’s rights and remedies relating to any such breach or failure by a KO/MEC Distributor under an applicable KO Distribution Agreement, (b) constitute a basis for a defense by a KO/MEC Distributor to any claim by MEC for such KO/MEC Distributor’s breach or failure to perform under the applicable KO Distribution Agreement therewith or (c) excuse, suspend or delay a KO/MEC Distributor’s obligations under an applicable KO Distribution Agreement.

1.5                            Manufacturing.  The Parties acknowledge and agree that it is their current mutual intention that they will consider in due course entering into a written agreement (with a KO Affiliate or a KO Distributor identified by KO) on mutually acceptable terms to provide for the manufacture of certain Products in the Territory.  This Section 1.5 shall not be deemed to be an agreement by the Parties for such manufacture and the Parties shall not have any obligations with respect thereto unless and until a written agreement has been duly executed.

1.6                            Without limiting the Parties’ respective obligations under the Transaction Agreement, to the extent permissible under applicable law and subject to Section 1.8.2:

(a) MEC and KO, subject to the last sentence of Section 1.2, shall use their respective Best Efforts to cause New Distribution Agreements to be entered into on terms and conditions mutually agreeable between MEC and KO Distributors for the distribution of all Products in the Sub-Territories, pursuant to the following process which shall be initiated by KO prior to or as soon as reasonably practicable after the Effective Date by delivering written notice (the

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“Identification Notice”) to MEC identifying the specific KO Distributors (the “Proposed Distributors”) to be appointed to distribute all Products in all Sub-Territories in the Territory:

(i)                                  MEC shall, within twenty-one (21) days of receipt of the Identification Notice (or Identification Notice amendment, as applicable), deliver to each such Proposed Distributor accepted by MEC, a New Distribution Agreement that provides for the applicable KO Distributor to obtain exclusive distribution rights for all accounts and classes of accounts in the applicable Sub-Territory/ies, except to the extent approved in advance in writing by KO or otherwise agreed between MEC and such Proposed Distributor, along with the relevant details and instructions sufficiently explaining to such Proposed Distributor the requirements relating to submitting a Distribution Commitment (as defined below) in accordance herewith and providing requirements with respect to pricing, margins and promotional contribution commitments, including equipment requirements (the “Commercial Requirements”).  MEC shall not reject (nor refuse to accept) a KO Distributor holding the exclusive right to distribute (or that otherwise is the primary distributor of) “Coca-Cola” brand products in an applicable Sub-Territory (“Primary KO Distributor”), subject to compliance with the other provisions of this Section 1.6.  MEC shall diligently and in good faith negotiate the terms of such New Distribution Agreement using its Best Efforts to enter into such New Distribution Agreement with such Proposed Distributor for a period of at least forty-five (45) days (the “Initial Negotiation Period”), subject to such modifications to such form as may be agreed upon in writing by MEC, the Proposed Distributor and KO.  Notwithstanding anything to the contrary herein and, for the avoidance of doubt, MEC’s “Best Efforts” under Sections 1.6 and 1.7 shall not obligate MEC to agree to any amendments to such New Distribution Agreements which MEC, in good faith, deems inappropriate or unacceptable in its sole and absolute discretion.  Exhibit I sets forth certain additional terms and conditions applicable to negotiation of New Distribution Agreements that constitute amendments of Existing Distribution Agreements in accordance with Exhibit A.

(ii)                              If the Proposed Distributor does not deliver, or refuses to deliver, to MEC a Distribution Commitment (as defined below) within such Initial Negotiation Period, KO shall have the right to participate or otherwise assist in further negotiations between MEC and such Proposed Distributor for an additional period of at least fifteen (15) days, and MEC shall diligently and in good faith negotiate the terms of such New Distribution Agreement using its Best Efforts to enter into such New Distribution Agreement with such Proposed Distributor during such additional fifteen (15) day period (the “Second Negotiation Period”); provided that MEC may reject any proposed amendments to such New Distribution Agreement in its sole and absolute discretion.

(iii)                          If the Proposed Distributor fails to deliver such Distribution Commitment following the process set forth in clauses (i)-(ii) above; provided that MEC used good faith efforts to meet and confer with the applicable KO Distributor to resolve any differences, then such failure shall be deemed a Distribution Refusal (as defined and provided for in Section 1.8 below).  The process set forth in clauses (i)-(iii) of this Section 1.6(a) shall be referred to herein as the “Distributor Negotiation Process”.

(iv)                          “Distribution Commitment” means a duly executed New Distribution Agreement (including acceptance of the Commercial Requirements) in the form provided by MEC or another form acceptable to MEC (provided that MEC shall consider, in good faith, any

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reasonable requests by a Proposed Distributor to amend the form of Exhibit A, without any obligation on MEC to agree to any such amendment/s that MEC determines to not be acceptable in its sole and absolute discretion, which entitles MEC to accept and execute such New Distribution Agreement, but only after the effective termination of any Third Party Agreement/s (as defined below) for the Sub-Territory/ies applicable to such New Distribution Agreement (provided that such entitlement to accept and execute shall be irrevocable for a period of one hundred twenty (120) days after MEC’s receipt thereof and, thereafter, such Proposed Distributor may revoke such Distribution Commitment in its sole discretion upon written notice to MEC).  MEC shall notify such Proposed Distributor if the duly executed New Distribution Agreement submitted by the Proposed Distributor is not in a form and substance acceptable to MEC, identifying in general why such New Distribution is not acceptable to MEC and in the event that MEC fails to so respond within ten (10) days of receipt of a duly executed New Distribution Agreement, the Proposed Distributor shall have the right to revoke such Distribution Commitment upon written notice to MEC.  If the Proposed Distributor delivers the Distribution Commitment, then immediately after MEC becomes aware of the effective termination of any applicable Third Party Agreements for the Sub-Territory/ies applicable to the applicable Distribution Commitment (or if there are no such Third Party Agreements, immediately upon receipt thereof), MEC shall execute such Distribution Commitment to the extent not previously revoked by such Proposed Distributor in accordance herewith (which thereupon shall constitute the applicable New Distribution Agreement), and deliver the fully executed New Distribution Agreement to such Proposed Distributor with a copy to KO promptly following the execution thereof.  For the avoidance of doubt, MEC shall not approach or engage any KO Distributors without first notifying KO in writing.

(b) as soon as practicable, but in no event later than ten (10) days, after a KO Distributor has delivered a Distribution Commitment with respect to an applicable Sub-Territory/ies, MEC shall (or shall cause its applicable Affiliate to), including, if necessary, by payment by MEC at its sole expense of any Severance Payment (as defined below), lawfully commence and implement terminating, to the extent permissible under and in accordance with its terms and applicable law, any existing distribution or similar agreements or arrangements with third party distributors who are not KO Affiliates or other KO Distributors (“Third Party Distributors”) relating to the distribution of any Products (“Third Party Agreements”) in the applicable Sub-Territory/ies, to the extent such Sub-Territory/ies is/are covered by the Distribution Commitment (including terminating any coordination agreement with a third party (to the extent permissible under and in accordance with its terms and applicable law) after all Third Party Agreements covered thereby have expired or been terminated).  Upon the effective date of any such effective termination of the applicable Third Party Agreement, MEC shall cease distributing Products through any such terminated Third Party Distributor and commence distribution through the applicable KO Distributor in accordance with the applicable New Distribution Agreement.  “Severance Payment” means the quantifiable amount expressly provided for in the applicable Third Party Agreement that MEC is obligated to pay to the applicable Third Party Distributor under such Third Party Agreement for the lawful termination of such Third Party Agreement, without cause and/or for convenience, in accordance with its terms.

(c) except as provided in the next sentence, or as otherwise expressly provided by this Agreement, MEC shall not (and shall cause its Affiliates to not) enter into any new coordination,

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distribution or similar agreements or arrangements (or otherwise amend any similar existing arrangements to grant any third party additional rights), relating to the distribution of any Products in the Territory or distribute Products in the Territory other than through KO, its Affiliates and/or the KO Distributors in accordance with this Agreement and the applicable KO Distribution Agreements.  The foregoing shall not apply (i) to the Sub-Territories subject to Third Party Agreements existing as of the Effective Date that remain in effect in accordance with this Agreement (e.g., those that will not be and/or have not yet been terminated in accordance with Section 1.6(b) above), (ii) to Excluded Territories (subject to such terms and conditions as may be agreed in writing between the Parties with respect thereto), (iii) to the Sub-Territories with respect to which both (1) no KO Distribution Agreement has been entered into with a KO Distributor, and (2) a Distributor Negotiation Process was completed in accordance with this Agreement but no Distribution Commitment was provided, (iv) to the Sub-Territories with respect to which a KO Distributor has been terminated and a Distributor Negotiation Process was completed to replace such KO Distributor, but such KO Distributor was not replaced with a Primary KO Distributor, and (v) to the extent otherwise expressly authorized under other Sections of this Agreement (including, for clarity, pursuant to Section 1.8); provided that, in no event, shall MEC (and MEC shall cause its Affiliates not to) enter into any agreements or arrangements (or amendment of any agreement or arrangement) that conflicts with MEC’s obligations or KO’s rights or benefits under this Section 1.6 (such as agreeing to amend a Third Party Agreement to make it not terminable by MEC or its applicable Affiliate).  Notwithstanding anything to the contrary, the first sentence of this section 1.6(c) shall not apply to (i) MEC directly making arrangements with “National Accounts” or its functional equivalent as defined or provided in an applicable KO Distribution Agreement relating to multi-state accounts having multiple outlets in one or more market/s and/or Sub-Territories in the Territory and (ii) any Distributor’s Accounts (as defined in the applicable KO Distribution Agreement) that are expressly identified in the applicable KO Distribution Agreement as not exclusive to (or not served by) such KO Distributor.

1.7                            Provided that a KO Distributor has delivered a Distribution Commitment (including acceptance of the Commercial Requirements) with respect to an applicable Sub-Territory, and other than as expressly agreed by the Parties in writing, to the extent that any Third Party Agreements existing as of the Effective Date are not terminable in accordance with Section 1.6(b) above, MEC shall (and shall cause its applicable Affiliate to) (a) use commercially reasonable efforts (without limiting MEC’s obligation as provided in the last sentence of this Section 1.7) to negotiate the termination of such Third Party Agreements pursuant to and in accordance with the terms thereof as soon as reasonably practicable following the Effective Date, and (b) to the extent not prohibited by the terms thereof, not renew (other than automatic renewals or renewals by the Third Party Distributor as provided in an applicable Third Party Agreement) or expand such Third Party Agreement.  Promptly upon effective termination or expiration of any Third Party Agreements or with respect to Products for which there is no existing Third Party Agreement or KO Distribution Agreement in the Sub-Territory (including the transfer of distribution rights for Products and Sub-Territories covered by the terminated Third Party Agreements), MEC shall use its Best Efforts to enter into a New Distribution Agreement with a Primary KO Distributor with respect to such Sub-Territory and Products pursuant to and in accordance with the Distributor Negotiation Process (mutatis mutandis) or, as otherwise may be agreed by KO, MEC, and the applicable KO Distributor, adding such Products

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and Sub-Territories to the Amended and Restated Distribution Agreement or other Existing Distribution Agreements.  For the avoidance of doubt, other than as expressly agreed by the Parties in writing, any Severance Payment due to any distributor in connection with the termination of its applicable Third Party Agreement shall be the sole responsibility and liability of MEC and its Affiliates (and KO, its Affiliates and the KO Distributors shall not have any responsibility or liability therefor or for any other termination fees or other payments due to such Third Party Distributor).

1.8                            Distribution Refusal.

1.8.1                If, after the Distributor Negotiation Process provided for in Section 1.6(a) above, including MEC’s good faith effort to meet and confer with the applicable KO Distributor to resolve any differences, (a) a Proposed Distributor fails to deliver a Distribution Commitment or, in breach of its agreement with MEC, a KO/MEC Distributor, at any time thereafter, otherwise refuses to distribute or to continue to distribute substantially all Monster Energy Drink/s, as the case may be, designated by MEC in good faith for sale in the applicable Sub-Territory, (b) KO has not provided consent (to the extent required) to such KO Distributor to distribute substantially all Monster Energy Drink/s, as the case may be, designated by MEC in good faith for sale in the applicable Sub-Territory, (c) KO has not provided consent (to the extent required) to an applicable KO Distributor to distribute substantially all Other Monster Drinks or Other Products that are included in the Products, as the case may be, designated by MEC in good faith for sale in the applicable Sub-Territory or (d) KO has provided such consent to such KO Distributor’s distribution of Other Monster Drinks or Other Products but such KO Distributor refuses to distribute or to continue to distribute substantially all such Other Monster Drinks or Other Products, as the case may be (each, as to such category of Monster Energy Drinks, Other Monster Drinks or Other Products subject to such refusal, a “Distribution Refusal”), MEC shall have the right, subject to Section 1.8.5, to market, distribute and sell, and/or to continue to market, distribute and sell directly or through a third party distributor, including, without limitation, Third Party Distributors, in the Sub-Territory, to the exclusion of KO or such KO/MEC Distributor, as the case may be, all or substantially all of the Product SKUs (including the declined Products), of such applicable category of Products subject to such Distribution Refusal (i.e., Monster Energy Drinks, Other Monster Drinks or Other Products, as the case may be), so designated for sale by MEC in the applicable Sub-Territory, upon forty-five (45) days written notice to KO (with a copy to the Chief Executive Officer and Chief Financial Officer of KO) of its intention to do so; provided that such Distribution Refusal continues to exist after such forty-five (45) day period.  In such event, the KO Distribution Agreement with such KO/MEC Distributor may be terminated by the KO/MEC Distributor if substantially all of the Products under such KO Distribution Agreement are distributed to the exclusion of such KO/MEC Distributor.  MEC’s rights to enter into agreements with other distributor/s (including Third Party Distributors) or otherwise market, distribute and sell Products or Monster Energy Drink/s, as the case may be, shall be limited to the applicable Sub-Territories for which such Distribution Refusal applies.

1.8.2                KO hereby irrevocably grants MEC approval in advance for the distribution by such KO/MEC Distributors of any and all Monster Energy Drink/s during the Term (a) in ready to drink form, and (b) all other form(s) unless KO determines such other forms

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are not operationally or logistically viable for KO Distributors with respect to the distribution and related activities by KO Distributors as contemplated hereunder and under the KO Distribution Agreements, (provided that, for clarity, refusal to distribute or provide consent to any such non-viable non-ready-to-drink form of Monster Energy Products or of any Other Monster Drink or Other Product shall constitute “Refused New Products” (as defined below), with respect to Section 1.8.2 and 1.8.3).  At any reasonable time prior to launching or otherwise commencing the sale or other distribution of any product SKU/s of Other Monster Drink/s or Other Products that MEC or any of its Affiliates may determine to sell or otherwise distribute after the Effective Date (each a “New Product SKUs”), MEC shall offer (i) KO the option to include such New Product SKUs as Products under this Agreement, and (ii) KO/MEC Distributors the right to distribute New Product SKUs, subject to the terms of the applicable KO Distribution Agreement, and where permissible under applicable law, subject to KO’s prior written approval of distribution by such KO Distributors of such New Product SKUs.  Without prejudice to MEC’s rights under Section 1.8.1 above, to the extent that KO or the applicable KO/MEC Distributor refuses to approve of adding New Product SKUs or any product SKUs of Monster Energy Products (collectively, “Refused New Product/s”) to a KO/MEC Distributor’s KO Distribution Agreement within fifteen (15) days of MEC’s request that New Product SKUs be added, MEC shall have the right, subject to Section 1.8.3 below, to sell, have sold, or otherwise distribute such Refused New Products (but not, subject to Section 1.8.1 above for clarity, any other Products or New Product SKUs), to the exclusion of such KO/MEC Distributors through other distributors selected by MEC, after an additional fifteen (15) days written notice to KO of its intention to do so and KO and/or the applicable KO/MEC Distributor, as the case may be, do not provide such approval prior to expiration of such fifteen (15) day period.  MEC’s right to sell, have sold, or otherwise distribute such Refused New Products/New Product SKUs pursuant to this Section 1.8.2 shall be limited to the Sub-Territories for which such approval has not been granted.

1.8.3                MEC may, in its sole and absolute discretion, offer KO/MEC Distributors the right to distribute any Refused New Products on such terms as MEC may determine in its sole and absolute discretion.  Without limiting the foregoing, prior to launching or otherwise commencing the sale, commercialization or other distribution of any Refused New Products or entering into any contract or arrangement with respect to the acquisition, directly or indirectly, of any ownership interest in, or the management or control of, any business or assets relating to any Refused New Products, MEC shall notify KO in writing of its intention to do so and the Parties shall discuss in good faith potential business relationships or other commercial opportunities relating to the commercialization of such Refused New Products (on mutually agreeable terms), with the joint goal of promoting each Party’s focus on its core business and alignment between them and their respective product offerings, for a period of thirty (30) days or such longer period agreed upon by the Parties.

1.8.4                Except for Monster Energy Drinks and products distributed pursuant to the Concurrent Agreement (as defined below) or the KO Legacy Brands Coordination Agreements (as defined below), MEC shall not permit any KO Distributors to distribute any products that do not fall within the definition of the “Products” or that KO has not approved in advance in writing in accordance with this Section 1.8 (unless KO is prohibited under applicable law from disapproving of such distribution).  For the avoidance of doubt, any KO Distributor shall have

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the right to appoint one or more sub-distributors and enter into sub-distribution agreement/s therewith with respect to their Sub-Territory/ies subject to the applicable provisions of the New Distribution Agreements relating to sub-distributors.  The “KO Legacy Brands Coordination Agreements” mean, collectively, the Distribution Coordination Agreement For Crown-Transferred Energy Products dated June 12, 2015 between KO and Monster Energy Ltd. (“MEL”) and the International Distribution Coordination Agreement For Crown-Transferred Energy Products dated June 12, 2015 between KO and MEL.

1.8.5                In the event of any Distribution Refusal, subject to Section 1.8.3, MEC shall only have the right to market, distribute and sell the applicable Product SKUs in the applicable Sub-Territory through any Third Party Distributor pursuant to a written distribution agreement; provided that if the Commercial Requirements terms offered to any Third Party Distributor are substantially more favorable to such Third Party Distributor than the Commercial Requirements that were offered to a Proposed Distributor during the Distributor Negotiation Process, then MEC shall first provide such Proposed Distributor in writing the right, for a period of four (4) Business Days (as defined in Section 16.1 below) from written notice by MEC (prominently noting to such Proposed Distributor that such offer expires at the end of such period, with a copy to KO of such offer), to enter into a New Distribution Agreement based on the Commercial Requirements offered to such Third Party Distributor.  Upon the expiration of such four (4) Business Day period, MEC shall be entitled to enter into a distribution agreement with the applicable Third Party Distributor in accordance herewith.

1.9                            Equipment. In each Sub-Territory in which a KO/MEC Distributor distributes Monster Energy Drink/s, KO shall consent to and authorize KO/MEC Distributors, and use reasonable efforts to the extent within KO’s reasonable control, *** that exists as of the Effective Date and from time to time during the Term of this Agreement, but solely to the extent (and in the form and manner) reasonably agreed to by the Parties on a market-by-market basis, subject to and taking into account regional, local market and financial considerations and other relevant factors, which shall in any event be ***.

2.                                    Amended and Restated CCR and Canada Distribution Agreements.  Concurrently with execution of this Agreement, MEC and Coca-Cola Refreshments USA, Inc. (“CCR”), and MEC and Coca-Cola Refreshments Canada Company (“Crown Canada”), shall execute amended and restated versions of that certain Monster Energy Distribution Agreement, dated as of October 3, 2008, and that certain Monster Energy Canadian Distribution Agreement, dated as of October 3, 2008, respectively (collectively, the “Amended and Restated Distribution Agreements”).

3.                                    KO Distributors; Distribution Agreements.  Exhibit Z sets forth certain additional terms and conditions applicable to expiration or termination of a KO Bottler Agreement.  In the event that any Primary KO Distributor is willing to distribute the Products on the terms of the KO Distribution Agreement then in effect, MEC shall not have the right to withhold its agreement to such Primary KO Distributor distributing the Products on such terms (i.e., such agreement shall

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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be deemed to be a Distribution Commitment). MEC hereby approves in advance any whole or partial transfer in the rights of KO Distributors effected or otherwise approved by KO, whether pursuant to the KO Bottler Agreement or otherwise, that results from, arises out of or relates to (a) the transfer of one or more Sub-Territories from one KO Distributor to a Primary KO Distributor, (b) the acquisition and divestiture of ownership or control of KO Distributors, either by or from KO or other KO Distributors, pursuant to a plan adopted by KO, or (c) any activities substantially identical to the foregoing.  KO (or any Primary KO Distributors) shall not be required to seek further approval from or make any payment to MEC or any of its Affiliates with respect to such change.  MEC’s approval pursuant to this Section 3 shall constitute prior written approval under this Agreement (and any applicable KO Distribution Agreement), provided that such approval does not result in or require MEC to pay a Severance Payment or other amounts or to extend other economic incentives, unless KO agrees to reimburse MEC therefor.

4.                                    Product Tracking Information. To the extent permissible under applicable law and to the extent available to KO, if a general product distribution tracking system is utilized by KO, MEC and KO will use their respective Best Efforts to require each KO Distributor to assign a KO-provided (or manufacturer-provided, as the case may be) tracking number to each Product and Product package (or such other actions as KO may reasonably request in the future) to allow for tracking of inventory and sales information by any sales data collection system then in use generally by KO and the KO Distributors, and as required under Section 3(p) of the New Distribution Agreement (Exhibit A) or any corollary provision in any KO Distribution Agreement.

5.                                    External Communications.

5.1                            Publicity.  MEC and KO each agree that the initial public, written announcements regarding the execution of this Agreement and the subject matter addressed herein shall be coordinated between the Parties prior to release.  Thereafter, each Party agrees to use commercially reasonable efforts to consult with the other Party regarding any public, written announcement which a Party reasonably anticipates would be materially prejudicial to the other Party.  Nothing provided herein, however, will prevent either Party from (a) making and continuing to make any statements or other disclosures it deems required, prudent or desirable under applicable Federal or State Securities Laws (including without limitation the rules, regulations and directives of the Securities and Exchange Commission) and/or such Party’s customary business practices, or (b) engaging in oral discussions or oral or written presentations with actual or prospective investors or analysts regarding the subject matter of this Agreement, provided no Confidential Information (as defined below) is disclosed.  If a Party breaches this Section 5.1 it shall have a seven (7) day period in which to cure its breach after written notice from the other Party.  A breach of this Section 5.1 shall not entitle a Party to damages or to terminate this Agreement.

5.2                            Marketing and Promotion.

(a)  MEC and KO agree that the principles set forth in Section 5.2.(b) below are generally consistent with the marketing and promotion guiding principles of both MEC and KO (the “Guiding Principles”). Notwithstanding anything set forth below, compliance with the Guiding Principles shall not constitute an obligation of either Party under this Agreement.  The

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Guiding Principles shall constitute unenforceable goals only of the Parties and neither Party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or to terminate this Agreement as the result of non-compliance with, or a violation of, any Guiding Principle(s).

(b)  Neither MEC nor KO will advertise, market, or promote the Products in connection with: (i) material misrepresentations or material omissions of fact about the Products branded with MEC Marks; (ii) derogatory statements or messages about the other Party or its products; (iii) illegal drugs, pornography, racist activities or organizations; or (iv) activities, causes, or products that are generally immoral according to applicable community standards of the relevant consumer of the Products such that it is materially detrimental to the other Party’s public image and/or its rights as set forth in this Agreement.

6.                                    Commissions.

6.1                            Commissions Payable by MEC.  Subject to the terms set forth in Exhibit Y, in exchange for KO’s performance of its obligations under this Agreement, including the provision of services under this Agreement by KO to MEC or its Affiliates, as applicable, MEC will pay KO a commission (the “Commission”) equal to the percentage set forth on Exhibit D of the Incremental Net Sales (as defined below), which percentage will be adjusted for each of the Products on the first day of each calendar year as set forth on Exhibit D with reference to MEC’s then-current Gross Profit Margin (as defined below).  The Commission will be payable monthly in arrears within forty-five (45) days of the end of each month commencing the Effective Date based on MEC’s good faith estimate of Incremental Net Sales, and shall be reconciled to reflect actual Incremental Net Sales for each calendar quarter within sixty (60) days of the end of such calendar quarter.

“Base Volume” means the number of actual cases of Products sold by MEC or any of its Affiliates to all prior distributors in the applicable territory during the twelve (12) month period ending the last day of the month immediately preceding the effective dates of each applicable KO Distribution Agreement, which amount shall be agreed to by the Parties and shall be attached to this Agreement as Exhibit E, and which shall be increased from time to time as appropriate in order to reflect (i) the number of actual cases of Products sold by MEC or any of its Affiliates to Third Party Distributors, in any additional territories that may be added to this Agreement subsequent to the Effective Date, during the twelve (12) month period ending the last day of the month immediately preceding the effective dates of each applicable New Distribution Agreement, and (ii) the number of actual cases of Products sold by MEC or any of its Affiliates to customers or to accounts serviced by MEC or any of its Affiliates directly that begin to be sold by a KO/MEC Distributor to such customers or accounts serviced by a KO/MEC Distributor directly, during the twelve (12) month period ending the last day of the month immediately preceding the date on which such customers or accounts begin to be sold to or serviced by a KO/MEC Distributor directly, which amounts described in subclause (i) and (ii) shall be agreed to by the Parties from time to time.

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“Cost of Sales” for each of the Products means MEC’s cost of sales in the United States and Canada with respect to each such Product for any applicable period calculated on the same basis and in the same manner that cost of sales is calculated by MEC for the purposes of MEC’s periodic financial statements from time to time prepared in accordance with generally accepted accounting principles consistently applied.

“Gross Profit” for a particular Product means Net Sales of each of such Product minus the aggregate Cost of Sales of each of such Product sold during the applicable period.

“Gross Profit Margin” for each particular Product means the percentage determined by multiplying by 100 a fraction having the Gross Profit for such Product as numerator and the Net Sales for such Product as denominator.

“Incremental Net Sales” for a particular period means that portion of the Net Sales (as defined below) of each of the Products sold by MEC or any of its Affiliates to KO/MEC Distributors during each calendar year (prorated for any period less than a calendar year) that exceeds the Base Volume during such calendar year (prorated for any period less than a calendar year) (i.e. the excess only).

“Net Sales” for any applicable period means the gross amount invoiced for all sales by MEC or any of its Affiliates to KO/MEC Distributors in the United States and Canada of each of the Products for the applicable period, less deductions for (a) federal and state excise tax to the extent paid for by MEC in the United States and Canada, (b) customary discounts and sales allowances paid, accrued or credited, (c) Products returned during such period, and (d) permitted allowances, discounts, free cases or allowance programs and commissions to third parties paid or incurred by MEC in the United States and Canada (which for sake of clarity does not include the Commissions, the Facilitation Fees, and/or the CCL Facilitation Fee (as defined below)).

6.2                            Commissions Payable by KO/MEC Distributors.  Subject to the terms set forth in Exhibit Y, in exchange for KO’s performance of its obligations under this Agreement, each KO/MEC Distributor in the United States will pay a commission to KO computed in accordance with the formula set forth on Exhibit D based on the aggregate quantity of Products invoiced by MEC to the applicable KO/MEC Distributor in the United States (the “Facilitation Fee”).  MEC will collect the Facilitation Fee from the KO/MEC Distributors in the United States on behalf of KO as provided in this Section.  MEC agrees that it has no rights whatsoever in the Facilitation Fees and may not (i) include any Facilitation Fees in its revenues or list of assets, (ii) pledge, grant, or allow any lien or security interest whatsoever in any of the Facilitation Fees, (iii) retain any such Facilitation Fees as full or partial payment of any amount(s) allegedly owed to MEC by KO under this Agreement or by a KO/MEC Distributor, or (iv) take any action whatsoever inconsistent with KO’s ownership of the Facilitation Fees.  All of MEC’s invoices to such KO/MEC Distributors in the United States will include the Facilitation Fee, which will be payable in accordance with the terms of the MEC invoice.  MEC will receive the Facilitation Fees paid in accordance with such MEC invoice and remit all Facilitation Fee payments to KO monthly, within fifteen (15) days of the end of each calendar month.  MEC is in no way guaranteeing payment of the Facilitation Fees.  MEC will advise KO of any failure by an applicable KO/MEC Distributor to pay on a timely basis any Facilitation Fee for which it is liable within a reasonable time following such default, and cooperate with KO’s reasonable

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requests for assistance to collect any defaulted Facilitation Fee payments at no cost to MEC.  At KO’s request, MEC will assign all its rights to collect the defaulted Facilitation Fee to KO.  MEC shall have no obligations beyond those set forth in this Section 6.2 to assist in the collection of the Facilitation Fees.  With respect to any distribution of the Products through a KO/MEC Distributor in Canada, KO’s Canadian subsidiary (Coca-Cola Ltd., or “CCL”) and Coca-Cola Refreshments Canada Company (Crown Canada or “CCRC”) will separately agree between themselves on a similar fee (the “CCL Facilitation Fee”), which will be paid directly from CCRC to CCL.

6.3                            Acknowledgement.  For the avoidance of doubt, the Parties hereby acknowledge and agree that (a) no Commission or Facilitation Fees shall be payable with respect to the Net Sales of Pre-Coordination Distributors except in relation to New Distribution Agreements in substantially the form of the attached Exhibit A, that are entered into between Pre-Coordination Distributors and MEC pursuant to this Agreement, subject to such modifications as may be agreed upon in writing by MEC, KO (to the extent required under Section 8.2.2 below) and the applicable Pre-Coordination Distributor (but always excluding sales of Products under New Distribution Agreements in Prior Territories as defined and set forth in Exhibit Y), and (b) notwithstanding anything to the contrary herein, KO shall have no obligations hereunder (including under Section 1.2) or be subject to any liability or claims for breach hereof with respect to any Pre-Coordination Agreements (or Pre-Coordination Distributors).  Without limiting the foregoing, and in addition thereto, the terms set forth in Exhibit Y are incorporated in this Section 6.3 by this reference.

6.4                            Excluded Liabilities.  Except as contemplated by Section 23.1 of this Agreement, KO shall not assume pursuant to the terms of this Agreement any of MEC’s debts, liabilities or obligations whatsoever, whether accrued, absolute, contingent, known, unknown or otherwise; any accounts payable; or any damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, or costs and expenses arising from or relating to claims asserted by any third party or Governmental Entity regarding the Products.  “Governmental Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

7.                                    Confidentiality.

7.1                            “Confidentiality” Definition.  As used herein, “Confidential Information” means any information, observation, data, written material, records, documents, computer programs, software, firmware, inventions, discoveries, improvements, developments, designs, promotional ideas, customer lists, suppliers lists, financial statements, practices, processes, formulae, methods, techniques, trade secrets, products and/or research, in each such case, of or related to a Party’s products, organization, business and/or finances; provided, however, that Confidential Information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any

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of its Affiliates, (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing Party prior to disclosure by the disclosing Party, (c) is legally and properly provided to the non-disclosing Party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing Party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing Party, (d) is disclosed without any restrictions of any kind by the disclosing Party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing Party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent contractor of or retained by the non-disclosing Party, and such employee or independent contractor has no knowledge of any of the Confidential Information.

7.2                            Non-Disclosure Obligations.  It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose its Confidential Information to the other, as well as to KO/MEC Distributors.  Each Party agrees that any such Confidential Information (a) will be used solely as provided by the terms and conditions of this Agreement, (b) is intended solely for the information and assistance of the other Party and/or the KO/MEC Distributors in the performance of such Party’s obligations or exercise of such Party’s rights under this Agreement and is not to be otherwise disclosed, (c) may be disclosed by either Party to its professional advisers for the purposes of taking professional advice, subject to appropriate obligations of professional confidentiality, and (d) may be disclosed as required by applicable law or an order by a Governmental Entity or any requirements of stock market or exchange or other regulatory body having competent jurisdiction; provided, except where prohibited by law, the recipient will give the disclosing Party reasonable advance notice of such required disclosure, and will reasonably cooperate with the disclosing Party, in order to allow the disclosing Party an opportunity to oppose, or limit the disclosure of the Confidential Information or otherwise secure confidential treatment of the Confidential Information required to be disclosed; provided, further, that if disclosure is ultimately required, the recipient will furnish only that portion of the Confidential Information which, based upon advice of legal counsel, the recipient is required to disclose in compliance with any such requirement.  Each Party will use its Best Efforts to protect the confidentiality of the other Party’s Confidential Information, which efforts shall be at least as extensive as the measures such Party uses to protect its own similar Confidential Information.

7.3                            Injunctive Relief.  Each Party acknowledges that the other Party will suffer irreparable harm if such Party breaches any of the provisions regarding confidentiality set forth in this Section 7 and that monetary damages will be inadequate to compensate the other Party for such breach.  Therefore, if a Party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other Party or any of its Affiliates) breaches any of such provisions, then the other Party shall be entitled to seek injunctive relief without bond (in addition to any other remedies at law or equity) to enforce such provisions.

8.                                    Distribution Agreements and Amendments.

8.1                            MEC’s Rights Regarding New Distribution Agreements.  Except as expressly provided in any KO Distribution Agreement with a KO/MEC Distributor and this Agreement (including Section 1.6), nothing in this Agreement should be construed as granting KO

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Distributors exclusive distribution rights for the Products or otherwise prohibiting MEC from entering or maintaining relationships with other distributors.

8.2                            Amendment of Distribution Agreements.

8.2.1                Section 6(b) and Exhibit E of the New Distribution Agreement sets forth, without limitation, the terms under which the KO/MEC Distributor pays a Facilitation Fee to MEC (the “Facilitation Fee Terms”).  MEC covenants and agrees not to amend, modify, or delete any of the Facilitation Fee Terms, if applicable, in any of the KO Distribution Agreements with such KO/MEC Distributors without KO’s prior written consent.

8.2.2                KO’s consent shall not be required to amend, modify, add or delete any provision of any KO Distribution Agreement (or the terms attached as Exhibit A with respect to any New Distribution Agreement proposed by MEC pursuant to the Distributor Negotiation Process) except with respect to an amendment, modification, addition or deletion (a) that would reasonably be expected to materially impact KO’s rights or benefits under such KO Distribution Agreement or this Agreement, or (b) to any of the following terms (or otherwise materially affecting such terms): definition of Products (to the extent KO has consent rights with respect thereto under Section 1.8 of this Agreement), term, termination, deadlock procedures, placement in branded refrigerated equipment, distributor’s exclusivity, facilitation fee, distribution refusal, competing products or other non-competition, and amendment.  KO shall not unreasonably withhold or delay its approval of any amendment, modification, addition or deletion of any KO Distribution Agreement (or the terms attached as Exhibit A with respect to any New Distribution Agreement proposed by MEC pursuant to the Distributor Negotiation Process) that is sought by MEC and is acceptable to such KO Distributor.  KO’s approval shall be deemed to have been granted if KO does not respond within fourteen (14) Business Days of receipt of MEC’s written request; provided that such written request prominently states that failure to respond by such date will be deemed approval by KO.

8.3                            The provisions of this Section 8.3 are set forth on attached Exhibit F and incorporated in this Section 8.3 by this reference.

9.                                    Competitive Product/s.  The provisions of this Section 9 are set forth on attached Exhibit G and incorporated in this Section 9 by this reference.

10.                            Termination of KO Distribution Agreement/s.

10.1                    KO Right to Cure.  In the event of any breach or default by a KO/MEC Distributor under its KO Distribution Agreement with MEC or any other occurrence that would give rise to MEC’s right to terminate such KO Distribution Agreement, MEC will give KO written notice of such breach, default or occurrence at the same time as MEC delivers notice of such breach, default or occurrence to such KO/MEC Distributor, and KO shall have the same opportunity to cure such breach, default, or occurrence as is provided to the KO/MEC Distributor under the KO Distribution Agreement, if any, but only to the extent capable of being cured by KO.  If the KO/MEC Distributor and KO fail to cure the breach, default, or occurrence within the applicable cure period, if any, MEC may terminate such KO Distribution Agreement pursuant to and in accordance with its terms and seek any remedies available under such KO Distribution

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Agreement or applicable law, in its sole and absolute discretion.  KO will not, and will not directly or indirectly participate in or assist any KO/MEC Distributor (other than any wholly-owned direct or indirect subsidiary of KO (e.g., CCR)) to, challenge any right or remedy MEC invokes against such KO/MEC Distributor under any KO Distribution Agreement, except to the extent that such challenge may relate to a breach by MEC or KO of its obligations under this Agreement or is reasonably necessary for KO to prevent a material impairment of its rights under this Agreement.  MEC agrees that (a) KO is not obligated, directly or indirectly, in any way under any of the KO Distribution Agreements, (b) KO has not expressly or implicitly agreed to guarantee the performance of any KO/MEC Distributor under its respective KO Distribution Agreement with MEC, and (c) MEC will not take any action against KO to enforce a KO/MEC Distributor’s obligation/s under its KO Distribution Agreement with MEC.

10.2                    [INTENTIONALLY OMITTED]

11.                            Term.  Unless terminated by either Party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the twentieth (20th) anniversary of the Effective Date (the “Term”).  After such initial term, this Agreement shall, subject to being terminated by either Party pursuant to the terms of this Agreement, continue and remain in effect for as long as any KO/MEC Distributor continues to distribute some or all of the Products pursuant to the terms of a KO Distribution Agreement.

12.                            Termination By Either Party.  Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either Party may terminate this Agreement on the occurrence of one or more of the following:

12.1                    Material Breach.  The other Party’s material breach of a provision of this Agreement and failure to cure such breach within forty-five (45) days after receiving written notice describing such material breach in reasonable detail from the non-breaching Party; provided, however, if such breach is of a nature that it cannot reasonably be cured within forty-five (45) days, then the breaching Party shall have an additional forty-five (45) day period to cure such breach, providing it immediately commences, and thereafter diligently uses, in good faith, its Best Efforts to cure such breach.  For the avoidance of doubt, any material breach of Section 9 hereof shall constitute a material breach of this Agreement for purposes of this Section 12.1.

12.2                    Insolvency.  The other Party: (a) makes any general arrangement or assignment for the benefit of creditors; (b) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing); (c) has appointed a trustee or receiver to take possession of substantially all of such Party’s assets or interest in this Agreement (unless possession is restored to such Party within sixty (60) days after such taking); or (d) has substantially all of such Party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

12.3                    Agreement.  Mutual written agreement of the Parties.

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12.4                    Termination of Related Agreements.

12.4.1        If the Concurrent Agreement (as defined below) is terminated by MEL pursuant to Section 11.1 thereof as a result of a breach by KO, then MEC shall have the option to terminate this Agreement upon ninety (90) days written notice to KO, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by MEL to KO.  Any such termination shall be effective ninety (90) days after KO’s receipt of MEC’s written notice of termination, and MEC shall not be liable to KO or otherwise obligated to pay to KO any Aggregate Termination Fee (as defined below) or other amount by reason of such termination for compensation, reimbursement or damages of whatsoever nature including, for (a) loss of prospective compensation or earnings, (b) goodwill or loss thereof, or (c) expenditures, investments, leases or any type of commitment made in connection with the business of KO or in reliance on the existence of this Agreement.  MEC’s right to terminate this Agreement under this Section 12.4.1 shall be independent of any other rights or remedies of MEC under this Agreement.  The “Concurrent Agreement” means the Amended and Restated International Distribution Coordination Agreement dated concurrently herewith between KO and MEL and MEC.

12.4.2        If the Concurrent Agreement is terminated by KO pursuant to Section 11.1 thereof as a result of MEL’s breach, then KO shall have the option to terminate this Agreement upon ninety (90) days written notice to MEC, which option may be exercised within one hundred twenty (120) days of the occurrence of such termination by written notice by KO to MEL.  Any such termination shall be effective ninety (90) days after MEC’s receipt of KO’s written notice of termination, and KO shall not be liable to MEC or otherwise obligated to pay to MEC any Aggregate Termination Fee (as defined below) or other amount by reason of such termination for compensation, reimbursement, or damages of whatsoever nature including, for (a) loss of prospective compensation or earnings, (b) goodwill or loss thereof, or (c) expenditures, investments, leases or any type of commitment made in connection with the business of MEC or in reliance on the existence of this Agreement.  KO’s right to terminate this Agreement under this Section 12.4.2 shall be independent of any other rights or remedies of KO under this Agreement.

13.                            Change of Control.

13.1                    Definitions.  The following definitions apply to this Section 13 and wherever else they are used in this Agreement.  Any terms not defined herein shall have the meaning set forth in the Transaction Agreement.

13.1.1        “MEC Change of Control” means a Change of Control (as defined below), whether directly or indirectly, by or with respect to MEC or its Parent, including any Change of Control described in clauses (a)-(c) of Section 13.1.2 below that occurs during the period commencing on execution of the Transaction Agreement and ending on the Effective Date of this Agreement (as defined in the Transaction Agreement) (a “Pre-Closing MEC Change of Control”).

13.1.2        “Change of Control” means, with respect to a Person, directly or indirectly:

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a.                                     a consolidation, merger or similar business combination involving such Person in which the holders of voting securities of such Person immediately prior thereto are not the holders of a majority in interest of the voting securities of the surviving Person in such transaction,

b.                                    a sale, lease or conveyance of all or substantially all of the consolidated assets, or of fifty percent (50%) or more of the outstanding voting securities, of such Person in one transaction or a series of related transactions, or

c.                                     any Person or group becomes the Beneficial Owner (as defined in the Transaction Agreement) of fifty percent (50%) or more of the outstanding voting securities of such Person.

13.1.3        “Parent” means (a) with respect to any corporation, limited liability company, association or similar organization or entity, any Person (whether directly, through one or more of its direct or indirect Subsidiaries) owning more than fifty percent (50%) of the issued and outstanding Voting Interests of such corporation, limited liability company, association or similar organization or entity and (b) with respect to any partnership, any Person (whether directly or through one of its direct or indirect Affiliates) owning more than fifty percent (50%) of the issued and outstanding general and/or limited partnership interests.

13.1.4        “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other organization or entity of which more than fifty percent (50%) of the issued and outstanding Voting Interests or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests, is at the time owned by such Person (whether directly, through one or more of such Person’s direct or indirect Subsidiaries).

13.1.5        “Voting Interest” means equity interests in any entity of any class or classes (however designated) having ordinary voting power for the election of members of the governing body of such entity.

13.2                    Notice of Change of Control.  As soon as is reasonably practical after the occurrence of an MEC Change of Control but in no event later than sixty (60) days thereafter MEC shall deliver written notice to KO that (a) states that an MEC Change of Control has occurred with respect to itself or its Parent, (b) states the date that the MEC Change of Control was consummated, if known, and (c) identifies the Person/s who were counterparties to such Change of Control (the “Change of Control Notice”).  “Termination Start Date” means (i) with respect to KO as the Terminating Party (as defined below), KO’s receipt of a Change of Control Notice (or the Effective Date with respect to any Pre-Closing MEC Change of Control), or (ii) with respect to MEC as the Terminating Party (as defined below), the occurrence of such Change of Control.

13.3                    Termination on Change of Control.  Within sixty (60) days of the applicable Termination Start Date, either Party may terminate this Agreement (“Terminating Party”) upon written notice to the other Party (“Non-Terminating Party”) effective upon completion of such MEC Change of Control or such later receipt of written notice to the other Party in accordance herewith; provided that it (or its Affiliate that is a party to the Concurrent Agreement)

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simultaneously provides written notice of termination under the Concurrent Agreement for such MEC Change of Control.  In the event (a) KO is the Terminating Party and the MEC Change of Control involves Person/s that is/are a KO Competitor or (b) MEC is the Terminating Party, MEC shall be required to pay KO seven hundred fifty million dollars ($750,000,000) (the “COC Termination Fee”), as liquidated damages and not as a penalty, provided that the amount of such COC Termination Fee shall be reduced by twenty million dollars ($20,000,000) upon each anniversary of the Effective Date commencing upon the first (1st) anniversary thereof and ending upon the tenth (10th) anniversary thereof, for a maximum reduction of two hundred million dollars ($200,000,000).  The Parties acknowledge and agree that the payment by MEC to KO of the COC Termination Fee in the event of clauses (a) and (b) above shall be the sole amount payable by MEC to KO and KO’s exclusive remedy under this Agreement and the Concurrent Agreement for such termination to the extent terminated in accordance therewith and in such instance MEC shall not be liable to KO hereunder for the payment of any Severance Payment, Aggregate Termination Fee (as defined below) or Partial Termination Fee (as defined below) therefor.  The parties acknowledge and agree that (i) the agreements in this Section 13.3 are an integral part of the transactions contemplated by this Agreement, (ii) the amount of actual damages sustained by KO in such event would be extremely difficult or impossible to calculate, (iii) the COC Termination Fee constitutes a reasonable amount for liquidated damages in such event, and (iv) the COC Termination Fee shall not in any event be construed as a penalty.  Such termination shall be effective upon the completion of such MEC Change of Control.  For the avoidance of doubt, (A) MEC shall only be required to pay to KO a single COC Termination Fee for termination of this Agreement and the Concurrent Agreement upon an MEC Change of Control, and (B) MEC shall have the sole responsibility for any fees due to KO Distributors under applicable KO Distribution Agreements in such event.  In the event that neither Party terminates this Agreement for such MEC Change of Control, MEC acknowledges and agrees that it shall not (and shall cause its applicable Affiliates not to), and it and its applicable Affiliates shall not have the right to (notwithstanding the provisions of the applicable KO Distribution Agreements), terminate any KO Distribution Agreement pursuant to Section 12(a)(ii)(B) of the New Distribution Agreement (attached hereto as Exhibit A) or any corollary provision in any KO Distribution Agreement, unless approved in advance in writing by KO.

13.4                    Effect of Notice Termination.  Upon delivery of any written notice of termination of this Agreement in accordance with the terms of this Agreement, including for a MEC Change of Control, the restrictions in Section 9 hereof and any competing products or other non-competition provision under the KO Distribution Agreements, this Agreement or the Concurrent Agreement, as well as, for the avoidance of doubt, Section 8.14 of the Transaction Agreement,  shall no longer be binding upon KO, MEC or any of their respective Affiliates (or, as applicable, any KO Distributor) and thereafter shall be of no further force or effect.

14.                            Termination Upon the Occurrence of Certain Changes.  If, after the Effective Date, a change in legal or regulatory conditions in the Territory occurs including, without limitation, any change in any applicable law, regulation or order, or the interpretation of any of the foregoing, in the Sub-Territory which has had, or would be reasonably expected to have, a material adverse effect on the business of distributing Products in that Sub-Territory, either Party may, upon written notice, suspend the Parties’ respective rights and obligations under this Agreement solely with respect to (a) the affected Products in the affected Sub-Territory, or (b) to the extent such

22

change in conditions affects the business of distribution of all or substantially all Products in the Sub-Territory, all Products in the affected Sub-Territory; provided that neither MEC nor any of its Affiliates shall be permitted to sell any such Products subject to suspension in the affected Sub-Territory without first providing KO the option, in its sole discretion, to remove the cause for such suspension with respect to such Products and Sub-Territories.  In the event of any such suspension that materially adversely affects a Party’s benefits hereunder, such Party shall have the option to terminate this Agreement upon three (3) months written notice, providing the opportunity for the other Party to attempt to remove such suspension during such three (3) month period, (i) in the event that all or substantially all of the Territory is so affected, in its entirety, or (ii) otherwise, with respect to the applicable affected Sub-Territories, in each case upon written notice to the other Party; provided that, in the event MEC is the terminating Party, MEC shall not resume or otherwise conduct the sale or distribution of such terminated Products in such terminated portions of the Territory (or of any Products in the entire Territory in the event of termination of this Agreement in its entirety) for a period of twelve (12) months following such termination, unless MEC first provides KO at least sixty (60) days written notice of its intention to do so and provides KO the option during such sixty (60) day period to re-enter into this Agreement on the same terms and conditions (or such other conditions agreed to in writing by the Parties).

15.                            [INTENTIONALLY OMITTED]

16.                            Automatic Termination; Termination by KO.

16.1                    If neither Party has previously chosen to terminate this Agreement pursuant to its terms and all KO Distribution Agreements with KO/MEC Distributors in the Territory have been terminated for any reason (other than termination without cause by MEC) and/or expired pursuant to their terms, either Party may terminate this Agreement by notifying the other Party, in writing, of such termination effective no earlier than ten (10) Business Days (as defined below) after the date of such notice.  For purposes of this Agreement, “Business Day” means each day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

16.2                    In the event that at any time during the Term the volume of all Products distributed by KO/MEC Distributors in accordance with this Agreement and the Concurrent Agreement in the aggregate is fifty percent (50%) or less of the volume of all Products distributed by or on behalf of MEC or its Affiliates throughout the Territory under this Agreement and the Territory (as defined in the Concurrent Agreement), KO may terminate this Agreement by notifying MEC in writing of such termination effective no earlier than ten (10) Business Days after the date of such notice.

17.                            Obligations on Termination.  In the event that this Agreement expires or is terminated in accordance with the terms hereof, MEC shall (or shall cause its applicable Affiliate to) immediately provide written notice of termination of all of its and its Affiliates’ KO Distribution Agreements with KO Distributors pursuant to and in accordance with the terms thereof, with such termination to be effective no later than twelve (12) months after such expiration or termination of this Agreement (except in the event of termination (a) for an MEC Change of Control that involves Person/s that is/are a KO Competitor, in which event such termination shall

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be effective no later than three (3) months after such termination of this Agreement, or (b) for KO’s material breach pursuant to Section 12.1 or 12.4.1, in which event such termination shall be effective no later than two (2) years after such termination of this Agreement; provided that MEC shall use good faith efforts to terminate such agreements as soon as reasonably practicable, provided further that MEC may, in its sole and absolute discretion, from time to time during such two (2) year period, specify a shorter period with respect to individual territories, regions or states, as MEC determines from time to time in its sole and absolute discretion in compliance with any KO Distribution Agreement in effect at that time), unless (i) the Parties agree otherwise in writing, (ii) the applicable KO Distribution Agreement is not terminable upon such occurrence or otherwise for convenience pursuant to its terms (provided that in such event MEC shall not, and shall cause its Affiliates to not, renew or otherwise extend any such KO Distribution Agreement), or (iii) this Agreement is terminated by KO pursuant to Section 12.1 or 12.4.2 and KO provides written notice to MEC within thirty (30) days of the effective termination of this Agreement identifying any KO Distribution Agreements with KO Distributors that should not be so terminated (and, in such event, such identified KO Distribution Agreements shall not be terminated by MEC or its Affiliates due to the termination of this Agreement)).  Notwithstanding anything to the contrary contained in this Section 17, neither MEC nor its applicable Affiliates shall be obligated to provide notice of termination if such termination (x) is not expressly authorized under the applicable KO Distribution Agreement and/or, (y) solely in the event that this Agreement is terminated by MEC pursuant to Section 12.1 or 12.4.1, would result in MEC becoming obligated to pay to the applicable KO Distributor a Severance Payment (unless KO agrees to reimburse MEC therefor).  During the period between a notice of termination and the effective date of termination, each Party shall continue to fully perform its obligations under this Agreement.  To the extent any KO Distribution Agreement remains in effect following the expiration or termination of this Agreement in accordance with the terms hereof, MEC shall continue to pay KO any and all payments and fees that would have been due to KO under this Agreement and/or the applicable KO Distribution Agreement had this Agreement not expired or been terminated (for so long as such KO Distribution Agreement remains in effect). Sections 7, 8.2, 13.4, 18.1, 19, 20, 21, 22 and 23 of this Agreement shall survive the expiration or termination of this Agreement.

18.                            Termination Fees.

18.1                    “Aggregate Termination Fee” means the aggregate of the Commissions and the Facilitation Fees (including the CCL Facilitation Fee with respect to Canada) due to KO (and/or CCL, in the case of Canada) for the twelve (12) month period ending on the last day of the last calendar month preceding the effective date of termination of this Agreement for Products sold by MEC or any of its Affiliates to KO/MEC Distributors who are KO/MEC Distributors as of the effective date of such termination; provided that if termination of this Agreement occurs before the first anniversary of the Effective Date the Aggregate Termination Fee shall be increased by fifty percent (50%); and if termination of this Agreement occurs after the first anniversary of the Effective Date but before the second anniversary of the Effective Date, the Aggregate Termination Fee shall be increased by twenty-five percent (25%).  Each termination fee specified in this Section 18 will be due and payable no later than thirty (30) days after the effective date of the applicable termination and such obligation shall survive the termination or expiration of this Agreement.

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18.2                    If MEC terminates this Agreement pursuant to the terms of Section 12.1 or 12.4 above, KO shall, without prejudice to MEC’s rights and remedies available under this Agreement, equity and/or applicable law, but subject to Section 19, pay MEC the Aggregate Termination Fee.

18.3                    If KO terminates this Agreement pursuant to the terms of Section 12.1 or 12.4 above, MEC shall, without prejudice to KO’s rights and remedies available under this Agreement, equity and/or applicable law, but subject to Section 19, pay KO an amount equal to the Aggregate Termination Fee.

18.4                    Without limiting the terms of the applicable KO Distribution Agreement, if MEC terminates a KO Distribution Agreement with a KO/MEC Distributor without cause and without (a) MEC entering into a New Distribution Agreement with a Primary KO Distributor for the same Sub-Territory promptly following such termination and (b) concurrently terminating this Agreement, MEC will pay KO the Aggregate Termination Fee calculated with respect to the Commissions and Facilitation Fees (including the CCL Facilitation Fee with respect to Canada) payable with respect to the terminated KO Distribution Agreement with the applicable KO/MEC Distributor only.

18.5                    If MEC only terminates a portion of the Sub-Territory specified in a particular KO Distribution Agreement between MEC and a KO/MEC Distributor, without cause, MEC shall pay KO a partial termination fee (in each case, a “Partial Termination Fee”) equal to the Aggregate Termination Fee applicable to the terminated KO Distribution Agreement with the applicable KO/MEC Distributor only, that would be owed if the applicable KO Distribution Agreement with such KO/MEC Distributor were fully terminated on the date the partial termination occurs, multiplied by a fraction, the numerator of which is the Net Sales of Products in the terminated portion of the applicable Sub-Territory during the twelve (12) months immediately preceding such termination, and the denominator of which is the Net Sales of Products in the entire applicable Sub-Territory during the twelve (12) months immediately preceding such termination.

19.                            Limitation of Damages; Limitation of Liability.  EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS SET FORTH IN SECTION 23, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY SUCH PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIMITATIONS WILL APPLY REGARDLESS OF THE LEGAL THEORY OF LIABILITY, WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER THEORY WHATSOEVER.

EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR

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A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.  NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN THIS AGREEMENT.

20.                            Books and Records; Examinations.

20.1                    For a period of at least two (2) years following the expiration or earlier termination of this Agreement, MEC shall maintain such books and records (collectively, “MEC Records”) as are necessary to substantiate that no payments have been made, directly or indirectly, by or on behalf of MEC to or for the benefit of any KO employee or agent who may reasonably be expected to influence KO’s decision to enter into this Agreement or the amount to be paid by KO pursuant hereto.  (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All MEC Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by MEC.  KO and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the MEC Records, but not more than once per year.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

20.2                    For a period of at least two (2) years following the expiration or earlier termination of this Agreement, KO shall maintain such books and records (collectively, “KO Records”) as are necessary to substantiate that no payments have been made, directly or indirectly, by or on behalf of KO to or for the benefit of any MEC employee or agent who may reasonably be expected to influence MEC’s decision to enter into this Agreement or the amount to be paid by MEC pursuant hereto.  (As used herein, “payments” shall include money, property, services and all other forms of consideration.)  All KO Records shall be maintained in accordance with generally accepted accounting principles as consistently applied by KO.  MEC and/or its representative shall have the right at any time during normal business hours, upon seven (7) days written notice, to examine the KO Records, but not more than once per year.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

20.3                    MEC shall keep complete and true books and other records containing data in sufficient detail necessary to determine the Commission, the Facilitation Fee, Incremental Net Sales of the Products, Gross Profit for each of the Products, Gross Profit Margin for each of the Products, any Aggregate Termination Fee, any Partial Termination Fee, and/or any components of each of these items.

20.4                    No more than once per calendar year, KO shall have the right, at its own expense, to have the books and records kept by MEC (and all related work papers and other information and documents) examined by a nationally recognized public accounting firm appointed by KO (in each case, an “Accounting Firm”) to (a) verify the calculations of the Commission, the Facilitation Fee, Incremental Net Sales, Net Sales of the Products, Gross Profit for each of the

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Products, the Gross Profit Margin for each of Products, any Aggregate Termination Fee, any Partial Termination Fee, and/or any component of any of the foregoing, and (b) verify the resulting payments required under this Agreement.  Prior to conducting any such examination, the Accounting Firm shall have agreed to hold in confidence and not disclose to anyone, other than the Parties or unless required by applicable law, all information reviewed by or disclosed to the Accounting Firm during such examination.

21.                            Trademarks.

21.1                    “MEC Marks” means the trademarks, trade names, brand names, and logos, copyright material and other intellectual property owned by MEC (whether or not registered) and used by it on the Products and/or in connection with the production, labeling, packaging, marketing, sale, advertising, and promotion of the Products.  KO acknowledges and agrees that all MEC Marks shall be and remain the exclusive property of MEC.  No right, title or interest of any kind in or to the MEC Marks is transferred by this Agreement to KO.  KO agrees that it will not attempt to register the MEC Marks, or any marks confusingly similar thereto, in any form or language anywhere in the world.  KO further agrees that during the Term of this Agreement it will not contest the validity of the MEC Marks or the ownership thereof by MEC.  If KO desires to reproduce any of the MEC Marks for promotional purposes, the reproduction will only be made after written approval by MEC.  KO shall only use the MEC Marks in such a manner as to ensure and maintain the high quality and goodwill associated therewith; provided, however, that KO may, in consultation with MEC, submit form or template usages or specimens of proposed use featuring the MEC Marks that may be subsequently used on other materials without seeking additional approval from MEC, provided that the form, substance, content and context of such subsequent use is not materially different from that which MEC initially approves.  KO’s use of the MEC Marks will inure for the benefit of MEC.

21.2                    Infringement of MEC’s Marks.  If during the Term of this Agreement a third party institutes against MEC or KO any claim or proceeding that alleges that the use of any MEC Mark in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement infringes the intellectual property rights held by such third party, then MEC shall, in its sole discretion, and at its sole expense, contest, settle, and/or assume direction and control of the defense or settlement of, such action, including all necessary appeals thereunder.  KO shall use all reasonable efforts to assist and cooperate with MEC in such action, subject to MEC reimbursing KO for any reasonable out-of-pocket expenses incurred by KO in connection with such assistance and cooperation.  If, as a result of any such action, a judgment is entered by a court of competent jurisdiction, or settlement is entered by MEC, such that any MEC Mark cannot be used in connection with the marketing, promotion, merchandising and/or sales of the Products under this Agreement without infringing upon the intellectual property rights of such third party, then MEC and KO promptly shall cease using such affected MEC Mark in connection with the marketing, promotion, merchandising and/or sale of the Products under this Agreement.  Neither Party shall incur any liability or obligation to the other Party arising from any such cessation of the use of the affected MEC Mark.

21.3                    Termination.  Upon expiration or termination of this Agreement, KO shall cease and desist from any use of the MEC Marks and any names, marks, logos or symbols confusingly similar thereto.

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21.4                    Prior Agreements.  Notwithstanding the foregoing provisions of Section 21 (including the definition of “MEC Marks” as including both registered and unregistered rights), the Parties acknowledge their ongoing discussions over their respective rights in trademarks containing the term “monster,” including the agreement among the Parties and Odwalla, Inc. dated June 15, 2004 regarding MEC’s use of its MONSTER marks (the “Monster Trademark Agreement”).  Nothing contained in this Agreement shall (a) be deemed to be an acknowledgement by KO of MEC’s rights in unregistered marks containing the term “monster” or (b) limit the provisions of the Monster Trademark Agreement.  In the case of a conflict between this Section 21 and the Monster Trademark Agreement, the Parties agree that the terms of the Monster Trademark Agreement shall prevail.

22.                            Representations and Warranties.

22.1                    MEC represents and warrants to KO that (a) it has the right and lawful authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement will not cause or require MEC to breach any obligation to, or agreement or confidence with, any other Person.

22.2                    MEC warrants that all Products, all food additives in the Products, and all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by MEC to, or on the order of, KO and/or any KO/MEC Distributor are hereby guaranteed as of the date of such shipment to be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958 (the “Act”), or within the meaning of any substantially identical and applicable state food and drug law, if any, and not articles which may not under the provisions of Sections 404, 505, or 512 of the Act, be introduced into interstate commerce, the Canadian Food and Drugs Act, and the Natural Health Product Regulations promulgated thereunder.

22.3                    MEC warrants that all Products shall be merchantable.

22.4                    KO’s sole and exclusive remedy for MEC’s breach of MEC’s representations in Sections 22.2 and 22.3 above shall be as provided for in Section 23.3 below.

23.                            Indemnification and Insurance.

23.1                    KO agrees to indemnify and defend MEC, its Affiliates and their respective directors, officers, employees, representatives and agents (the “MEC Indemnitees”) against any third party claims and hold the MEC Indemnitees harmless from and against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses (collectively “Losses”) arising out of, resulting from or otherwise connected with and to the extent attributable to (a) any willfully negligent act, misfeasance or nonfeasance by KO, its Subsidiaries, or any of their respective officers, employees, directors or agents regarding the sale, distribution or marketing of the Products, (b) the failure of any representation or warranty made by KO contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), (c) any claim, advertising, marketing, promotion or representation made, provided,

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disseminated or distributed by KO regarding Products that has not been approved by MEC or any MEC Indemnitee, and (d) any claim by CCR arising from the Facilitation Fee and/or Crown Canada arising from the CCL Facilitation Fee, excluding, in each case, any such Losses to the extent MEC or any of its Affiliates is required to indemnify KO therefor pursuant to Section 23.3.

23.2                    [INTENTIONALLY OMITTED]

23.3                    MEC agrees to indemnify and defend KO, its Affiliates and their respective directors, officers, employees, representatives and agents (the “KO Indemnitees”) against any third party claims and hold the KO Indemnitees harmless from and against any and all Losses arising out of, resulting from or otherwise connected with and to the extent attributable to (a) the contents, formulation, manufacture, labeling, bottling or packaging of the Products, including, but not limited to, product defects, product integrity/quality failures, any ingredient safety issue, product recalls, any violation of applicable law or regulation, or any injury to or death of any person caused by the Products or any ingredient contained therein, including, for clarity, any of such claims described in the foregoing portion of this clause (a) that are brought against any KO Indemnitee based on any KO Indemnitee’s consent to the distribution of such Products by KO Distributors in accordance with this Agreement, (b) any willfully negligent act, misfeasance or nonfeasance by MEC or any of its respective Subsidiaries, officers, employees, directors or agents, (c) any claim, advertising, marketing, promotion or representation made, provided, disseminated or distributed by MEC or by any agent or representative of MEC regarding the Products, (d) the failure of any representation or warranty made by MEC contained in this Agreement to be true or correct in any material respect (without regard to any references to materiality contained therein), (e) any claim that the authorized use by any KO Indemnitee of any of the MEC Marks pursuant to this Agreement infringes the trademark, trade dress or trade name of another, (f) any claim that any Products or packaging for any Products furnished by MEC infringes any patent, trade secret or other intellectual property right of any third party, (g) the termination or transfer of any of MEC’s existing distribution agreements in anticipation or furtherance of the rights granted to KO in this Agreement, and (h) any other Loss for which a KO Distributor is required to be indemnified by MEC or its Affiliate pursuant to a KO Distribution Agreement, excluding, in each case, any such Losses to the extent KO or any of its Affiliates is required to indemnify MEC therefor pursuant to Section 23.1 above.

23.4                    During the Term of this Agreement and for a period of two (2) years thereafter, MEC and KO agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other Party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each Party shall provide the other Party with a certificate of insurance evidencing such insurance, in a form satisfactory to such Party:

☐                                    Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

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☐                                    Excess or Umbrella Liability with a limit of not less than $5,000,000 per occurrence over the insurance coverage described above.

For any claims under this Agreement, the applicable Party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other Party.  All deductibles payable under an applicable policy shall be paid by the Party responsible for purchasing such policy.  All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective Parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.

23.5                    An indemnified party under this Section 23 shall give to the indemnifying party prompt notice of the third party claim for which such indemnified party is seeking indemnification.  Until such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party under this Section 23, the indemnified party will have the right to direct, through counsel of its choosing, the defense of any matter the subject of such indemnification claim.  At such time as the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party against any and all damages, losses, liabilities, claims, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties, and costs and expenses that may result from such matter, the indemnifying party shall have the right to direct, through counsel of its own choosing, the defense or settlement of any matter the subject of indemnification hereunder at its expense.  The indemnified party may thereafter retain its own counsel to participate in the defense of the matter, at the indemnified party’s own expense.  The indemnified party shall provide the indemnifying parties with reasonable and relevant access to its records and personnel relating to any such matter during normal business hours and shall otherwise cooperate with the indemnifying party in the defense or settlement of any such matter, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection with such matter.  No settlement in respect of any third party claim may be effected by the indemnifying party without the indemnified party’s prior written approval.  If the indemnifying party shall fail to undertake any such defense, the indemnified party shall have the right to undertake the defense or settlement thereof at the indemnifying party’s expense, provided the indemnifying party has received reasonable notice of, and opportunity to participate in, any proposed settlement.

24.                            Miscellaneous.

24.1                    No Employment Relationship.  Notwithstanding any language in this Agreement to the contrary, the Parties intend that their relationship will be only as set forth in this Agreement.  Neither Party nor any employee, agent, officer, or independent contractor of or retained by either Party shall be considered an agent, employee or co-joint venturer of the other Party for any purpose or entitled to any of the benefits that the other Party provides for any of the other Party’s employees.  Furthermore, each Party acknowledges that it shall be responsible for all federal, state and local taxes for it and its employees and reports relative to fees under this Agreement and each Party will indemnify and hold the other Party harmless from any failure to file necessary reports or pay such taxes.

24.2                    Integration.  This Agreement constitutes the entire agreement between the Parties

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with respect to the subject matter of this Agreement and is intended by the Parties to be a final expression of their understanding and a complete and exclusive statement of the terms and conditions of the agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the Parties concerning the subject contained herein and contains all of the covenants, agreements, understandings, representations, conditions, and warranties mutually agreed to between the Parties.  This Agreement may be modified or rescinded only by a writing signed by the Parties hereto or their duly authorized agents.

24.3                    Choice of Law.  This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict-of-law rules requiring the application of the substantive laws of any other jurisdiction.

24.4                    Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal administrators, legal representatives, successors and assigns.  This Agreement shall not be assignable by either Party without the prior written consent of the other Party; provided, however, that (a) a MEC Change of Control shall not be deemed an assignment of the Agreement requiring KO’s consent hereunder, (b) a Change of Control (as defined in the Transaction Agreement) with respect to KO or its Parent shall not be deemed an assignment of this Agreement requiring MEC’s consent hereunder, and (c) KO shall not be required to obtain any such consent of MEC in relation to any assignment resulting from the transfers or changes approved in advance by MEC pursuant to the last two sentences of Section 3 of this Agreement.

24.5                    Counterparts.  This Agreement may be signed in one (1) or more counterparts, each of which shall constitute an original but all of which together shall be one (1) and the same document.  Signatures received by facsimile shall be deemed to be original signatures.

24.6                    Partial Invalidity.  Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement or the application of the provision to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.  The Parties shall replace any invalid and/or unenforceable provision with a valid and enforceable provision that most closely meets the aims and objectives of the invalid and/or unenforceable provision.

24.7                    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

24.8                    Drafting Ambiguities.  Each Party to this Agreement and their legal counsel have reviewed and revised this Agreement.  The rule of construction that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement.

24.9                    Notices.  All notices or other communications required or permitted to be given to a Party to this Agreement shall be in writing and shall be personally delivered, sent by certified

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mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such Party at the following respective address:

If to MEC:

Monster Energy Company
1 Monster Way
Corona, California 92879
Attention:  Chief Executive Officer
Facsimile:  (951) 739-6210

with a copy to:

Solomon Ward Seidenwurm & Smith, LLP
401 B Street, Suite 1200
San Diego, California 92101
Attention: Norman L. Smith, Esq.
Facsimile: (619) 231-4755

If to KO:

The Coca-Cola Company
One Coca-Cola Plaza

Atlanta, Georgia 30313

Facsimile:       (404) 676-8621

Attention:        Chief Financial Officer; and

Senior Vice President, General Counsel and Chief Legal Officer

Facsimile:  (404) 515-2546

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:        Martha E. McGarry, Esq.

Thomas W. Greenberg, Esq.

Facsimile:       (212) 735-2000

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section.  Any Party to this Agreement may give a notice of a change of its address to the other Party to this Agreement.

24.10            Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is

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intended or shall be construed to give any Person, other than the Parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

24.11            Conflict.  In the event of any conflict between the terms of this Agreement and the terms of any KO Distribution Agreement, the terms of this Agreement shall govern as between KO and MEC.

25.                            Dispute Resolution.

25.1                    Arbitration.  Any controversy, claim or dispute of whatever nature arising out of or in connection with this Agreement or the breach, termination, performance or enforceability hereof or out of the relationship created by this Agreement (a “Dispute”) shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the date of this Agreement.   The Parties understand and agree that they each have the right to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm.  Unless otherwise agreed in writing by the Parties hereto, the arbitral panel shall consist of three (3) arbitrators, each of whom shall be a retired judge from a State other than California or Georgia and shall be appointed by the AAA in accordance with Section 25.2 below.  The place of arbitration shall be Dallas, Texas.  Judgment upon the award may be entered, and application for judicial confirmation or enforcement of the award may be made, in any competent court having jurisdiction thereof.  Other than as required or permitted by an applicable Governmental Entity, each Party will continue to perform its obligations under this Agreement pending final resolution of any such Dispute.  The Parties knowingly and voluntarily waive their rights to have any Dispute tried and adjudicated by a judge or a jury.

25.2                    Immediately after the filing of the submission or the answering statement or the expiration of the time within which the answering statement is filed, the AAA shall send simultaneously to each Party to the dispute an identical list of ten (10) (unless the AAA decides that a larger number is appropriate) names of retired judges from the National Roster from States other than California or Georgia.  The Parties shall attempt to agree on the three (3) arbitrators from the submitted list and advise the AAA of their agreement.  If the Parties are unable to agree upon the three (3) arbitrators, each Party to the Dispute shall have fifteen (15) days from the transmittal date in which to strike no more than three (3) names objected to, number the remaining names in order of preference, and return the list to the AAA.  If a Party does not return the list within the time specified, all persons named therein shall be deemed acceptable.  From among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of the three (3) arbitrators to serve.  If the Parties fail to agree on any of the persons named, or if acceptable arbitrators are unable to act, or if for any other reason the appointment cannot be made from the submitted lists, the AAA shall have the power to make the appointment from among other retired judges on the National Roster from States other than California or Georgia without the submission of additional lists.

25.3                    The arbitration shall be governed by the laws of the State of New York, without regard to its conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act

33

(Title 9, U.S. Code).  The arbitrators shall base the award on the applicable law and judicial precedent that would apply, and the arbitrators shall have no authority to render an award that is inconsistent therewith.  The award shall be in writing and include the findings of fact and conclusions of law upon which it is based if so requested by either Party.  Except as may be awarded to the prevailing Party, each Party shall bear the expense of its own attorneys, experts, and out of pocket costs as well as fifty percent (50%) of the expense of administration and arbitrators’ fees.

25.4                    Except as otherwise required by law, the Parties and the arbitrator(s) shall keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute.

25.5                    Except for damages directly resulting from indemnity obligations set forth in Section 23 above, notwithstanding anything to the contrary in this Agreement, each Party waives the right in any arbitration or judicial proceeding to receive consequential, punitive, or exemplary damages.  The arbitrators shall not have the power to award consequential, punitive, or exemplary damages.

26.                            Force Majeure.

26.1                    Neither Party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to causes beyond such Party’s reasonable control (each, individually, a “Force Majeure Event”) including, without limitation: (a) acts of God, act (including failure to act) of any Governmental Entity (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, epidemics; or (b) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information. The foregoing shall apply even though any Force Majeure Event occurs after such Party’s performance of its obligations is delayed for other causes.

26.2                    The Party affected by a Force Majeure Event shall give written notice to the other Party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore.  Such Party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible.  Upon restoration of the affected Party’s ability to perform its obligations hereunder, the affected Party shall give written notice to the other Party within a reasonable time.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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SIGNATURE PAGE TO AMENDED AND RESTATED DISTRIBUTION COORDINATION AGREEMENT BETWEEN MONSTER ENERGY COMPANY AND THE COCA-COLA COMPANY

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

MONSTER ENERGY COMPANY,	THE COCA-COLA COMPANY,
a Delaware corporation	a Delaware corporation

By: /s/ Rodney Sacks	By: /s/ Marie D. Quintero Johnson
Rodney Sacks	Name: Marie D. Quintero Johnson
Chief Executive Officer	Title: Vice President and Director of Mergers & Acquisitions

[Signature Page to Amended and Restated Distribution Coordination Agreement]

EXHIBIT A
Amended and Restated Distribution Coordination Agreement

FORM DISTRIBUTION AGREEMENT

Exhibit A

EXHIBIT A

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (the “Agreement”) is entered into as of _________________, 2015 (the “Effective Date”) between MONSTER ENERGY COMPANY, a Delaware corporation (formerly known as Hansen Beverage Company) (“MEC”), and [KO DISTRIBUTOR] (“Distributor”).  MEC and Distributor are referred to herein collectively as the “parties” and individually as a “party” hereto.

1.                                    Recitals and Definitions.

a.                                     Distributor is a leading distributor of beverages throughout the Territory (as defined below) and has substantial experience in the distribution of beverages.  Distributor has developed and implemented successful marketing plans and/or systems for such distribution and which are substantially associated with the trademarks and trade name of The Coca-Cola Company (“KO”).  KO has designated Distributor, and MEC wishes to appoint Distributor, as a distributor of Products (as defined below) as part of Distributor’s business operations and systems, with performance to commence as of _________________, 2015, or such other date as may be mutually agreed by the parties in writing, but which in no event shall be later than _________________, 2015 (the “Commencement Date”).

b.                                    When used herein (i) the word “Products” means (x) all Energy Drinks (as defined below) in any form, that are offered, packaged and/or marketed by MEC or any of its Affiliates at any time after the Effective Date in the Territory under the primary brand name “Monster” or any other primary brand name having “Monster” as a derivative or part of such name, and/or containing the “” as a primary brand component, and which may, but are not required, to contain the “” mark, and/or the “M” icon, and (y) such additional beverage products, whether marketed under the Trademarks (as defined below) or otherwise, as MEC and Distributor shall agree from time to time by executing a mutually agreed upon amended Exhibit A.  MEC and Distributor shall use commercially reasonable efforts to periodically review and update Exhibit A on a reasonable basis throughout the Term.  The Products shall include all sizes of SKUs as may be determined by MEC and offered, packaged and/or marketed by MEC or any of its Affiliates in good faith from time to time; (ii) the word “Territory” means the territory identified in Exhibit B hereto; (iii) the words “Distributor’s Accounts” mean all accounts or classes of accounts in the Territory (including those set forth as exclusive or non-exclusive Distributor’s Accounts on Exhibit C hereto), other than those reserved for MEC as identified on Exhibit C; (iv) the word “Trademarks” means those names and marks identified on Exhibit D hereto; (v) the words “Energy Drink/s” mean any shelf-stable, in ready-to-drink, powdered, drops or concentrate form, non-alcoholic beverage that satisfies all of the following conditions: (A) it is marketed or positioned to consumers as an energy beverage, (B) it contains one or more of the following ingredients: guarana, taurine, panax ginseng, L-carnitine, B-2 vitamins, B-6 vitamins, B-12 vitamins, L-arginine, astralagus, glucuronolactone or inositol (or, to the extent approved by KO, which approval shall not be unreasonably withheld, conditioned or delayed, any ingredients substituting for or supplementing any of the foregoing ingredients) and (C) it has at least five (5) milligrams of caffeine per ounce (the “Caffeine Requirement”), except that (1) Products under the brand Monster Energy Unleaded (substantially as such Products are formulated, manufactured, marketed and/or sold as of the date hereof, and any line extensions or expansions of such Products marketed under such brand) shall not be required to meet the Caffeine Requirement; and (2) the Caffeine Requirement shall be reduced in respect of any particular territory to the extent that any final law applicable to MEC in such territory imposing restrictions on the on-going business activities of MEC is enacted by a Governmental Entity having jurisdiction over such territory that either (I) specifically establishes a maximum caffeine concentration that is lower than the Caffeine Requirement (in which case the Caffeine Requirement applicable to such territory shall be the maximum caffeine concentration permitted by such law) or (II) is reasonably expected, based on the good faith judgment of MEC, to have an adverse impact on MEC’s business, sales or profitability in such territory due to the caffeine concentration of the Products exceeding a specified level (including, for example, a material tax imposed on beverages with caffeine concentrations above a stated amount but excluding, for the avoidance of doubt, any age or similar restriction on the manner of sale of such beverages) (in which case the Caffeine Requirement applicable to such territory shall be the maximum caffeine concentration that would not have such adverse impact); it being agreed that affected Products in any affected territory may be reformulated by MEC to the extent necessary to comply with any such law or to avoid such adverse impact; (vi) the word “Affiliates” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933 of the United States of America; (vii) the word “Person” means an individual or firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind; and (viii) the words “Governmental Entity” mean any (A) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (B) federal, state, local, municipal, foreign, or other government, (C) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (D) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.  All Exhibits referred to in this Agreement shall be deemed to be incorporated into this Agreement.

2.                                    Appointment.

a.                                     With effect from the Commencement Date, MEC appoints Distributor, and Distributor accepts appointment, as a distributor and seller of Products to Distributor’s Accounts within the Territory.  Such appointment shall be exclusive with respect to each of Distributor’s Accounts except if and to the extent specifically designated as non-exclusive on Exhibit C hereto.  Such appointment shall exclude any SKU/s deleted from distribution pursuant to Sections 13(b) or 13(f) below.  Unless otherwise agreed in writing by MEC, Distributor specifically covenants not to sell, market, distribute, assign or otherwise transfer (collectively, “Transfer”) in any manner any Products except to Distributor’s Accounts within the Territory.  Those categories of customers which are excluded from the definition of Distributor’s Accounts are expressly reserved for MEC, or such other distributors as MEC may from time to time appoint.  Distributor shall be entitled to appoint sub-distributors within the Territory provided that the terms of such appointment shall provide that the sub-distributors shall not actively seek or solicit customers for the Products outside the Territory or any customers located within the Territory other than Distributor’s Accounts, and the terms of such appointments shall not be inconsistent with the terms and conditions of this Agreement and shall be subject to MEC’s rights hereunder.  Distributor’s appointment of sub-distributors shall be to supplement and augment but not to replace or substitute, wholly or partially, Distributor’s resources, performance capabilities and/or ability to fully perform all of Distributor’s obligations in the Territory under this Agreement, including without limitation, as provided in Section 3 below.  Distributor will remain liable for the actions, omissions and performance of all of Distributor’s sub-distributors.

b.                                    Distributor hereby agrees not to Transfer any Products, either directly or indirectly, to any other Persons located outside the Territory or to any Persons located within the Territory who Distributor knows or reasonably believes will distribute or resell the Products outside the Territory, except that, subject to all of the terms and conditions of this Agreement, Distributor may Transfer Products to other bottlers or distributors designated by KO that are authorized in writing by MEC for Transfer into such distributor’s or bottler’s territory.  During the Term, Distributor shall purchase exclusively and directly from MEC or its nominees (and from no other Person) all of its requirements for Products.  In the event Products distributed or sold by Distributor are found outside the Territory, upon MEC’s reasonable request therefor, Distributor shall use Best Efforts (as defined below) to make available to representatives of MEC such sales agreements and other records relating to applicable Products as may be reasonably required for, and otherwise reasonably cooperate with MEC in, all MEC investigations relating to the sale and distribution of the Products outside the Territory, in each case, subject to confidentiality and other obligations to third parties and solely to the extent permissible under applicable law.  Distributor shall use Best Efforts to promptly inform MEC if at any time any solicitation or offer to purchase Products is made to Distributor in writing by a third party which Distributor knows would result in a breach of this Section 2(b), in each case, subject to confidentiality and other obligations to third parties and solely to the extent permissible under applicable law.  “Best Efforts” means the efforts a prudent Person desiring in good faith to achieve a result would use in the circumstances to ensure such result is achieved as expeditiously as possible but does not require the Person subject to such obligation to take actions that would result in any materially adverse change, or any financial change which in the aggregate, or over a period of time, would result in any materially adverse change, in the benefits to such Person under this Agreement or require such Person to expend funds or extend other economic incentives, unless otherwise expressly required under this Agreement.

c.                                     Distributor acknowledges and agrees that it has no right to distribute any products of MEC other than the Products.  Any sales by MEC to Distributor of any products of MEC that are not the Products, and/or any products sold by MEC to Distributor and/or its subdistributor(s) beyond the scope, Term (as defined below) or after the termination of this Agreement, with or without cause, for any reason or no reason at all (i) shall not constitute, be construed as, or give rise to any express or implied distribution agreement, course of conduct or other relationship between MEC and Distributor, (ii) shall not confer upon Distributor or its subdistributor(s) any rights of any nature whatsoever, including without limitation to purchase and/or Transfer or continue to purchase and/or Transfer any products, including Products, or use the Trademarks other than with respect to products sold and delivered by MEC to Distributor, and (iii) shall constitute a separate transaction for each shipment of products actually delivered by MEC to Distributor and/or sub-distributor(s), in MEC’s sole and absolute discretion, which

MEC shall be entitled to exercise, vary, withdraw and/or cease, on a case by case basis, at any time in MEC’s sole and absolute discretion.  Distributor irrevocably waives, releases and discharges any claims, liabilities, actions and rights, in law or in equity, against MEC including without limitation for damages (including without limitation, consequential, special or punitive damages), compensation or severance payments or any other claims of whatsoever nature by Distributor arising from or in connection with the matters referred to in this Section 2(c) and/or any acts, omissions or conduct of MEC with regard to such matters.

d.                                   Subject to and without limiting MEC’s and its Affiliates’ obligations to KO under the Distribution Coordination Agreement (as defined below), if Distributor declines to distribute, declines to continue to distribute, or proposes not to distribute (each a “Distribution Refusal”) (i) substantially all Products, as the case may be, designated by MEC in good faith for sale in the Territory, MEC shall have the right to sell any or all of the Products so designated by MEC for sale in the Territory directly or through other distributors in the Territory, to the exclusion of Distributor or (ii) one or more of MEC’s SKUs designated by MEC for sale in the Territory, MEC shall have the right (without prejudice to its right in clause (i) above) to sell such declined SKU/s directly or through other distributors in the Territory to the exclusion of Distributor, in each case (i) and (ii) upon forty-five (45) days written notice to Distributor and KO of its intention to do so; provided that such Distribution Refusal continues to exist for such forty-five (45) day period.  MEC’s right to sell or have sold such Products shall be limited to the portion of the Territory for which such distribution has been declined.

e.                                     If, after the Effective Date, MEC determines to sell or otherwise distribute any Product or any SKU of any Product (“Product SKUs”) in the Territory not previously sold or distributed by Distributor (each a “New Product SKU”), prior to launching or otherwise commencing the sale or other distribution of such New Product SKU, MEC shall provide Distributor the right to distribute such New Product SKUs, subject to the terms of this Agreement (and subject to and without limiting MEC’s obligations to KO under the Distribution Coordination Agreement).  If Distributor declines to sell and distribute such New Product SKUs in the Territory within fifteen (15) days of MEC’s request that such New Product SKUs be added, then MEC shall have the right and option, in MEC’s sole and absolute discretion, to sell and distribute such refused New Product SKUs directly or through other distributors selected by MEC, to the exclusion of Distributor; provided that MEC gives such Distributor an additional fifteen (15) days written notice of MEC’s intention to do so and Distributor does not commence and continue purchasing from MEC and selling such refused New Product SKUs within such additional fifteen (15) day period.  MEC’s right to sell or have sold such New Product SKUs shall be limited to the portion of the Territory for which such distribution has been declined.

3.                                    Distributor’s Duties.  Distributor shall:

a.                                     Use commercially reasonable good faith efforts (i) to actively and diligently promote, solicit and push vigorously the wide distribution and sale of the Products to Distributor’s Accounts in the Territory, and (ii) to develop and exploit the full potential of the business of distributing, Marketing (as defined below) and selling the Products throughout the Territory by creating, stimulating and expanding continuously the future demand for the Products and satisfying fully and in all respects the current demand therefor (except to accounts reserved for MEC pursuant to Exhibit C and those National Accounts (as defined below) that are serviced directly by MEC in accordance with Section 14).  For the purposes of this Section 3 and Section 13(a) below, “Marketing” means trade marketing, local marketing and local Product promotions in the Territory;

b.                                    Use commercially reasonable good faith efforts to actively and diligently develop new business opportunities for Products in Distributor’s Accounts in the Territory;

c.                                     Use commercially reasonable good faith efforts to actively and diligently manage all of Distributor’s sub-distributors throughout the Territory to gain system alignment to promote the sale and distribution of Products;

d.                                   Secure extensive in-store merchandising and optimal shelf positioning in Distributor’s Accounts in the Territory with respect to Products, except for those National Accounts serviced directly by MEC in accordance with Section 14 below;

e.                                     Perform complete and efficient distribution functions to and in Distributor’s Accounts throughout the Territory;

f.                                      Fully implement the Annual Business Plan (as defined and to be agreed upon from time-to-time in accordance with Section 13(b) below), and use commercially reasonable good faith efforts to achieve and maintain all of the objectives set with respect thereto as contemplated in Section 13(b) below;

g.                                    Achieve and maintain the Performance Targets (as defined and determined each calendar year in accordance with Section 13(d) below);

h.                                    In relation to the sales of the Products only, permit MEC representatives to accompany Distributor’s salesmen on sales routes in the Territory, upon reasonable advance notice to Distributor;

i.                                        Achieve optimum ambient and cold space, position, prominence, and visibility of the Products in all Distributor’s Accounts in the Territory, except for those National Accounts serviced directly by MEC in accordance with Section 14 below;

j.                                        Promote and maintain an efficient, viable and financially sound system of distribution for the Products in Distributor’s Accounts throughout the Territory, except for those National Accounts serviced directly by MEC in accordance with Section 14 below;

k.                                    Provide the resources necessary for the sale, delivery, Marketing, promotion and servicing of the Products in Distributor’s Accounts within the Territory, except for those National Accounts serviced directly by MEC in accordance with Section 14 below;

l.                                        Achieve and maintain Minimum Distribution Levels for the Products in Distributor’s Accounts (other than such non-exclusive Distributor’s Accounts as identified on Exhibit C) as agreed upon or determined in accordance with Section 13(c) below from time to time;

m.                                Perform and satisfy its obligations specified in Sections 10 and 13 below;

n.                                    Provide such sales and Marketing information in relation to the Products as may be reasonably requested by MEC;

o.                                    Comply with any applicable laws and regulations of or applicable in the Territory and shall be responsible for ensuring that all Product deliveries by Distributor within the Territory comply with all health, safety, environmental and other standards, specifications and other requirements imposed by law, regulation or order in the Territory and applicable to the Products;

p.                                    Assign such article numbers as may be utilized by Distributor from time to time for each Product and Product package to track sales information by its sales data collection system;

q.                                    Cause all of its promotional and Marketing efforts and/or activities under this Agreement to be devoted solely to the Products.  Unless approved by MEC’s prior written consent, it shall be a violation of this subsection for (i) Products to be placed by Distributor in Equipment (as defined below) branded with the trademark of an Energy Drink other than a Product, it being agreed that Distributor may place Products in Equipment branded with another beverage other than an Energy Drink; (ii) Energy Drinks other than Products to be placed by Distributor in Equipment branded for Products; (iii) sales materials for Products created by Distributor to include trademarks of products or Energy Drinks other than Products; (iv) Distributor distributing sales material created by Distributor including trademarks of Products; and (v) Distributor’s promotional pricing and/or promotional and/or Marketing activities and/or promotional and/or Marketing programs to apply to all or any Products in combination with all or any Energy Drinks other than Products sold by Distributor.  It is not a violation of this subsection for Products to be ordered, sold, delivered, or merchandised by the same Person or in the same vehicles as other products;

r.                                       Invest all the capital and to obtain and expend all the funds required for the organization, installation, operation, maintenance and replacement within the Territory of such warehousing, Marketing, distribution, delivery, transportation and other facilities and equipment as shall be necessary for Distributor to comply with its obligations under this Agreement;

s.                                      For its own account, budget and expend such funds for advertising, Marketing and promoting the Products in the Territory as may be reasonably required by MEC to create, stimulate and sustain the demand for the Products in the Territory, provided that Distributor shall submit all advertising, Marketing and promotional projects relating to the Trademarks or the Products to MEC for its prior approval, and shall use, publish, maintain or distribute only such advertising, Marketing or promotional material relating to the Trademarks or the Products as MEC shall approve and authorize.  MEC may agree from time to time and subject to such terms and conditions as it shall stipulate in each case to contribute financially to Distributor’s Marketing programs.  MEC may also undertake, at its own expense and independently from Distributor, any additional advertising or sales promotion activities in the Territory it deems useful or appropriate;

t.                                       Use commercially reasonable efforts to allocate Products in Distributor Equipment consistent with the Annual Business Plan and to the extent (and in the form and manner) agreed between Distributor and MEC, including without limitation by including ***.  “Distributor Equipment” shall mean any refrigeration equipment, coolers, barrels, vending machines or similar equipment provided by Distributor, or placed and maintained by Distributor in premises of Distributor’s customers within the Territory for use in relation to the refrigeration, display, Marketing, promotion, and/or sale of all or any beverages distributed and sold by Distributor in the Territory.  “MEC Equipment” shall mean any refrigeration equipment, coolers, barrels, vending machines or similar equipment funded by MEC or provided by MEC to Distributor and placed in premises of Distributor’s customers within the Territory by Distributor for use in relation to the refrigeration, display, Marketing, promotion, and/or sale of all or any Products distributed and sold by Distributor in the Territory, *** and/or as may otherwise be agreed by the parties in writing from time to time.  The appearance and branding of MEC Equipment shall be determined by MEC in its discretion.  Distributor Equipment and MEC Equipment shall be referred to collectively as the “Equipment;”

u.                                    Take such steps and execute such documents as may be necessary to ensure that any MEC Equipment for use in relation to the refrigeration, display, Marketing, promotion, and/or sale of Products, and any licenses, entitlements, consents or other rights relating to the placement or location of MEC Equipment in a customer’s premises remains the exclusive, unencumbered property of MEC.  Distributor shall maintain the MEC Equipment in good condition throughout the Term of this Agreement, ordinary wear and tear excepted.  Upon termination of this Agreement, Distributor shall deliver the MEC Equipment to MEC or its designee at the location of such Equipment in the customers’ premises.  As the bona fide depository of the MEC Equipment, Distributor undertakes to take all commercially reasonable steps for the proper storage, preservation and use of the MEC Equipment for as long as such Equipment remains serviceable, and shall be responsible for any failure to do so.  If for any reason any of the MEC Equipment is removed and not recovered, Distributor shall be liable for all loss and damages arising from Distributor’s breach of this Section 3(u).  Distributor hereby agrees to pay MEC any loss or damages incurred by MEC with respect to replacing the MEC Equipment and securing the placement of the MEC Equipment;

v.                                    Maintain and replace such Equipment at such reasonable intervals as are reasonably necessary;

w.                                Use commercially reasonable efforts to protect the reputation and goodwill of MEC, the Products, and the Trademarks, conduct business in a proper and businesslike manner, and otherwise act in the best interests of MEC in relation to its Products, reputation and goodwill.  Distributor shall not act or fail to act in any manner that would reasonably be expected to be detrimental to the brand image of MEC or the Products.  Distributor shall sell Products only to reputable and suitable Distributor’s Accounts consistent with the reputation and quality of MEC’s global brand.  Distributor shall not engage in any activities or practices, or fail to engage in activities or practices, that would reasonably be

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

expected to impair the value of or otherwise damage the reputation or goodwill of MEC, the Products, or the Trademarks; and

x.                                    Maintain in stock at all times a reasonably sufficient quantity of each Product/s in relation to the demand from Distributor’s Accounts in the Territory for at least a reasonable period based on such demand, subject to availability as provided by MEC.

4.                                    Prices.  The prices of Products shall be as set forth in MEC’s then current price list as the same may be changed from time to time by MEC upon *** prior written notice to Distributor.

5.                                    Orders.  All purchase orders for Products shall be transmitted in writing or electronically, shall specify a reasonable date and time for delivery to locations in the Territory agreed upon in writing between the parties from time to time with a lead time of at least ten (10) days and shall be subject to acceptance by MEC in MEC’s reasonable discretion.  If MEC is unable to accept an order for any reason, then MEC will use commercially reasonable efforts to equitably allocate available Products to fill orders from its distributors and customers, including Distributor.  In the event of any conflict or inconsistency between the terms of this Agreement and any purchase order, the terms of this Agreement shall govern.  All such purchase orders shall be deemed acceptances of MEC’s offers to sell Products and shall limit acceptance by Distributor to the terms and conditions thereof.

6.                                    Payment.

a.                                     MEC shall invoice Distributor on a monthly or other mutually agreed periodic basis and Distributor shall promptly pay the prices of Products in full (without deduction or set off for any reason) no later than *** from date of the relevant invoice unless MEC otherwise agrees in writing.  Distributor and MEC shall use a mutually agreeable method of electronic settlement of accounts that Distributor reasonably approves which may include ACH or Xign, Distributor’s current electronic invoice presentment system.  If Distributor is delinquent in payment upon presentation of invoice and remains delinquent for seven (7) days after written notice calling upon Distributor to pay, Distributor shall reimburse MEC for any costs and expenses incurred by MEC in collecting such delinquent amounts, including, without limitation, legal fees and costs including fees of collection agencies, and interest computed at the *** percent *** per month or part thereof from the due date(s) or the maximum legally permissible rate.  MEC reserves the right by giving reasonable notice to Distributor to establish in its sole discretion the conditions of shipment and payment and to designate the supply point and/or alternate supply points for each of the Products.

b.                                    Distributor acknowledges that it is aware that MEC and KO have entered into an Amended and Restated Distribution Coordination Agreement dated as of ___________________, 2015 (as it may be amended from time to time, the “Distribution Coordination Agreement”) under the terms of which KO has agreed to facilitate and coordinate MEC and certain KO distributors/bottlers entering into distribution arrangements, and after such

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

arrangements have been entered into, to facilitate the ongoing relationship between MEC and such KO distributors/bottlers and provide other assistance.  In consideration thereof, Distributor agrees to pay to KO a fee calculated in accordance with the formula set forth on attached Exhibit E (the “Facilitation Fee”).  Each MEC invoice to Distributor will include the Facilitation Fee, which shall be payable by Distributor in accordance with the terms of the applicable MEC invoice.  MEC will in turn remit the Facilitation Fee received from Distributor to KO on a monthly basis.  Distributor acknowledges and agrees that (i) MEC may, at any time, assign to KO its rights to collect the Facilitation Fee, which will allow KO to directly take action against Distributor to collect any Facilitation Fee owing from Distributor, (ii) MEC may agree to pay or provide KO with other fees or benefits as consideration for KO’s performance of its obligations under the Distribution Coordination Agreement and (iii) to the extent necessary, Distributor consents to the provisions of this Section 6(b).

7.                                    Title.  Title to the Products shall pass to Distributor upon delivery of the Products to Distributor.

8.                                    Forecasts and Delivery.

a.                                     Distributor shall provide MEC with *** forecasts describing the volume of each SKU of Products that Distributor projects will be ordered during each *** period during the Term (as defined below) of this Agreement.  Distributor shall submit each updated forecast monthly in a format reasonably acceptable to MEC no later than the first day of each month during the Term.

b.                                    Unless otherwise agreed in writing by the parties to this Agreement, the Products will be tendered by MEC for delivery to Distributor in full truckload quantities of particular Product lines and extensions but without combining different Product lines in the same truckloads.  By way of example, Monster Green (i.e.  Monster’s original product) and its extensions and Java Monster and its extensions are different particular Product lines.  Subject to Distributor providing MEC forecasts in accordance with Section 8(a) above, MEC agrees to (i) use commercially reasonable good faith efforts to deliver Products to Distributor within ***, in the case of Monster and Monster LoCarb Products sold in 24-pack/16 oz.  cases, and within *** in the case of all other Products, of MEC’s receipt of the applicable purchase orders for Products in compliance with Sections 5 and 8(a) above, and (ii) deliver Products to Distributor with at least *** of shelf life remaining at the time of delivery.  Notwithstanding the foregoing, Distributor acknowledges that delivery dates set forth in purchase orders for Products accepted by MEC are merely approximate and that MEC shall have no liability for late deliveries, except only for fines, penalties and assessments imposed by Distributor’s customers and actually paid by Distributor which arise solely and directly as a result of MEC’s failure to comply with its obligations under this Section 8.

c.                                     MEC shall use commercially reasonable means to cause packing and packaging to comply with all applicable state, federal and local law and packing and packaging

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

to be accompanied by bills of lading or pallet tags or other documentation to comply with the Public Health Security and Bioterrorism Preparedness and Response Act of 2002.

9.                                    Trademarks.

a.                                     Distributor acknowledges the respective exclusive right, title, and interest in and to the Trademarks and trade names of MEC and/or its Affiliates, whether or not registered, patents, patent applications, and all rights in inventions (whether or not patentable) (collectively, “Patents”), copyrights and copyrightable material (collectively, “Copyrights”) and trade secrets and know-how (collectively, “Know-How”) which MEC and/or its Affiliates may have at any time created, adopted, used, registered, or been issued in the United States of America or in any other location in connection with MEC’s business or the Products and Distributor shall not do, or cause or permit to be done, any acts or things contesting or in any way impairing or tending to impair any portion of MEC’s right, title, and interest in and to the Trademarks, trade names, Patents, Copyrights, and Know-How.  Any approval by MEC for Distributor to use any Trademarks, trade names, Patents, Copyrights, trade secrets and Know-How in connection with the distribution and sale of the Products shall be a mere temporary permission, uncoupled with any right or interest, and without payment of any fee or royalty charge for such use.

b.                                    Distributor shall not use any trademark, name, brand name, logo or other production designation or symbol in connection with Products other than the Trademarks, subject to the terms of this Section 9.  It will not be a breach of this Section for the Products to be delivered by Distributor in vehicles, or using employees, agents, assigns or sub-distributors wearing clothing, displaying any other trademark, name, brand name, logo or other products designation or symbol.  Distributor acknowledges that it has no right or interest in the Trademarks (except as expressly permitted hereunder) and that any use by Distributor of the Trademarks will inure solely to MEC’s benefit.  Distributor may only use the Trademarks in strict accordance with MEC’s policies and instructions, and MEC reserves the right, from time to time and at any time, at its discretion, to modify such policies and instructions then in effect.

c.                                     Any proposed use by Distributor of the Trademarks (to the extent that it either has not been previously approved by MEC in writing or differs materially from a use previously approved by MEC in writing) shall be subject to the prior written consent of MEC, which MEC may withhold in its sole and absolute discretion.  Distributor shall submit to MEC in writing each different proposed use of the Trademarks in any medium.

d.                                   Distributor shall not at any time alter the Trademarks or the packaging of Products, use the Trademarks for any purpose other than the promotion, advertising and sale of Products hereunder, or challenge the validity, or do or refrain from doing any act which might result in impairment of the value, of the Trademarks.  Distributor shall not cause or permit its business name to include any of the Trademarks or its business to be operated in a manner which is substantially associated with any of the Trademarks.

e.                                     In advertising, promotions or in any other manner so as to identify Products, Distributor shall clearly indicate MEC’s ownership of the Trademarks.  Distributor further agrees that before distributing or publishing any sales literature, promotional or descriptive materials, MEC shall have the right, upon request, to inspect, edit and approve such materials which illustrate, describe or discuss the Products.  Distributor shall comply with any Trademark usage guidelines that MEC provides to it in writing.

f.                                      Upon the termination of this Agreement, the temporary permission granted under sub-Section 9(a) above will terminate and Distributor shall immediately cease and desist from any use of the Trademarks and any names, marks, logos or symbols similar thereto and the use of any Patents, Copyrights and Know-How.

g.                                    Distributor shall (i) notify MEC of any actual or suspected misuse or infringement of any Trademark, brand name, logo or other production designation or symbol in the Territory, (ii) at MEC’s expense and upon MEC’s request, assist in such legal proceedings as MEC will deem necessary for the safeguard of any Trademark, brand name, logo or other production designation or symbol in the Territory, and execute and deliver in accordance with MEC’s request such documents and instruments as may be necessary or appropriate in the conduct of such proceedings, and (iii) at MEC’s expense, assist MEC in the registration and/or renewal of registration of any Trademark, brand name, logo or other production designation or symbol in the Territory as MEC may determine to be necessary or desirable, and execute such documents and instruments as may be necessary to register or to apply for the registration (or registration renewal) of such Trademark, brand name, logo or other production designation or symbol.

h.                                    Distributor shall not acquire or attempt to acquire, for itself or for others, any rights in or to the Patents, Copyrights, Know-How, Trademarks, or any names, marks, logos or symbols confusingly similar thereto, either through registration or use.  All rights granted to Distributor concerning the Trademarks, Patents, Copyrights, and Know-How are personal to Distributor, and are not assignable (except in accordance with Section 23) or sublicensable (except to a sub-distributor in accordance with Section 2(a)).  Subject to Distributor’s rights under Sections 2 and 23, Distributor shall not grant or attempt to grant any rights in or to the Trademarks, Patents, Copyrights, and Know-How to any other Person.

i.                                        If during the Term a third party institutes against MEC or Distributor any claim or proceeding that alleges that the use of any Trademark or any Know-How, Patent, trade secret or Copyright in connection with the distribution, marketing, promotion, merchandising and/or sales of the Products under this Agreement infringes the intellectual property rights held by such third party, then MEC shall, in its sole discretion, and at its sole expense, contest, settle, and/or assume direction and control of the defense or settlement of, such action, including all necessary appeals thereunder.  Distributor shall use all reasonable efforts to assist and cooperate with MEC in such action, subject to MEC reimbursing Distributor for any reasonable out-of-pocket expenses incurred by Distributor in connection with such assistance and cooperation.  If, as a result of any such action, a judgment is entered by a court of competent jurisdiction, or settlement is entered by MEC, such that any Know-How, Patent, trade secret, Copyright or Trademark cannot be used in connection with the distribution, marketing, promotion, merchandising and/or sales of the Products under this Agreement without infringing upon the intellectual property rights of such third party, then MEC and Distributor promptly shall cease using such affected Know-How, Patent, trade secret, Copyright or Trademark in connection with the distribution, marketing, promotion, merchandising and/or sale of the Products under this

Agreement.  Except as otherwise specified in this Agreement, neither party shall incur any liability or obligation to the other party arising from any such cessation of the use of the affected Trademark.

10.                            Promotion and Trade Marketing of Products.  Distributor shall be responsible for promotion and Marketing of the Products to Distributor’s Accounts within the Territory.  Distributor shall use commercially reasonable efforts to actively and diligently distribute and encourage the utilization of merchandising aids and promotional materials in all Distributor’s Accounts throughout the Territory.  Without in any way detracting from the foregoing, Distributor shall reasonably participate in and diligently implement all Marketing and promotional programs that are mutually agreed upon by MEC and Distributor from time to time.  Distributor acknowledges that (a) MEC has no obligation to market and promote the Products, and (b) MEC makes no, and hereby disclaims any, express or implied warranty, representation, or covenant relating to or in connection with MEC’s marketing and promotional activities including any Global Branding and Marketing activities (as defined in Section 13(a) below), including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof.  Except as expressly provided in Section 19 below, Distributor shall have no claim against MEC and its Affiliates and hereby releases MEC and its Affiliates from all and any claims by, and/or liability to, Distributor of any nature for their failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by MEC and/or its Affiliates or MEC’s and/or its Affiliates’ failure to procure, provide or perform such activities.

11.                            Term.  Unless terminated by either party pursuant to the terms of this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall end on the twentieth (20th) anniversary of the Commencement Date (the “Initial Term”).  After the Initial Term, this Agreement shall, subject to being terminated by either party pursuant to the terms of this Agreement, continue and remain in effect, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the end of the Initial Term or any subsequent anniversary of the Commencement Date, as the case may be (collectively, the “Term”).  A “Contract Year” means any calendar year during the Term and the period from the Commencement Date until the close of business on December 31st of the calendar year in which the Commencement Date falls.

12.                            Termination.

a.                                     Termination for Cause.

(i)                                  Termination By Either Party.  Without prejudice to its other rights and remedies under this Agreement and those rights and remedies otherwise available in equity or at law, either party may terminate this Agreement on the occurrence of one or more of the following:

A.                                Breach.  A party’s material breach of a provision of this Agreement and failure to cure such breach within thirty (30) days after receiving written notice describing such breach in reasonable detail from the non-breaching party; provided, however, if such breach is of a nature that it cannot reasonably be cured within thirty (30) days, then the breaching party shall have an additional forty-five (45) day period to cure such breach, providing it immediately commences, and thereafter diligently prosecutes, in good faith, its Best Efforts to cure such breach.  In the event that either MEC or Distributor exercises its right to terminate this Agreement in accordance with this Section 12(a)(i)(A), the breaching party shall be obligated to pay the other party a severance payment measured as a genuine pre-estimate of the other party’s losses and not as a penalty (the “Breach Severance Payment”) in the amount calculated as follows: Distributor’s “average gross profit per case” (as defined below) multiplied by the number of cases of Products sold by Distributor during the most recently completed twelve (12) month period ended on the last day of the month preceding the month in which this Agreement is terminated.  Distributor’s “average gross profit per case” shall mean Distributor’s actual selling price less (1) promotion allowances, discounts, free cases and allowance programs, and (2) Distributor’s laid in cost of the Products.  The computation of Distributor’s “average gross profit per case” shall exclude the Facilitation Fee.

B.                                 Insolvency.  The other party (1) makes any general arrangement or assignment for the benefit of creditors, (2) becomes bankrupt, insolvent or a “debtor” as defined in 11 U.S.C.  § 101, or any successor statute (unless such petition is dismissed within sixty (60) days after its original filing), (3) has appointed a trustee or receiver to take possession of substantially all of such party’s assets or interest in this Agreement (unless possession is restored to such party within sixty (60) days after such taking), or (4) has substantially all of such party’s assets or interest in this Agreement (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure) attached, executed, or judicially seized.

C.                                 Agreement.  Mutual written agreement of the parties.

D.                                Deadlock.

(1)                              If (a) the parties are unable to agree upon Performance Targets, Annual Business Plan or Minimum Distribution Levels, or (b) if Distributor has failed to achieve the applicable Performance Targets, Annual Business Plan or Minimum Distribution Levels or fails to comply with any specific requirements of Distributor under this Agreement, including Section 3 (Distributor’s Duties), Section 10 (Trade Marketing and Promotional Programs), Section 13(f) (sales velocity), and Section 13(g) (promotional activities), in any material respect, commencing with the 2015 Contract Year in accordance with Sections 13(b), 13(c) and 13(d) respectively, (clauses (a) and (b) above, collectively referred to as a “Deadlock”) then either party may, at any time after providing the other party with written notice identifying the specific issues resulting in the Deadlock and making a good faith attempt to resolve the Deadlock with the other party, but not more than three times per twelve month period, upon written notice to the other party (the “Meet and Confer Notice”), require that representatives of the other party’s senior management meet and confer with representatives of the notifying party’s senior management at the dates, times and place reasonably agreed by the parties.  Such meet and confer shall begin no later than seven (7) days after the other party’s receipt of such Meet and Confer Notice and shall end no later than fifteen (15) days after the other party’s receipt of such Meet and Confer Notice (the “Initial Meeting Period”).  Representatives of the parties’ senior management shall meet and confer during such Initial

Meeting Period until (x) resolution of the Deadlock to the parties’ mutual satisfaction or (y) conclusion of the Initial Meeting Period, whichever occurs first.

(2)                              If the parties are unable to resolve the Deadlock in accordance with Section 12(a)(i)(D)(1) above, then either party may, at any time after the Initial Meeting Period, upon written notice to the other party and to KO (the “Second Meet and Confer Notice”), require representatives of the other party’s senior management and representatives of management of the applicable KO business unit (and/or at MEC’s reasonable request, such other representative of senior management of KO), to meet and confer with representatives of the notifying party’s senior management at the dates, times and place reasonably agreed by MEC, Distributor and KO (including via videoconference or teleconference).  Such meet and confer shall begin no later than seven (7) days after the other party’s and KO’s receipt of such Second Meet and Confer Notice and shall end no later than twenty-one (21) days after the other party’s and KO’s receipt of such Second Meet and Confer Notice (the “Second Meeting Period”).  Representatives of the parties’ and the applicable KO business unit’s senior management (and/or at MEC’s reasonable request, such other representative of senior management of KO), shall meet and confer during such Second Meeting Period until (x) resolution of the Deadlock to the parties’ and KO’s satisfaction or (y) conclusion of the Second Meeting Period, whichever occurs first.  For the avoidance of doubt and without limiting Section 12(a)(i)(D)(5) below, in the event that, after KO’s receipt of the Second Meet and Confer Notice, such representative of KO’s applicable business unit does not participate in accordance with the foregoing, MEC shall have the option of waiving such requirement that such KO representative participate and proceeding with the Second Meeting Period without a KO representative.

(3)                              If, after the Second Meeting Period, the parties are unable to resolve the Deadlock in accordance with Section 12(a)(i)(D)(1) and Section 12(a)(i)(D)(2) above, then the Deadlock shall be resolved by reference as follows:

(x)                              Reference proceedings may be commenced by either party by giving the other party written notice thereof.  Any such reference shall take place before a single referee only in Orange County, California or via videoconference or teleconference.  The referee shall be an experienced industry expert selected jointly by the parties, or if they cannot agree on a referee within ten (10) days from the commencement of the reference proceedings, then, upon the petition of either party, the experienced industry expert shall be appointed within ten (10) days by the American Beverage Association.

(y)                              The Deadlock shall be submitted to the referee within ten (10) days after the referee is appointed.  No discovery will be permitted and no hearing will be held, except such informal proceedings as the referee may require.  Each party shall submit to the referee and the other party within such ten (10) day period such written information and statements as that party deems appropriate in support of its claim not exceeding five (5) pages in length (excluding exhibits), together with such information as the referee may require.  Each party shall concurrently submit to the referee and exchange with each other its last and best position with respect to each separate issue subject to Deadlock (“Position”) to resolve the Deadlock.  Within fourteen (14) days of the date that the parties were required to submit their respective written submissions, the referee shall select one of the two written Positions submitted with respect to each separate issue subject to Deadlock, without change or modification.

(z)                               Each party shall pay one-half of the referee’s fees and otherwise bear its own costs associated with the reference proceeding; provided, that the party whose Position is not selected by the referee (the “Non-Prevailing Party”) shall not be obligated to reimburse the party whose position was selected by the referee (the “Prevailing Party”) for the referee’s fees and costs relating to the proceeding paid by such party.

(4)                              The Non-Prevailing Party shall have no right to terminate this Agreement or seek any other remedy with respect to the issue for which it was the Non-Prevailing Party, and the Position selected by the referee shall be binding upon the parties.

(5)                              Notwithstanding anything to the contrary contained in this Section 12(a)(i)(D), the parties acknowledge and agree that:

(x)                              the failure of KO or its applicable business unit’s senior management to attend or participate in, or otherwise perform, all or any of the duties, functions or activities described above will not affect the validity or enforceability of any part or result of the procedure in this Section 12(a)(i)(D).

(y)                              If either party is the Prevailing Party two consecutive times in any twelve (12) month period for any issue resulting in a Deadlock, then, after providing at least five (5) days written notice to KO, with a copy to KO’s Chief Executive Officer and Chief Financial Officer, of MEC’s intention to terminate this Agreement (if MEC is the Prevailing Party), such Prevailing Party shall have the option to terminate this Agreement upon thirty (30) days written notice to the other party; provided that if MEC is such terminating party, MEC shall pay Distributor a Breach Severance Payment (and neither party shall be liable by reason of such termination of this Agreement or Deadlock pursuant to this Section 12(a)(i)(D) for payment of any other amount, including, without limitation, for compensation, reimbursement or damages of whatsoever nature including for loss of prospective compensation or earnings, goodwill or loss thereof, or expenditures, investments, leases of any type or commitment or type of commitment made in connection with the business of either party or in reliance on the existence of the Agreement).

(z)                               If the Non-Prevailing Party materially fails to comply with the Position selected by the referee within a sixty (60) day period (or, if the Non-Prevailing Party cannot reasonably comply with such Position within such sixty (60) days, an extended period of no longer than an additional four (4) months) following such selection, then, after providing at least five (5) days written notice to KO (with a copy to KO’s Chief Executive Officer and Chief Financial Officer) of the Prevailing Party’s intention to terminate this Agreement, the Prevailing Party may, without prejudice to any other rights or remedies available to it under this Agreement or applicable law, give notice of such breach in accordance with, and thereafter invoke the remedy provided under, Section 12(a)(i)(A) above; provided that neither party shall be required to pay a Breach Severance Payment in such event (and neither party shall be liable by reason of such termination of this Agreement or Deadlock pursuant to this Section 12(a)(i)(D) for payment of any other amount, including, without limitation, for compensation, reimbursement or damages of whatsoever nature including for loss of prospective compensation or earnings, goodwill or loss thereof, or expenditures, investments, leases of any type or commitment or type of commitment made in connection with the business of either party or in reliance on the existence of the Agreement).

(6)                              Nothing contained in this Section 12(a)(i)(D) shall be construed as limiting, restricting or delaying either party’s ability to exercise its rights and/or remedies under Section 12(a)(i)(A) above.

(ii)                              Termination by MEC.  MEC may terminate this Agreement at any time:

A.                                Upon written notice, and such termination will be effective immediately upon Distributor’s receipt of such notice, if (x) Distributor sells, assigns, delegates or transfers any of its rights and obligations under this Agreement without having obtained MEC’s prior written consent thereto (which consent may be withheld in MEC’s sole discretion), provided that MEC shall not withhold its consent if such sale, assignment, delegation or transfer is (1) to a Primary KO Distributor (as defined below), (2) to KO or an Affiliate of KO, or (3) a result of an Approved Change of Control (as defined below) or (y) there is any material change in the control of Distributor or Distributor sells all or substantially all of its assets, without the prior written consent of MEC; other than if such material change in control or sale is (1) to a Primary KO Distributor, (2) to KO or an Affiliate of KO, or (3) to any Person to the extent Distributor remains a Primary KO Distributor.  “Primary KO Distributor” means a KO Distributor holding the exclusive right to distribute (or that otherwise is the primary distributor of) Coca-Cola brand products in an applicable territory.  “Approved Change of Control” means any change of control of Distributor or sale of all or substantially all of Distributor’s assets that is consented to by MEC or for which MEC’s consent is not required hereunder.

B.                                 Upon the occurrence of an MEC Change of Control (as defined in the Distribution Coordination Agreement), MEC shall have the option to terminate (1) this Agreement in its entirety (a “Complete Termination”) or (2) if the Territory comprises more than one market, Distributor’s right to sell Products in a portion of the Territory (a “Partial Territory Termination”), which option may be exercised within sixty (60) days of the occurrence of such MEC Change of Control, by written notice by MEC to Distributor.  Any such termination shall be effective upon Distributor’s receipt of MEC’s written notice of termination.  MEC’s right to terminate this Agreement under this Section 12(a)(ii)(B) shall be MEC’s sole right to terminate this Agreement for an MEC Change of Control and independent of any other rights or remedies of MEC under this Agreement.

(x)                              In the event of a Complete Termination, MEC or its successor, as the case may be, shall pay to Distributor an amount equal to a Breach Severance Payment calculated in accordance with Section 12(a)(i)(A) above (the “Product Severance Payment”).

(y)                              In the event of a Partial Territory Termination, MEC or its successor, as the case may be, shall pay to Distributor a severance payment with respect to the Products which are the subject of the termination, calculated on the same basis as the Breach Severance Payment in accordance with Section 12(a)(i)(A) above, but only with respect to that portion of the Territory which is the subject of the Partial Territory Termination (the “Territory Severance Payment”).

(z)                               Any Product Severance Payment or Territory Severance Payment payable by MEC to Distributor in accordance with Section 12(a)(ii)(B)(x) or 12(a)(ii)(B)(y) shall be paid by MEC to Distributor within thirty (30) days of the later of (I) the date of the applicable termination, and (II) MEC’s receipt of all information reasonably necessary to support computation of the Product Severance Payment or Territory Severance Payment, as the case may be, in a form and substance satisfactory to MEC.

(iii)                          [INTENTIONALLY OMITTED]

(iv)                          Termination Upon the Occurrence of Certain Changes.  If, after the Effective Date, a change in legal or regulatory conditions in the Territory occurs including, without limitation, any change in any applicable law, regulation or order, or the interpretation of any law, regulation or order in the Territory which has, had or would be reasonably expected to (A) have a material adverse effect on the business of distributing Products in that Territory or (B) result in any part of this Agreement ceasing to be in conformity with the laws or regulations applicable in the Territory and, as a result thereof, or as a result of any other laws affecting this Agreement, any one of the material provisions of this Agreement cannot be legally performed and/or the Products cannot be stored, transported, handled, distributed or sold in accordance with this Agreement, either party may, upon written notice, suspend or terminate the parties’ respective rights and obligations under this Agreement solely with respect to (1) the affected Products in the Territory, or, (2) to the extent such change and conditions affects the business of distribution of all or substantially all of the Products in the Territory, all Products in the affected portion of the Territory without liability for damages; provided that neither MEC nor any of its Affiliates shall be permitted to sell any such Products subject to suspension or termination in the affected Territory without first providing Distributor the option to remove the cause for such suspension or re-enter into the Agreement with respect to such Products and Territory.  In the event of any such suspension that materially adversely effects Distributor’s benefits or obligations hereunder, Distributor shall have the option to terminate this Agreement in its entirety upon written notice to MEC.

(v)                              Termination by Distributor.  Without prejudice to Distributor’s rights, if any, to terminate this Agreement in accordance with Section 12(a)(i)(A) above, Distributor may terminate this Agreement if MEC delivers to Distributor less than twenty-five percent (25%) of the aggregate volume of all Products ordered by Distributor in accordance with Sections 5 and 8 above over a continuous period of ninety (90) days after the initial due date/s for delivery in accordance with Section 8(b) above; provided Distributor has delivered to MEC written notice of such failure and MEC has failed to remedy such deficiency within thirty (30) days of MEC’s receipt of such notice.  For the avoidance of doubt, Distributor shall not be entitled to invoke this Section 12(a)(v) to terminate this Agreement if MEC delivers twenty-five percent (25%) or more of the aggregate volume of all Products ordered by Distributor in accordance with Sections 5 and 8 above over a continuous period of ninety (90) days after the initial due date/s for delivery in accordance with Section 8(b) above.  Distributor may terminate this Agreement at any time immediately upon written notice to MEC in the event that MEC distributes or agrees to distribute through other distributors in the Territory all or substantially all of the Products covered under this Agreement to the exclusion of Distributor.

b.                                    Optional Termination.  MEC shall have the right to terminate this Agreement upon written notice to Distributor (i) in the event of termination or expiration of the Distribution Coordination Agreement pursuant to and in accordance with its terms and/or (ii) if Distributor is no longer a party to any agreement with KO regarding the distribution of Coca-Cola brand products in the Territory.  Neither KO, MEC nor Distributor shall be liable to any other party or otherwise obligated to pay to any other party any severance payment or other amount by reason of such termination for compensation, reimbursement or damages of whatsoever nature including, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases of any type or commitment or type of commitment made in connection with the business of either party or in reliance on the existence of this Agreement, other than any fees required to be paid by MEC pursuant to the Distribution Coordination Agreement.

c.                                     Distribution Coordination Agreement.  Notwithstanding anything to the contrary herein, MEC shall not have the right to terminate this Agreement with respect to any action or circumstance approved by MEC pursuant to Section 3 of the Distribution Coordination Agreement, unless KO consents to such termination in writing in advance.

d.                                   Sole Remedy.

(i)                                  The Breach Severance Payment, Product Severance Payment and/or the Territory Severance Payment payable by MEC to Distributor, pursuant to the provisions of this Section 12, if any, and MEC’s repurchase of Distributor’s inventory of Products, advertising materials and MEC Equipment pursuant to Section 12(e)(iv) below, or Distributor’s right to sell such inventory if not so repurchased by MEC, shall constitute Distributor’s sole and exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that Distributor may have against MEC as a result thereof.  Without in any way detracting from or limiting the provisions of Sections 12(e)(iii) and 12(e)(v) below and, in addition thereto, under no circumstances shall MEC be liable to Distributor by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases of any type or commitment or type of commitment made in connection with the business of Distributor or in reliance on the existence of this Agreement.

(ii)                              The Breach Severance Payment payable by Distributor to MEC pursuant to the provisions of this Section 12, if any, and MEC’s repurchase of Distributor’s inventory of Products, advertising materials and MEC Equipment pursuant to Section 12(e)(iv) below, or Distributor’s right to sell such inventory if not so repurchased by MEC, shall constitute MEC’s sole and exclusive remedy for the termination or non-renewal of this Agreement, including, without limitation, in the case of a breach and shall be in lieu of all other claims that MEC may have against Distributor as a result thereof.  Without in any way detracting from or limiting the provisions of Sections 12(e)(iii) and 12(e)(v) below and, in addition thereto, under no circumstances shall Distributor be liable to MEC by reason of the termination or non-renewal of this Agreement for compensation, reimbursement or damages of whatsoever nature including, without limitation, for (A) loss of prospective compensation or earnings, (B) goodwill or loss thereof, or (C) expenditures, investments, leases of any type of commitment or type of commitment made in connection with the business of MEC or in reliance on the existence of this Agreement.

e.                                     Other Terms Pertaining to Termination.  In the event of the termination of this Agreement for any reason whatsoever (and whether such termination is due to the breach of any of the provisions of this Agreement by any party and/or itself is in breach of the Agreement or otherwise):

(i)                                  MEC shall have the right to cancel all of Distributor’s purchase orders for affected Products accepted but remaining unfilled as of the date of termination;

(ii)                              All amounts payable by Distributor to MEC or by MEC to Distributor shall be accelerated and shall immediately become due unless such termination results from the other’s breach of this Agreement;

(iii)                          Except for the sole remedy provisions in Sections 12(d)(i) and (ii), neither party shall be liable to the other party in contract, tort or on any other theory of liability for any damage, loss, cost or expense (whether general, special, indirect, incidental, consequential or punitive) suffered, incurred or claimed by the other party as a result of or related to such breach and/or termination (even if the termination results from a breach and the breaching party has been advised of the possibility of such damages), including, without limitation, loss of anticipated profits or goodwill, loss of or damage to goodwill or business reputation or any loss of investments or payments made by either party in anticipation of performing under this Agreement;

(iv)                          MEC and Distributor shall each have the option, exercisable upon written notice to the other within thirty (30) days after the date of termination hereof, to cause MEC to (A) repurchase all affected Products in Distributor’s inventory and current advertising materials (providing such Products and advertising materials are in saleable condition) at the prices paid or payable for such Products by Distributor (less any freight and insurance charges), F.O.B., Distributor’s premises and (B) purchase all of Distributor’s right, title and interest in, and all applicable rights in, related to, or associated with, all MEC Equipment and the placement or location of such MEC Equipment at all Distributor’s customers’ locations or premises by Distributor at the fair market value of Distributor’s interest, if any, in each such item of MEC Equipment with no amount or compensation allocated to, or payable for, the maintenance, placement or location of the MEC Equipment;

(v)                              Any Breach Severance Payment, Product Severance Payment, or Territory Severance Payment (each, a “Severance Payment”) payable in accordance with this Agreement by either MEC or Distributor in the event of termination of this Agreement shall constitute reasonable liquidated damages and is not intended as a forfeiture or penalty.  MEC and Distributor agree that it would be impractical and extremely difficult to estimate the total detriment suffered by either party as a result of termination of this Agreement pursuant to this

Section 12 or otherwise, and that under the circumstances existing as of the Effective Date, the applicable Severance Payment represents a reasonable estimate of the damages which either MEC or Distributor will incur as a result of such applicable termination.  Therefore, MEC and Distributor agree that a reasonable estimate of the total detriment that either party would suffer in the event of termination of this Agreement pursuant to this Section 12 or otherwise is an amount equal to the applicable Severance Payment.  The foregoing provision shall not waive or affect either party’s indemnity obligations or the parties’ respective rights to enforce those indemnity obligations under this Agreement, or waive or affect either party’s obligations with respect to any other provision of this Agreement which by its terms survives the termination of this Agreement;

(vi)                          Distributor acknowledges and agrees that the payment of any Severance Payment by MEC to Distributor shall be conditional upon (A) Distributor cooperating in good faith with MEC in effecting a smooth transition of or otherwise transferring any distribution or similar rights under this Agreement to MEC (as determined is appropriate by MEC), or in MEC’s sole discretion, to a third party distributor appointed by MEC, provided that MEC may only withhold payment of such Severance Payment if Distributor materially fails to comply with specific requests of MEC to take actions that are reasonably required to effect such transition and would not impose material costs on Distributor (except to the extent MEC reimburses the same), and (B) Distributor performing its obligations under Section 12(g)(i) below in all material respects.  MEC shall not invoke the right to withhold payment of any Severance Payment unless MEC shall have given Distributor at least twenty (20) days written notice of its failure to perform any of its obligations set forth in this Section 12(e)(vi) and Distributor has failed to cure such failure during such twenty (20) days; and

(vii)                      Upon any notice of termination of this Agreement provided in accordance with the terms hereof and during the applicable notice period, nothing in this Agreement shall be deemed to prohibit MEC, in its sole discretion from negotiating and/or granting distribution rights to any third party or engage directly in transactions concerning the sale and distribution of the Products in the Territory.

f.                                      Continued Supply of Products After Termination.  In the event MEC continues to supply Products to Distributor for any reason following the termination of this Agreement, Distributor acknowledges and agrees that any such action shall not constitute a waiver of MEC’s rights under this Agreement or a reinstatement, renewal or continuation of the Term of this Agreement.  MEC and Distributor agree that if MEC continues to supply Products to Distributor following the termination of this Agreement, (i) Distributor shall be prohibited from selling or otherwise transferring Products except to Distributor’s Accounts within the Territory, (ii) Distributor shall promptly pay the prices of the Products in full (without deduction or set-off for any reason) in accordance with the payment terms set forth in MEC’s invoice, and (iii) MEC shall have the right, in its sole discretion, to discontinue supplying Products to Distributor at any time, without notice to Distributor.

g.                                    Distributor’s Obligations After Notice of Termination.

(i)                                  During any period after either party gives the other notice of termination of this Agreement and until actual termination of this Agreement, Distributor shall

(A) continue to perform all of Distributor’s obligations under this Agreement, including without limitation, all of Distributor’s obligations under Section 3 above, (B) not cause or permit the Products or the Trademarks to be prejudiced in any manner, (C) not eliminate, reduce or replace the listings, shelf space, positioning and/or other benefits enjoyed by the Products, (D) continue to conduct its business relating to the distribution and sale of Products in the ordinary course and consistent with its prior practices including, without limitation, by not purchasing more inventory than customarily purchased by Distributor of Products or offering its customers prices, terms or benefits not customarily offered by Distributor such as discounts, rebates or sales promotion allowances (except to the extent permitted hereunder), and (E) generally cooperate with MEC in relation to the transition to any new distributor appointed by MEC for the Territory.

(ii)                              For a period of thirty (30) days after termination of this Agreement for any reason, Distributor shall not tortiously interfere with any listings, shelf space, or positioning for the Products.

13.                            Annual Business Plan; Minimum Distribution Levels; Promotion.

a.                                     During the Term, MEC shall have primary responsibility for the overall global branding and positioning of the Products, as well as brand and image Marketing for the Products, in such form and manner and of such nature and to such extent as may be determined by MEC in its sole and absolute discretion from time to time (“Global Branding and Marketing”).  Distributor acknowledges and agrees that MEC makes no express or implied warranty, representation or covenant relating to or in connection with any Global Branding and Marketing activities, including without limitation, as to the value, performance, extent, effectiveness, quantity, quality, success or results of any such activities or the lack thereof.  Except as set forth in Section 19 below, Distributor shall not have any claim against MEC and its Affiliates and hereby releases MEC and its Affiliates from all and any claims by, and liability to, Distributor of any nature for their failure to market and promote, or adequately market and promote, the Products or arising from or relating to or in connection with any Global Branding and Marketing activities procured, provided or performed by MEC and/or its Affiliates or MEC’s and/or its Affiliates failure to procure, provide or perform such activities.

b.                                                                                    Not less than sixty (60) days before the end of each Contract Year, MEC and Distributor shall mutually review the conditions of the marketplace, Distributor’s efforts to achieve sales and its results, including year over year performance, as well as a proposed annual sales, promotion, and trade marketing plan (“Annual Business Plan”) for the next Contract Year prepared by Distributor.  Such review shall include discussion on marketing efforts and proposed programs to be implemented to improve the distribution and/or sales velocity of the very lowest selling (measured by sales velocity) SKU/s of Products, if appropriate, and/or the possible deletion from distribution, if appropriate, of the very lowest selling (measured by sales velocity) SKU/s of Products but in accordance with and subject to the provisions of Section 13(f) below.  Such Annual Business Plan shall cover such matters as may be appropriate including specific account placement performance objectives, merchandising goals, specific account and channel objectives for specified distribution channels, distribution goals, a sales and marketing spending plan and a strategy for maximizing sales and growth of market share.  Additionally, if the Territory has an ethnic market or concentration, the Annual Business Plan shall address such specific ethnic segments, including retail promotions, point-of-

sale allocations and special events for ethnic segments.  The Annual Business Plan shall not detract from the provisions of Section 10 above.  Distributor shall use Best Efforts to implement such Annual Business Plan in the following Contract Year in accordance with Section 3(f) above.

c.                                                                                     Not less than sixty (60) days before the end of the then-current Contract Year, MEC and Distributor shall mutually agree, in writing, on minimum distribution levels to be achieved and maintained by Distributor for each of the Products throughout the next Contract Year (the “Minimum Distribution Levels”).  Should the parties have failed, for whatsoever reason, to mutually agree upon the Minimum Distribution Levels to be achieved and maintained by Distributor for each of the Products throughout the next Contract Year, the same shall be determined by reference to the process described in Section 13(d) below.  The parties shall perform all of their respective obligations under this Section except that Distributor shall not be obligated to achieve and maintain the Minimum Distribution Levels until the expiration of the six (6) month period immediately following the Commencement Date of this Agreement.  A commercially reasonable representation of SKUs of Products shall be required to be in distribution throughout the year in reasonable positioning on shelves, which shall take into account retailer willingness to sell all of the SKUs of Products, shelf space limitations and other commercially reasonable factors that may be applicable in the market.

d.                                                                                   MEC and Distributor shall also agree in writing to performance targets to be achieved and maintained by Distributor for the forthcoming calendar year of this Agreement (collectively, the “Performance Targets”).  For the avoidance of doubt, neither Minimum Distribution Levels nor Performance Targets will include volume requirements.  If the parties are unable to agree to the Performance Targets or Minimum Distribution Levels for any Contract Year commencing with the 2015 Contract Year and at least *** days prior to the commencement of each such Contract Year, then such disagreement shall be resolved pursuant to the procedure provided in Section 12(a)(i)(D) above.

e.                                                                                     The Minimum Distribution Levels for the Products that shall be required to be achieved and maintained by Distributor for the Products shall be reduced to the extent only that actual distribution levels are eroded as a direct result of (i) MEC’s failure to deliver Products in accordance with this Agreement, (ii) MEC’s failure to obtain the listing of a Product SKU in a retail chain for which MEC and Distributor have agreed in writing that MEC is to be solely responsible, or (iii) MEC’s failure to contribute its agreed share of the parties funding obligation as set forth in Exhibit F.

f.                                                                                      In every calendar year commencing 2016, the parties agree to periodically meet in order to discuss performance of the lowest selling SKU/s of Products and to delete from distribution in the Territory any SKU/s the parties mutually agree in writing, provided that MEC will not unreasonably withhold its approval to the deletion of any applicable SKU/s.  MEC may withhold its approval to deletion of any SKU/s if any applicable SKU/s has/have sufficient sales velocity or is or are capable of delivering sufficient sales velocity in any one or more of Distributor’s Accounts or any one or more regions, as the case may be, to make

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

such SKU/s economically viable to continue in distribution in such one or more of Distributor’s Accounts or in any one or more regions, as the case may be.  Notwithstanding the foregoing, unless mutually agreed in writing, in no event shall more than *** percent *** of the total number of SKUs, rounded down to the nearest whole number (unless *** percent *** of the total number of SKUs is less than one (1) but more than 0.5, in which case the number will be rounded up to one (1)), be deleted from distribution in any rolling *** period.

g.                                                                                    Promotional activities shall be regulated as follows:

(i)                                  The estimated costs of promotional activities shall be allocated equally between MEC and Distributor thirty (30) days prior to the commencement of a calendar year on a cost per-case basis of Products.

(ii)                              The promotional activities costs are to be shared between Distributor and MEC as set forth in Exhibit F.  The parties agree that the costs for the Promotional Activities shall be reconciled each quarter and that the estimate for the costs of Promotional Activities in the subsequent quarter may be adjusted provided there is mutual agreement.

(iii)                          MEC and Distributor shall periodically meet and may mutually agree to additional promotional activities including further programs and campaigns not included in the promotional activities.

(iv)                          Distributor shall continue its business in the ordinary course including the provision, utilization, and maintenance of coolers, other refrigeration equipment and vending machines.  Distributor shall be responsible for creating marketing materials for submission to MEC for its final written approval.  Distributor shall not use marketing materials unless approved by MEC in writing; provided that if MEC does not notify Distributor that it objects to any suggested marketing materials within fifteen (15) days after receipt of such materials from Distributor, MEC shall be deemed to have approved such suggested marketing materials.

14.                            National Accounts.  The provisions of this Section shall not apply to accounts that are excluded from the definition of Distributor’s Accounts or are specifically designated as nonexclusive on Exhibit C hereto.  Distributor agrees that should MEC wish to supply Products to any National Account (as defined below), MEC shall be entitled to make arrangements directly with such National Account and establish the terms of sale of Products to such National Account and the prices therefor, which shall take into account the prices and funding then being offered by Distributor and/or other distributors within whose territory the National Account has outlets, to such National Account or similar categories of customers.  “National Account” shall mean a customer that sells at retail in more than fifty (50) stores and in multiple states.  Should such National Account have one or more outlets within the Territory (“Outlets”), and agree to Outlets being serviced by Distributor, Distributor agrees to service the Outlets in accordance with such arrangements and on the same terms and at the same prices as MEC shall have agreed with the National Account concerned.  Notwithstanding the foregoing, Distributor shall be entitled to elect not to service the Outlets by giving prompt written notice of such election to MEC.  Should the National Account not agree to the Outlets being serviced by Distributor or should Distributor

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

elect not to service the Outlets, MEC shall be entitled to service the Outlets directly.  Both Distributor and MEC agree to use reasonable commercial good faith efforts to obtain the agreement of National Accounts to use DSD distribution with respect to the National Accounts.  To the extent MEC services the Outlets directly and to the extent that MEC makes a commitment for funds or support in excess of what was agreed to by Distributor, any such excess shall be borne by MEC.  In the event MEC services the Outlets directly, MEC shall bear sole liability and responsibility related to such National Account and MEC shall pay to Distributor, during the remaining Term of this Agreement, an amount equal to *** percent *** of Distributor’s “average gross profit per case” per Product case SKU calculated in accordance with the provisions of Section 12(a)(i)(A) above (or based on MEC’s actual selling price of such Product case SKU if such Product case SKU is not sold by Distributor), for each case of such Product case SKU sold by MEC to the Outlets [(but only on the excess of the amount by which the aggregate cases of such Product case SKU/s sold to such Outlets in the Territory during each Contract Year exceeds the number of cases set forth on Exhibit G or the number of cases reduced pro rata for any period of less than one year)] within a reasonable time after receipt by MEC of all information necessary for the computation of the amount due under this Section 14, but in no event more frequently than twice per calendar year.  For the purposes of this Agreement, the number of cases of Product case SKU/s sold by MEC to the Outlets during any period shall be determined by multiplying the total number of cases of Product case SKU/s sold by MEC directly to such National Account or regional division of such National Account, as the case may be, during the period concerned, by a fraction, the numerator of which shall be the number of Outlets within the Territory and the denominator of which shall be the total number of Outlets that the National Account has within the United States or within the regional division of such customer, as the case may be.  Distributor shall not be liable to pay the Facilitation Fee on MEC’s direct sales to National Accounts.

15.                            Exclusion of Damages.

a.                                     EXCEPT FOR DAMAGES DIRECTLY RESULTING FROM INDEMNITY OBLIGATIONS PROVIDED IN SECTION 19, WITHOUT IN ANY WAY DETRACTING FROM OR LIMITING THE PROVISIONS OF SECTIONS 12(d), 12(e)(iii) AND/OR 12(e)(v) ABOVE AND, IN ADDITION THERETO, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF GOODWILL, BUSINESS INTERRUPTION, LOSS OF BUSINESS OPPORTUNITY, OR ANY OTHER PECUNIARY LOSS) SUFFERED BY THE OTHER RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND/OR THE USE OF OR INABILITY TO USE OR SELL THE PRODUCTS, AND/OR FROM ANY OTHER CAUSE WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b.                                    EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY OR WARRANTIES, DISCLAIMER, OR

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXCLUSION OF DAMAGES, IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT FROM ANY OTHER PROVISION, SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES, AND SHALL BE SEPARATELY ENFORCED.

16.                            Distributor’s Representations and Warranties.  Distributor represents and warrants to MEC that (a) it has the right and lawful authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement will not cause or require Distributor to breach any obligation to, or agreement or confidence with, any other Person.

17.                            MEC’s Representations and Warranties.

a.                                     MEC represents and warrants to Distributor that (i) it has the right and lawful authority to enter into this Agreement, and (ii) the execution, delivery and performance of this Agreement will not cause or require MEC to breach any obligation to, or agreement or confidence with, any other Person.

b.                                    MEC warrants that all Products, all food additives in the Products, and all substances for use in, with, or for the Products, comprising each shipment or other delivery hereby made by MEC to, or on the order of, Distributor are hereby guaranteed as of the date of such shipment to be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, including the Food Additives Amendment of 1958 (the “Act”) or within the meaning of any substantially identical and applicable state food and drug law, if any, and are not articles which may not under the provisions of Sections 404, 505, or 512 of the Act, be introduced into interstate commerce.

c.                                     MEC warrants that all Products shall be merchantable.

d.                                   Distributor’s sole and exclusive remedy for MEC’s breach of MEC’s representations in Sections 17(b) and 17(c) above shall be as provided for in Section 19(b) below.

e.                                     MEC represents and warrants that KO has agreed that (i) MEC is authorized to receive payment of the Facilitation Fee from Distributor on behalf of KO and (ii) upon payment by Distributor to MEC of the applicable Facilitation Fee in accordance with the terms of Section 6(b), Distributor will have satisfied in full its obligations to make payment of such Facilitation Fee to KO.

18.                            Limitation of Warranty.  MEC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) EXCEPT THOSE SET FORTH IN SECTION 17 ABOVE.

19.                            Indemnification.

a.                                     Distributor shall indemnify, defend, and hold harmless MEC and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits, instituted by any third party, whether groundless or otherwise, and from and against any and all third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character arising from the breach of Distributor’s express representations and warranties under this Agreement by Distributor or its agents, employees, subcontractors, sub-distributors or others acting on its behalf, provided that MEC gives Distributor written notice of any indemnifiable claim and MEC does not settle any claim without Distributor’s prior written consent.

b.                                    MEC shall indemnify, defend, and hold harmless Distributor and its officers, directors, agents, employees, shareholders, legal representatives, successors, assigns, and customers, and each of them, from loss, liability, costs, damages, or expenses from any and all claims, actions and suits instituted by any third party, whether groundless or otherwise, and from and against any and all such third party claims, liabilities, judgments, losses, damages, costs, charges, attorney’s fees, and other expenses of every nature and character and all Distributor’s direct documented costs to store, transport, test and destroy all unsellable Products and advertising materials arising from (i) the breach of MEC’s express representations and warranties under this Agreement or those of its agents, employees, subcontractors or others acting on its behalf, (ii) any impurity, adulteration, deterioration in or misbranding of any Products sold to Distributor by MEC, (iii) any prior distributor of Products in the Territory, (iv) any MEC marketing, advertising, promotion, labeling, Global Branding and Marketing, and the Trademarks, Copyrights, Patents, Know-How or other intellectual property relating to the Products, or (v) the fact that the Products (A) are not safe for the purposes for which goods of that kind are normally used, (B) do not comply with any applicable health, safety, or environmental laws, regulations, orders or standards imposed in the Territory, or (C) do not comply with the Safety Orders of the State of California Division of Industrial Safety and Proposition 65; provided that Distributor gives MEC written notice of any indemnifiable claim and Distributor does not settle any claim without MEC’s prior written consent.

c.                                     If any action or proceeding is brought against Distributor, MEC or any other indemnified party under Section 19(a) or 19(b) (the “Indemnified Party”), the Indemnified Party shall promptly notify the party required to provide indemnification (the “Indemnifying Party”) in writing to that effect.  If the Indemnified Party fails to promptly notify the Indemnifying Party, the Indemnified Party shall be deemed to have waived any right of indemnification with respect to such claim to the extent (but only to the extent) any delay in such notice prejudices the Indemnifying Party’s ability to defend such action, suit or proceeding.  The Indemnifying Party shall have the right to defend such action or proceeding at the Indemnifying Party’s sole cost by counsel satisfactory to Indemnifying Party.  If the Indemnifying Party fails to promptly defend or otherwise settle or finally resolve such action, suit or proceeding, Indemnified Party may defend such action, suit or proceeding using counsel selected by Indemnified Party, and the Indemnifying Party shall reimburse Indemnified Party for any resulting loss, damages, costs, charges, attorney’s fees, and other expenses and the related costs of defending such action, suit or proceeding.

d.                                   The parties agree that the provisions contained in this Section shall survive the termination or expiration of this Agreement.

20.                            Insurance.  During the Term of this Agreement and for a period of two (2) years thereafter, MEC and Distributor agree to maintain policies of insurance of the nature and amounts specified below, which shall provide the other party as an additional insured (providing for a waiver of subrogation rights and endeavoring to provide for not less than thirty (30) days written notice of any modification or termination of coverage), and each party shall provide the other party with a certificate of insurance evidencing such insurance, in a form satisfactory to such party:

☐        Commercial General Liability, including contractual liability coverage, with limits of at least $1,000,000 per occurrence; Bodily Injury and Property Damage / $1,000,000; Personal and Advertising Injury / $1,000,000; Products/Completed Operations / $2,000,000 General Aggregate.

☐        Excess or Umbrella Liability with a limit of not less than $10,000,000 per occurrence over the insurance coverage described above.

☐        Other statutory insurance required by the applicable laws of the Territory.

For any claims under this Agreement, the applicable party’s insurance shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by the other party.  All deductibles payable under an applicable policy shall be paid by the party responsible for purchasing such policy.  All such insurance shall be written by companies authorized to do business in the state or states where the work is to be performed and having at least the ratings of the respective parties current insurers, unless not obtainable at commercially reasonable rates in light of previous premiums.  The parties will ensure that the insurance policies obtained pursuant to this Section are effective and enforceable for any liability, claims or other insurable event arising in the Territory.

21.                            Competing Products.  The provisions of Section 21 are set forth on attached Exhibit H and are incorporated in this Section 21 by this reference.

22.                            Amendment.  Except to the extent otherwise expressly permitted by this Agreement, no amendment of, or addition to, this Agreement shall be effective unless reduced to a writing executed by the duly authorized representatives of both parties.  KO’s approval of any amendment shall be necessary with respect to an amendment, modification, addition or deletion (a) that would reasonably be expected to materially impact KO’s rights or benefits under this Agreement or the Distribution Coordination Agreement, or (b) to any of the following terms (or otherwise materially affecting such terms): definition of Products (to the extent KO has consent rights with respect thereto under the Distribution Coordination Agreement), term, termination, deadlock procedures, placement in branded refrigerated equipment, distributor’s exclusivity, facilitation fee, distribution refusal, competing products or other non-competition, and amendment, in which case KO’s affirmative written approval shall be required.

23.                            Assignment.  Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of the other and KO; provided, that MEC shall have the right, in its sole and absolute discretion, to assign its rights and/or obligations under this Agreement to any Affiliate or subsidiary of MEC without the written consent of Distributor and/or KO, and any such transferee shall be deemed to be included within the defined term “MEC” for purposes of this Agreement.  Any purported assignment or delegation, in the absence of such written consent, shall be void.

24.                            No Agency.  The relationship between MEC and Distributor is that of a vendor to its vendee and nothing herein contained shall be construed as constituting either party the employee, agent, independent contractor, partner or co-venturer of the other party.  Neither party shall have any authority to create or assume any obligation binding on the other party.

25.                            Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without reference to its law of conflict of laws).  The place of the making and execution of this Agreement is California, United States of America.  Distributor hereby waives any rights that it may otherwise have to assert any rights or defenses under the laws of the Territory or to require that litigation brought by or against it in connection with this Agreement be conducted in the courts or other forums of the Territory.  For the sake of clarity, the parties record that their choice of law shall not include the California Franchise Relations Act or the California Franchise Investment Law, or any amendment or functionally equivalent statute, unless such law would otherwise apply, and nothing herein shall be deemed to extend or otherwise affect the scope or application of such statutes.

26.                            Arbitration.  Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or termination hereof shall be settled by binding arbitration conducted by JAMS (“JAMS”) in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”).  The arbitration shall be heard by one arbitrator to be selected in accordance with the Rules, in Orange County, California.  Judgment upon any award rendered may be entered in any court having jurisdiction thereof.  Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents and the dates thereafter for the taking of up to a maximum of five (5) depositions by each party to last no more than five (5) days in aggregate for each party.  Both parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose or imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that said Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void.  In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys’ fees and costs to the prevailing party.  The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later.  The decision of the arbitrator shall be final and conclusive upon all parties.  Notwithstanding anything to the contrary, if either party desires to seek injunctive or other provisional relief that does not involve the payment of money, then those claims shall be brought in a state or federal court located in Orange County, California, and the parties hereby irrevocably and unconditionally consent to personal jurisdiction of such courts and venue in Orange County, California in any such action for injunctive relief or provisional relief.

27.                            Force Majeure.

a.                                     Neither party shall be liable for any delays in delivery or failure to perform or other loss due directly or indirectly to circumstances unforeseen as of the Effective Date or causes beyond such party’s reasonable control (each, individually, a “Force Majeure Event”), including, without limitation: (i) acts of God, act (including failure to act) of any Governmental Entity (de jure or de facto), wars (declared or undeclared), governmental priorities, port congestion, riots, revolutions, strikes or other labor disputes, fires, floods, sabotage, nuclear incidents, earthquakes, storms, epidemics; or (ii) inability to timely obtain either necessary and proper labor, materials, ingredients, components, facilities, production facilities, energy, fuel, transportation, governmental authorizations or instructions, material or information.  The foregoing shall apply even though any Force Majeure Event occurs after such party’s performance of its obligations is delayed for other causes but only during the period of the applicable Force Majeure Event.

b.                                    The party affected by a Force Majeure Event shall give written notice to the other party of the Force Majeure Event within a reasonable time after the occurrence thereof, stating therein the nature of the suspension of performance and reasons therefore.  Such party shall use its commercially reasonable efforts to resume performance as soon as reasonably possible.  Upon restoration of the affected party’s ability to perform its obligations hereunder, the affected party shall give written notice to the other party within a reasonable time.

28.                            Merger.  This Agreement and the attached Exhibits contain the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, are intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement, are intended as a complete and exclusive statement of the terms of such agreement, and supersede all negotiations, stipulations, understandings, agreements, promises, representations and warranties, whether written or oral, if any, with respect to such subject matter, which precede the execution of this Agreement.  No other negotiations, stipulations, understandings, agreements, promises, representations, or warranties, whether written or oral, either as an inducement to enter into this Agreement or as to its meaning or effect, have been made that are not contemplated herein.

29.                            Waivers.  No waiver of any provision hereof or of any terms or conditions will be effective unless in writing and signed by the party against which enforcement of the waiver is sought.  No relaxation or indulgence which either party may grant to the other shall in any way prejudice or be deemed to be a waiver or novation of any of such party’s rights under this Agreement.

30.                            Product Recall.  If any Governmental Entity issues a recall or takes similar action in connection with the Products, or if MEC determines that an event, incident or circumstance has occurred which may require a recall or market withdrawal, MEC shall advise Distributor of the circumstances by telephone or facsimile.  MEC shall have the right to control the arrangement of any Product recall, and Distributor shall cooperate in the event of a Product recall with respect to the reshipment, storage or disposal of recalled Products, the preparation and maintenance of relevant records and reports, and notification to any recipients or end users.  MEC shall pay all reasonable expenses incurred by Distributor of such a recall, including the costs of destroying Products.  Distributor, shall promptly refer to MEC for exclusive response to all customer or consumer complaints involving the health, safety, quality, composition or packaging of the Products, or which in any way could be detrimental to the image or reputation of MEC or the Products, and shall notify MEC of any governmental, customer or consumer inquiries regarding the Products about which Distributor becomes aware.

31.                            Interpretation.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  No provision of this Agreement shall be construed against any party on the grounds that such party or its counsel drafted that provision.

32.                            Severability.  Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.  If any provision of this Agreement or the application of the provision to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.  The parties shall replace any invalid and/or unenforceable provision with a valid and enforceable provision that most closely meets the aims and objectives of the invalid and/or unenforceable provision.

33.                            Provisions Required of a Federal Contractor.  If reasonably required by Distributor, MEC shall use its commercially reasonable Best Efforts to deliver to Distributor such warranties and/or representations in the form that MEC has customarily provided to Governmental Entities to facilitate sales by Distributor to Distributor’s Accounts requiring such warranties and/or representations.  Such representations shall be in favor of such Governmental Entities and may include one or more or all of the following topics:

a.                                     Made in America.  The Products were mined or produced in the 50 United States, the District of Columbia, or such other U.S. possession as is permitted by The Buy American Act, or that the Aluminum Bottles qualify as a domestic end product under said Act.

b.                                    Nondiscrimination in Employment.  Unless this contract is exempted, there is incorporated herein an applicable warranty and/or representation reference to the provisions of Section 202, the equal opportunity clause of Executive Order 11246, as amended, Section 60.7415, the affirmative action clause of the regulations under the Rehabilitation Act of 1973, and Section 60.250.5, the affirmative action clause of the regulations under 38 U.S.C.  § 4212, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, and similar state and local law requirements.

c.                                     Executive Order 13201 Compliance (Beck Rights).  If applicable, MEC agrees to comply with the provisions of 29 C.F.R. Part 470.

d.                                   31 U.S.C.S. Section 1352 Compliance.  If applicable, MEC shall comply with 31 U.S.C.S.  § 1352.

34.                            Distributor Suppliers Guiding Principles.

MEC has been informed by Distributor that the following are Distributor Suppliers Guiding Principles (the “Guiding Principles”).  Notwithstanding anything set forth below, compliance with the Guiding Principles shall not constitute an obligation of MEC or Distributor under this Agreement.  The Guiding Principles shall constitute unenforceable goals only of the parties and neither party shall be entitled to make any claim for breach against the other or enforce any remedy under this Agreement or terminate this Agreement as the result of non-compliance with, or a violation of, any Guiding Principle(s).  The preceding sentence shall not detract from the parties’ respective rights and obligations under Section 19 above or any other representation, warranty or obligation expressly made in this Agreement.

•                 Laws and Regulations — Each party will use commercially reasonable good faith efforts to comply with all applicable local and national laws, rules, regulations and requirements in the manufacturing and distribution of Products.

•                 Child Labor - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national child labor laws.

•                 Forced Labor - Each party will use commercially reasonable good faith efforts to not use forced, bonded, prison, military or compulsory labor.

•                 Abuse of Labor - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national laws on abuse of employees and will not physically abuse employees.

•                 Freedom of Association and Collective Bargaining - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national laws on freedom of association and collective bargaining.

•                 Discrimination - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national discrimination laws.

•                 Wages and Benefits - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national wages and benefits laws.

•                 Work Hours and Overtime - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national work hours and overtime laws.

•                 Health and Safety - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national health and safety laws.

•                 Environment - Each party will use commercially reasonable good faith efforts to comply with all applicable local and national environmental laws.

35.                            Publicity.  MEC and Distributor each agree that the initial public, written announcements regarding the execution of this Agreement and the subject matter addressed herein shall be coordinated between the parties prior to release.  Thereafter, each party agrees to use commercially reasonable efforts to consult with the other party regarding any public, written announcement which a party reasonably anticipates would be materially prejudicial to the other party.  Nothing provided herein, however, will prevent either party from (a) making and continuing to make any statements or other disclosures it deems required, prudent or desirable under applicable Federal or State Securities Laws (including without limitation the rules, regulations and directives of the Securities and Exchange Commission) and/or such party’s customary business practices, or (b) engaging in oral discussions or oral or written presentations with actual or prospective investors or analysts regarding the subject matter of this Agreement, provided no confidential information is disclosed.  If a party breaches this Section 35 it shall have a seven (7) day period in which to cure its breach after written notice from the other party.  A breach of this Section 35 shall not entitle a party to damages or to terminate this Agreement.

36.                            Notices.  All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the following respective address:

If to MEC:

Monster Energy Company
1 Monster Way
Corona, California  92879
Attention:                   Chief Executive Officer
Facsimile:                    (951) 739-6210

with a copy to:

Solomon Ward Seidenwurm & Smith LLP
401 B Street, Suite 1200
San Diego, California 92101
Attention:                   Norman L.  Smith, Esq.
Facsimile:                    (619) 231-4755

If to Distributor:

____________________________

____________________________

____________________________

Attention: ___________________

Facsimile: ___________________

For Payment Notices:

____________________________

____________________________

____________________________

Attention: ___________________

Facsimile: ___________________

with a copy to:

____________________________

____________________________

____________________________

Attention: ___________________

Facsimile: ___________________

Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it shall be deemed given, delivered and received three (3) days after the date such notice or other communication is deposited with the U.S. Postal Service in accordance with this Section.  Any party to this Agreement may give a notice of a change of its address to the other party to this Agreement.

37.                            Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement.

38.                            Further Assurances.  Each party to this Agreement will execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

39.                            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

40.                            Confidentiality.  During the Term, each party shall maintain in strict confidence all commercial information disclosed by the other party (which obligation shall expressly survive termination of this Agreement for any reason); provided, however that such commercial information shall not include any information which (a) is in the public domain except through any intentional or negligent act or omission of the non-disclosing party (or any agent, employee, shareholder, director, officer, or independent contractor of or retained by such other party or any of its Affiliates), (b) can be shown by clear and convincing tangible evidence to have been in the possession of the non-disclosing party prior to disclosure by the disclosing party, (c) is legally and properly provided to the non-disclosing party without restriction by an independent third party that is under no obligation of confidentiality to the disclosing party and that did not obtain such information in any illegal or improper manner or otherwise in violation of any agreement with the disclosing party, (d) is disclosed without any restrictions of any kind by the disclosing party to third parties on a regular basis without any measures being taken, whether explicitly or implicitly, by the disclosing party to protect the confidentiality of such information, or (e) is independently generated by any employee or independent contractor of or retained by the non-disclosing party, and such employee or independent contractor has no knowledge of any of such commercial information.  Notwithstanding the foregoing, the parties agree that any such commercial information may be disclosed as required by applicable law or an order by a Governmental Entity or any requirements of stock market or exchange or other regulatory body having competent jurisdiction; provided, that, except where prohibited by law, the recipient will give the disclosing party reasonable advance notice of such required disclosure, and will reasonably cooperate with the disclosing party, in order to allow the disclosing party an opportunity to oppose or limit the disclosure of such commercial information or otherwise secure confidential treatment of such commercial information required to be disclosed; provided, further, that if disclosure is ultimately required, the recipient will furnish only that portion of such commercial information which, based upon advice of legal counsel, the recipient is required to disclose in compliance with any such requirement.

41.                            Non-Binding Negotiations and Effectiveness.  MEC and Distributor acknowledge and agree that, except as expressly stated in this Agreement, there are no binding obligations or commitments existing between MEC and Distributor.  No course of conduct, whether or not consistent with the terms discussed in connection with this Agreement, shall have the effect of converting any negotiations or discussions into a binding contract.  No legally binding contract shall exist between MEC and Distributor unless and until this Agreement is executed by MEC and Distributor.  This Agreement shall only become effective when it has been executed by both MEC and Distributor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

MONSTER ENERGY COMPANY	[KO DISTRIBUTOR]

By:	By:

Name:	Name:

Its:	Its:

[Signature Page to Distribution Agreement]

EXHIBIT A
Distribution Agreement

INITIAL PRODUCT LIST

Monster Energy

Monster Energy

Lo-Carb Monster Energy

Monster Energy Assault

Juice Monster Khaos Energy + Juice

Juice Monster Ripper Energy + Juice

Monster Energy Absolutely Zero

Punch Monster Baller’s Blend

Punch Monster Mad Dog

Monster Energy Unleaded

Monster Energy Ultra

Monster Energy Zero Ultra

Monster Energy Ultra Blue

Monster Energy Ultra Red

Monster Energy Ultra Sunrise

Monster Energy Ultra Citron

Monster Energy Extra Strength with Nitrous Technology

Monster Energy Extra Strength Nitrous Technology Anti Gravity

Monster Energy Extra Strength Nitrous Technology Super Dry

Monster Energy Extra Strength Nitrous Technology Black Ice

Monster Rehab

Monster Rehab Tea + Lemonade + Energy

Monster Rehab Green Tea + Energy

Monster Rehab Rojo Tea + Energy

Monster Rehab Tea + Orangeade + Energy

Monster Rehab Tea + Pink Lemonade + Energy

Monster Rehab + Peach Tea + Energy

Monster Import

Monster Energy Import

Muscle Monster Energy Shake

Muscle Monster Energy Shake Chocolate

Muscle Monster Energy Shake Vanilla

Muscle Monster Energy Shake Coffee

Muscle Monster Energy Shake Strawberry

Muscle Monster Energy Shake Peanut Butter Cup

Exhibit A

Java Monster

Java Monster Kona Blend

Java Monster Loca Moca

Java Monster Mean Bean

Java Monster Vanilla Light

Java Monster Irish Blend

Java Monster Cappuccino

Monster M3 Super Concentrate

Monster Energy M3 Super Concentrate

Ubermonster

Ubermonster

Exhibit A

EXHIBIT B
Distribution Agreement

THE TERRITORY

The Territory is the same territory that Distributor services for the distribution of Coca-Cola products in the state(s) of _________________, the gray shaded area, as reflected on the Territory map(s) below.

In the event of a dispute with respect to territorial boundaries between two adjacent parties, MEC shall have the right to decide such dispute in its sole discretion, and any such decision shall be final and binding upon the parties.

Exhibit B

EXHIBIT C

Distribution Agreement

EXCLUSIVE DISTRIBUTOR ACCOUNTS

Convenience Stores
Chain Convenience Stores
Deli’s
Independent Grocery
Chain Grocery
Mass Merchandisers
Drug Stores
Colleges and Universities
Hospitals
Health Food Stores
Club Stores
Vending
Alcoholic Lic. On-Premise*
National Specialty Retailers (i.e. Home Depot, Best Buy, Staples, Auto Zone, and all similar sized and positioned retailers, except those included below as Non-Exclusive Distributor Accounts)
Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / Veteran’s Canteen / vending for the Continental United States (“CONUS”)
Military – Morale, Welfare & Recreation (i.e. including but not limited to bowling alleys, golf courses, officers clubs, etc.) for CONUS
Marine Foods Service (e.g. cruise ships, service ships, and oil rigs)
All other accounts not falling within the descriptions listed above or below

*Alcoholic Licensed On-Premise Accounts means accounts licensed by an applicable Governmental Entity to sell alcoholic beverages for on-premise consumption.

EXCLUSIVE MEC ACCOUNTS

Military –ONLY AAFES, NEXCOM, MCX, and USCG for Exchanges / Shopettes / Convenience Stores / Class 6 Stores / vending for Outside the Continental United States (“OCONUS”)
Military – all others including, but not limited to, DeCA, Ships-A-Float, Troop Feeding for both CONUS & OCONUS
Military – Vending and Morale, Welfare & Recreation (i.e. including but not limited to bowling alleys, golf courses, officers clubs, etc.) for OCONUS

Exhibit C

NON-EXCLUSIVE DISTRIBUTOR ACCOUNTS:

General Sports Retailers (i.e. including but not limited to extreme sports retailers, motorcycle dealers and resellers, and all similar retailers and distributors servicing such sports retailers)

National Specialty Retailers – limited to accounts which are parties to an exclusive non-alcoholic beverage agreement with a competitor of Distributor and/or accounts which Distributor is prohibited by the account from calling on

Exhibit C

EXHIBIT D
Distribution Agreement

THE TRADEMARKS

Exhibit D

MONSTER ENERGY

M MONSTER ENERGY

UNLEASH THE BEAST!

MONSTER

ANTI GRAVITY

ASSAULT

BLACK ICE

IRISH BLEND

JAVA MONSTER

KHAOS

KILLER-B

KILLER B NITROUS MONSTER ENERGY

LOCA MOCA

LOCA MOCA JAVA MONSTER

LO-CARB MONSTER ENERGY

M IMPORT

M EXPORT

M3

MEAN BEAN

MONSTER BLACK ICE

MONSTER ENERGY EXTRA STRENGTH NITROUS TECHNOLOGY

MONSTER KHAOS ENERGY + JUICE

Exhibit D

MONSTER RIPPER

REHAB

MONSTER REHAB

REHAB THE BEAST!

RIPPER

UNLEASH THE NITRO BEAST!

MONSTER ENERGY ZERO ULTRA

MONSTER ENERGY CUBA-LIMA

MONSTER ENERGY XG

UBERMONSTER

SIZE DOES MATTER!

JUICE MONSTER

MONSTER ENERGY ULTRA

ULTRA RED

ULTRA BLUE

ULTRA BLACK

ULTRA SUNRISE

ULTRA CITRON

PUNCH MONSTER

MUSCLE MONSTER

PUMP UP THE BEAST!

UNLEASH THE ULTRA BEAST!

MONSTER ENERGY UNLEADED

UNLEASH THE CAFFEINE FREE BEAST

COFFEE MONSTER

Exhibit D

EXHIBIT E
Distribution Agreement

(Section 6(b))

FACILITATION FEE

The Facilitation Fee payable by Distributor to MEC and then by MEC to KO shall be equal to *** per case of 24 units and *** per case of 12 units of Products sold by MEC to the Distributor, but excluding any free or bonus unit or units used for sampling.  Any other case configuration to be mutually agreed between Distributor and KO.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit E

EXHIBIT F

Distribution Agreement

PROMOTIONAL ACTIVITIES COSTS

Discount and allowances, price promotions and other customer discount activities (“D&A”):

(a)                               MEC Led Customer Calls:  Distributor shall contribute an amount equal to MEC’s contribution for D&A up to a total of *** per 24-unit 15.5 oz./16 oz. case, (reduced or increased on a pro rata basis for cases containing less than 24 units or a larger number of units), each a “Case,” sold at a discounted price by Distributor to Distributor’s Accounts.  Thus, Distributor’s contribution shall be no more than *** per Case of Products sold at a discounted price on the above programs.  If additional D&A is necessary to achieve a promotional price to be offered to a customer as agreed by MEC and Distributor, then ***.

(b)                              Distributor Led Customer Calls:  With respect to Distributor led customer calls, MEC shall contribute an amount equal to Distributor’s contribution for D&A on a 50-50 (i.e. equal) per Case basis, provided always that such amount does not exceed the recommended discount set forth in the Annual Business Plan.

(c)                               Payment & Reconciliation.  The frequency of all customer promotional discount programs requiring D&A shall be agreed in the Annual Business Plan.  D&A may be paid by either MEC or Distributor to the customer and reconciled periodically.

(d)                             The separation of D&A in this Exhibit F into “MEC Led Customer Calls” and “Distributor Led Customer Calls” is not, in of itself, intended to change the currently existing funding arrangements and/or business practices currently subsisting under the D&A category of Exhibit G under any distribution agreement for Monster Energy products that was in existence between MEC and Distributor prior to the Effective Date, if any.

Trade Marketing Programs including shelf buys, CMA’s, free cases, coupons, corporate/retailer rebates, sales force incentives, POS, samples, third party reset fees, meeting competition price offers (“TMP”).

***.  All TMP programs shall be agreed upon and form part of the Annual Business Plans and shall include such additional TMP programs as may be mutually agreed upon from time to time by the parties.  In exceptional cases, such as Trophy or Prestige accounts, either party may voluntarily agree to contribute more than its *** share to cover any specific TMP programs.  TMP may be paid by either MEC or Distributor to the customer and reconciled periodically.

Equipment.

MEC shall permit Distributor to manage all equipment that MEC owns in the Territory as of the Effective Date.  Distributor shall not be required to repair or service such MEC equipment

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit F

owned by MEC as of the Effective Date.  Distributor shall use commercially reasonable efforts to place Products in all Distributor’s equipment where appropriate and desired by the Distributor’s Accounts.  Distributor shall reimburse MEC for *** of the cost of equipment that Distributor and MEC agree that MEC purchase for the Territory in the future and which shall be managed by Distributor.

Miscellaneous.

If MEC calls on or assists Distributor in calling on Distributor’s Accounts, to the extent that MEC makes a commitment for funds or support in excess of what is provided above or was agreed to by Distributor and MEC, any such excess shall be borne by MEC.

The parties’ respective rights and obligations under this Exhibit F shall be revised and amended from time to time to reflect then-prevailing conditions by written agreement of the parties to be arrived at after good faith discussions and negotiation.  If the parties are unable to agree upon an amendment requested by either party, such disagreement shall be resolved pursuant to the Deadlock procedures under Section 12(a)(i)(D) of the Agreement.

All amounts and all contributions provided above shall be adjusted, upward or downward, from time to time to account for inflation, changes in selling prices or other adjustments that may occur from time to time, or to conform to prevailing beverage industry practices relating to the Energy Drink category.  The amounts of such adjustments shall be mutually agreed in writing by the parties from time to time; provided that such adjustments shall be arrived at after good faith discussions and negotiations between the parties.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit F

EXHIBIT G

Distribution Agreement

NATIONAL ACCOUNTS - MEC DIRECT VOLUME

______________________ cases*

*To be calculated by MEC as soon as practical following the Commencement Date and to be the number of cases sold directly by MEC to Outlets in the Territory during the twelve (12) month period prior to the Commencement Date, but only with respect to that portion of the Territory, if any, (as defined in this Agreement) which was not part of Distributor’s “Territory” under one or more distribution agreements in existence between MEC and Distributor prior to the Effective Date (the “Prior Agreements”).  In the event that this Agreement is amended to include additional “Territory” following the Commencement Date, the number of cases set forth above shall be increased accordingly, but only with respect to such additional “Territory.”  For the avoidance of doubt, the number of cases set forth above shall (a) only apply to the calculation and payment of the fees payable by MEC to Distributor in accordance with Section 14 solely with respect to any new Territory allocated to Distributor pursuant to this Agreement with effect from or after the Effective Date which was not part of Distributor’s “Territory” under the Prior Agreements (the “New Territory”) and (b) not include the aggregate number of cases of Products sold by MEC to Outlets in the Territory that was part of Distributor’s “Territory” under the Prior Agreements.

For Outlets which are part of Distributor’s New Territory, MEC shall pay Distributor in accordance with the formula set forth in Section 14 for the number of cases of Products sold directly by MEC to such Outlets, less the number of cases of Products set forth above.

For Outlets which were part of Distributor’s “Territory” under the Prior Agreements, MEC shall pay Distributor in accordance with the formula set forth in Section 14 for all cases of Products sold directly by MEC to such Outlets, without reference to, or subtracting, the number of cases of Products set forth above.

Exhibit G

EXHIBIT H

Distribution Agreement

COMPETITIVE PRODUCTS

During the Term of this Agreement, Distributor shall not market, sell, manufacture, prepare, package, or distribute, directly or indirectly, or assist any third party in engaging in, the business of manufacturing, marketing, selling or distributing, any Energy Drink/s or products reasonably likely to be confused with any of the Products in the Territory or reasonably likely to be perceived by consumers as confusingly similar to or be passed off as Products (the “Competing Products”), except that Distributor may manufacture, prepare, package, market, sell and distribute, and otherwise engage or assist any third party in engaging in the business of manufacturing, marketing, selling or distributing in the Territory, Competing Products that (i) are owned, marketed, sold or distributed by KO or an Affiliate of KO, or (ii) were internally developed by KO or any of its Affiliates, in each case (i) and (ii), to the extent KO is not otherwise prohibited from marketing, selling or distributing such Competing Products pursuant to a written agreement between MEC and KO.  If under the terms of any written agreement between MEC and KO, KO authorizes Distributor to sell Competing Products, then Distributor agrees that it shall be obligated at all times to allocate and devote at least such resources and efforts (in all material respects) to the promotion, marketing, sale, and distribution of the Products as are substantially proportional to the ratio that the volume of Distributor’s sales of Products bears to the volume of Distributor’s sales of Competing Products.

Exhibit H

EXHIBIT B-1
Amended and Restated Distribution Coordination Agreement

TERRITORY

The United States of America (including the District of Columbia and all states, territories, and possessions of the United States of America) and Canada (including all territories and possessions of Canada).

Exhibit B-1

EXHIBIT B-2
Amended and Restated Distribution Coordination Agreement

NON-TERRITORIES

Arkansas

Minnesota

Wisconsin

Exhibit B-2

EXHIBIT C-1
Amended and Restated Distribution Coordination Agreement

OTHER MONSTER DRINKS

NONE

Exhibit C-1

EXHIBIT C-2
Amended and Restated Distribution Coordination Agreement

OTHER PRODUCTS

NONE

Exhibit C-2

EXHIBIT D
Amended and Restated Distribution Coordination Agreement

COMMISSIONS

Section 6.1 – Subject to the terms set forth in Exhibit Y, if MEC’s then-current Gross Profit Margin on any particular Product or package is: (a) more than *** percent *** then the Commission on such Product or package will be *** percent *** of Incremental Net Sales; (b) less than *** percent *** but more than *** percent ***, then the Commission on such Product or package will be *** percent *** of Incremental Net Sales; or (c) *** percent *** or less, then the Commission on such Product or package will be *** percent *** of Incremental Net Sales.

Section 6.2 – Subject to the terms set forth in Exhibit Y, the Facilitation Fee payable by KO/MEC Distributors in the United States to MEC and then by MEC to KO shall be equal to *** per case of 24 units and *** per case of 12 units of Products sold by MEC or its Affiliates to the KO/MEC Distributor, but excluding any free or bonus unit or units used for sampling.  Any other case configuration to be mutually agreed between CCR and KO.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit D

EXHIBIT E
Amended and Restated Distribution Coordination Agreement

*** physical cases

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit E

EXHIBIT F
Amended and Restated Distribution Coordination Agreement

8.2                            Pepsi System.  Without limiting any other provisions of the Agreement, MEC will not grant any distribution rights regarding the Products to PepsiCo, or any of its Affiliates, or distributors whose sale of Pepsi products exceeds *** percent *** of such distributor’s total sales.  This provision shall not apply to general wholesalers and broad-line distributors.

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit F

EXHIBIT G
Amended and Restated Distribution Coordination Agreement

9.                                    Competitive Product/s.

9.1                            This Competitive Products provision (Exhibit G) (this “Provision”) is made pursuant to the following recitals of fact, which recitals constitute an integral part of the Provision and this Agreement.  The Parties acknowledge, agree and represent to each other that (a) MEC has agreed to transfer substantially all of its distribution of Monster Energy Drink/s from independent distributors to KO’s system of distribution, to pay KO the Commission and to grant other benefits to KO, KO Affiliates and KO Distributors in reliance upon KO’s covenants as set forth in this Exhibit G, (b) this Provision is a material and integral inducement to MEC completing the transactions contemplated by this Agreement, the Asset Transfer Agreement and the Transaction Agreement (the “Underlying Agreements”) and that KO is receiving valuable consideration for the covenants contained in this Provision, (c) the scope of the restrictive covenants set forth in this Provision are reasonable in view of the substantial consideration KO is receiving, (d) the performance by KO of its obligations under this Provision is a material and substantial part of the consideration due MEC under the Underlying Agreements, and (e) MEC would not have entered the Underlying Agreements in the absence of this Provision and KO acknowledges that this Provision is reasonable and necessary to protect the legitimate interests of MEC.

9.2                            During the Term of this Agreement (the “Restricted Period”), KO shall not, and shall cause its consolidated Subsidiaries (as defined in Section 13.1.4) not to, acquire or hold, directly or indirectly, any ownership interest in, or enter into any contract or arrangement with respect to the management or control of, the business, assets, brands or trademarks related to the marketing, sale or distribution of any (a) Energy Drinks (in any and all sizes or packages), (b) Red Bull branded products, or (c) Rockstar branded products, owned by (i) Red Bull GmbH and Red Bull Thailand and each of their respective controlled Affiliates and/or successors (collectively, “Red Bull”) or (ii) Rockstar, Inc. and its controlled Affiliates and/or successors (collectively, “Rockstar”).

9.3                            During the Restricted Period, KO shall not, and shall cause its consolidated Subsidiaries not to, directly or indirectly engage in, or knowingly assist or finance (for the specific purpose of the restricted activity) any third party in engaging in, the business of manufacturing, marketing, selling or distributing any Competitive Products in the Restricted Territories (“Energy Competitive Business”); provided, that, nothing in this Provision shall preclude or prohibit KO or its consolidated Subsidiaries from (a) consummating the transactions contemplated by any of the Transaction Documents, (b) performing their respective obligations or exercising their respective rights under any of the Transaction Documents, (c) owning equity interests in any non-consolidated entity that may be engaged in any Energy Competitive Business; provided, that none of KO or any of its consolidated Subsidiaries knowingly causes or approves in writing (to extent such a contractual approval right exists) such non-consolidated entity to engage in the Energy Competitive Business or directly or indirectly knowingly assists or finances (for the specific purpose of the restricted activity) such non-consolidated entity in connection therewith, or (d) acquiring (whether by means of acquisition, asset purchase, merger, consolidation, similar business combination or otherwise) any business that engages in an

Exhibit G

Energy Competitive Business, if the Energy Competitive Business represents less than fifty percent (50%) of the acquired business’s total assets (measured based on the most recent financial statements available for the acquired business prior to the execution of definitive agreements for such acquisition) so long as a definitive agreement for the sale, transfer or other disposition of the portion of such business that engages in the Energy Competitive Business to a Third Party is entered into within twelve (12) months (or sooner, to the extent practicable without adversely affecting the value received in such sale) following the consummation of the acquisition of such business, and consummation of any such sale, transfer or other disposition occurs within eighteen (18) months following the acquisition of such business (or, if not consummated within such period, as soon as practicable thereafter).  For the avoidance of doubt, the restrictions in this Provision shall not apply to any non-consolidated entities in which KO or its Subsidiaries or Affiliates may hold an interest; provided, that none of KO or any of its consolidated Subsidiaries knowingly causes or approves in writing (to the extent such a contractual approval right exists) such non-consolidated entity to engage in the Energy Competitive Business or directly or indirectly knowingly assists or finances (for the specific purpose of the restricted activity) such non-consolidated entity in connection therewith.

9.4                            For purposes of this Provision, the term “knowingly” refers to, with respect to KO, the knowledge of any member of senior management of KO.

9.5                            For the avoidance of doubt, nothing in this Provision shall limit or modify KO’s obligations under Section 8.14 of the Transaction Agreement.

9.6                            The Parties acknowledge that the restrictions contained in this Provision are reasonable and necessary to protect the legitimate interests of the parties, constitute a material inducement to the Parties to enter into the Underlying Agreements and the other agreements contemplated hereby and thereby, are an essential element of the transactions contemplated hereby and thereby, and that any breach will result in irreparable injury to the other Party.  Each Party agrees that neither it nor any of its controlled Affiliates will challenge the enforceability of, or the reasonableness of the time, scope or geographic coverage of, any provision of this Provision in any action or proceeding.  In the event that any covenant contained in this Provision is ever adjudicated to exceed the time, geographic, scope or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, scope or other limitations permitted by applicable law.  The covenants contained in this Provision and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

9.7                            For purposes of this Provision, (a) any terms defined in the Agreement to which this Provision is attached, but not defined in this Provision, will have the meanings set forth in such Agreement and (b) any terms defined in this Provision (including the following terms) will have the definitions set forth in this Provision (it being understood that definitions of any terms defined herein will supersede any definitions set forth in the Agreement to which this Provision is attached).

Exhibit G

9.7.1                “Competitive Products” means (a) any Energy Beverages and/or (b) any Red Bull branded products and/or Rockstar branded products.

9.7.2                “Energy Beverages” means any shelf-stable, non-alcoholic beverage, in ready-to-drink, powdered, drops or concentrate form, made with or without carbonation, that both (a) is marketed or positioned to consumers as an energy beverage and (b) contains one or more of the following ingredients: guarana, taurine, panax ginseng, L-carnitine, B-2 vitamins, B-6 vitamins, B-12 vitamins, L-arginine, astralagus, glucuronolactone or inositol (or, to the extent approved by Parent, which approval shall not be unreasonably withheld, conditioned or delayed, any ingredients substituting for or supplementing any of the foregoing ingredients); provided that “Energy Beverages” shall not include (whether or not they would otherwise be an Energy Beverage) either (i) any beverage which is marketed or positioned to consumers under the Coca-Cola brand and any line extensions or expansions of such products marketed under such brand, or (ii) any products marketed under the Vitaminwater brand and any line extensions or expansions of such products marketed under such brand even if such product utilizes the word “energy” on its packaging or labeling as long as such product (utilizing the word “energy” on its packaging or labeling) is also identified as a nutrient based water beverage (or words of similar import).

9.7.3                “Excluded Territories” means any (a) Served Territory as of or after the Effective Date and as to which, at any time as of or after the one-year anniversary of the Effective Date, no distribution agreement with any KO Distributor covering any Product that is either an Energy Beverage brand that was included in the KO Asset Transfer (as defined in the Asset Transfer Agreement) or an Energy Beverage brand of NewCo (“MBC”), Company (“MEC”) or one of their Subsidiaries, in each case in such Served Territory, is in effect (in the case of an Energy Beverage included in the KO Asset Transfer, to the extent that the distribution of such Energy Beverage is occurring in substantially the same manner as occurring as of the date of the Transaction Agreement), (b) Served Territory as to which a KO Distributor previously had distribution rights that have since terminated but only upon the earlier to occur of (i) the six-month anniversary of the date of such termination if no New Distribution Agreement with a KO Distributor in such territory has been entered into by such six-month anniversary and (ii) the date when MBC or one of its Affiliates enters into a distribution agreement with a distributor that is not a KO Distributor covering such Served Territory, or (c) Unserved Refused Territory; provided, however, that (i) the one-year deadline referred to in clause (a) (the “Relevant Period”), will be deemed to be extended for as long as MBC is negotiating, as of the end of the Relevant Period, and thereafter continues to negotiate, in each case in good faith with the applicable KO Distributor, regarding a New Distribution Agreement in such Served Territory (provided that any such extension shall not exceed twelve (12) months) and (ii) no Served Territory will be deemed to be an Excluded Territory as a result of the operation of clause (a) above if there has been a Distribution Refusal by the applicable KO Distributor prior to the end of the applicable Relevant Period (as it may be extended pursuant to clause (i)) unless following such Distribution Refusal MBC or one of its Affiliates enters into a distribution agreement with a Third Party on terms that are more favorable to such Third Party, in the aggregate, than the last terms proposed to the applicable KO Distributor that was the subject of the Distribution Refusal.

Exhibit G

9.7.4                “Products” means all beverages manufactured by or for MBC, MEC or any of their Subsidiaries or marketed or sold under the brands of MBC, MEC or any of their Subsidiaries, including, with respect to any period following the Effective Date, any brand included in the KO Asset Transfer.

9.7.5                “Restricted Territories” means Served Territories and Unserved Territories, in each case, other than any Excluded Territory.

9.7.6                “Served Territories” means, as of a given date, a territory where either of the following have been distributed pursuant to one or more distribution agreements prior to such date: (a) beverages manufactured by or for MBC, MEC or any of their Subsidiaries or marketed or sold under the brands of MBC, MEC or any of their Subsidiaries or (b) beverages manufactured by or for KO or any of its Subsidiaries or marketed or sold under the brands of KO or any of its Subsidiaries and included in the KO Asset Transfer.

9.7.7                “Territory Implementation” means the initiation or commencement of any one or more of (a) the process to obtain or satisfy any applicable governmental, regulatory or other industry-related approvals or requirements required for distribution of the applicable Products in the applicable Unserved Territory, (b) due diligence related to determining the feasibility of distribution of Products in the applicable Unserved Territory, or (c) the commencement of negotiations with a KO Distributor with respect to the future distribution of Products in that Unserved Territory.

9.7.8                “Third Party” means any Person other than MBC, MEC, KO or their respective Affiliates.

9.7.9                “Transaction Documents” means the Transaction Agreement, the Asset Transfer Agreement, the Commercial Agreements (as defined in the Transaction Agreement), the Ancillary Agreements (as defined in the Asset Transfer Agreement), all exhibits and schedules to the Transaction Agreement, the Asset Transfer Agreement, the Commercial Agreements and the Ancillary Agreements (as defined in the Asset Transfer Agreement) and any other documents, certificates, agreements or letters executed in connection with the transactions contemplated by the Transaction Agreement, the Asset Transfer Agreement, the Commercial Agreements and the Ancillary Agreements.

9.7.10        “Unserved Refused Territory” means any Unserved Territory as follows:  Following the Effective Date, if KO receives a request from a KO Distributor in an Unserved Territory to make an Energy Beverage available to it for distribution in such Unserved Territory, then KO may provide a written notice to MBC of its intention to distribute products of KO or its Affiliates that are Energy Beverages in any Unserved Territory.  If (a) MBC fails to deliver to KO within ninety (90) days after KO provides such notice to MBC a written affirmation that MBC intends in good faith to distribute products that are Energy Beverages in such Unserved Territory, (b) MBC fails to commence a Territory Implementation in respect of such Unserved Territory in good faith within twelve (12) months after delivery to KO of such written affirmation, or (c) (i) MBC ceases to advance, in good faith, the applicable process described in the definition of Territory Implementation in such Unserved Territory after the twelve (12) month period set forth in the foregoing clause (b) and (ii) following the twelve (12) month period

Exhibit G

referred to in the foregoing clause (b), KO provides notice to MBC indicating that MBC has ceased to advance such applicable process and MBC thereafter fails to progress such process in good faith within ninety (90) days of receipt of such notice, then such territory shall become an Unserved Refused Territory; provided, however, that MBC shall be excused from continuing with any Territory Implementation during any period that (A) a governmental or regulatory approval process shall have delayed the commencement of distribution in such territory or (B) economic conditions would reasonably be expected to have an adverse economic impact on MBC’s business of distributing Products in such Unserved Territory or to otherwise delay the commencement of distribution in such territory; provided, further, that if at any time MBC no longer intends in good faith to implement such Territory Implementation in the applicable Unserved Territory, it shall promptly inform KO of such change in intention and thereafter such Unserved Territory shall become an Unserved Refused Territory.

9.7.11        “Unserved Territories” means, as of a given date, a territory where neither of the following are being or have been distributed pursuant to one or more distribution agreements prior to such date: (a) beverages manufactured by or for MBC, MEC or any of their Subsidiaries or marketed or sold under the brands of MBC, MEC or any of their Subsidiaries or (b) beverages manufactured by or for KO or any of its Subsidiaries or marketed or sold under the brands of KO or any of its Subsidiaries and included in the KO Asset Transfer.

Exhibit G

EXHIBIT H
Amended and Restated Distribution Coordination Agreement

EXCLUDED TERRITORIES

Kalil Territories means those territories in which Kalil Bottling Co. has exclusive rights to distribute Products as of the Effective Date.

Big Geyser Territory means those territories in which Big Geyser Inc. has exclusive rights to distribute Products as of the Effective Date.

Exhibit H

EXHIBIT I

Amended and Restated Distribution Coordination Agreement

1.6(a)(i)                                             In the event that the New Distribution Agreement being negotiated is an amendment to an Existing Distribution Agreement and the Proposed Distributor is willing to agree to the terms of the Existing Distribution Agreement for the additional Sub-Territories to be added (but not to an amendment implementing terms substantially identical with the form attached as Exhibit A), upon KO’s direction, MEC shall not be permitted to withhold agreement to adding the additional Sub-Territories to the Existing Distribution Agreement.

Exhibit I

EXHIBIT J

Amended and Restated Distribution Coordination Agreement

KO COMPETITORS

***

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit J

EXHIBIT Y

Amended and Restated Distribution Coordination Agreement

KO agrees that no Commission or Facilitation Fee, as provided in Section 6.1 and Section 6.2 of this Agreement, respectively, shall be payable with respect to sales of Products delivered by MEC or any of its Affiliates to territories that are included in any Prior Territory (as defined below) (“Prior Territory Sales”). For the purposes of this Agreement, “Prior Territory” shall mean the respective territories identified below of the KO/MEC Distributors identified below.  For the avoidance of doubt, no Commission or Facilitation Fee, as provided in Sections 6.1 and 6.2 of this Agreement, respectively, shall be payable with respect to any Prior Territory Sales or any other sales of Products delivered by MEC or any of its Affiliates in the Prior Territory or any part thereof pursuant to any New Distribution Agreement/s, any new KO Distribution Agreement/s or any future KO Distribution Agreement/s that relate to such Prior Territory or part thereof.

KO/MEC Distributor	Prior Territory
Swire Coca-Cola, USA	See highlighted territories in Exhibit Y-1
Coca-Cola Bottling Company High Country	See highlighted territories in Exhibit Y-2
The Philadelphia Coca-Cola Bottling Company	See highlighted territories in Exhibit Y-3

For the avoidance of doubt, no Commission or Facilitation Fee, as provided in Sections 6.1 and 6.2 of this Agreement, respectively, shall be payable with respect to direct sales of Products by MEC to any National Account or Outlet of a National Account (each as defined in an applicable KO Distribution Agreement).

Exhibit Y

EXHIBIT Y-1

Amended and Restated Distribution Coordination Agreement

Prior Territory for Swire Coca-Cola, USA

Exhibit Y-1

EXHIBIT Y-2

Amended and Restated Distribution Coordination Agreement

Prior Territory for Coca-Cola Bottling Company High Country

Exhibit Y-2

EXHIBIT Y-3

Amended and Restated Distribution Coordination Agreement

Prior Territory for The Philadelphia Coca-Cola Bottling Company

ullivan
Lackawanna
Pike
Luzerne
Sussex
Columbia
Monroe
Passaic
Bergen
Carbon
land
Warren
Morris
Essex
Schuylkill
Northampton
Hudson
Union
Lehigh
Hunterdon
Somerset
Middlesex
Lebanon
Berks
Bucks
Mercer
Monmouth
Montgomery
Lancaster
Chester
Philadelphia
Delaware
Burlington
Ocean
Camden
Gloucester
Salem
New Castle
Atlantic
Cumberland
Cape May
Kent
Sussex

Exhibit Y-3

EXHIBIT Z

Amended and Restated Distribution Coordination Agreement

3.                                    KO Distributors; Distribution Agreements.  Whenever a KO Bottler Agreement with a KO Distributor that is a party to a KO Distribution Agreement expires or is terminated by KO pursuant to either a deficiency termination procedure or any other right of termination stated in such a KO Bottler Agreement, KO shall notify MEC in writing within sixty (60) days after such termination.  In the event that any such former KO Distributor is no longer a party to any KO Bottler Agreement, upon written notice from KO, MEC shall (or shall cause its applicable Affiliate to) terminate all KO Distribution Agreements with such former KO Distributor to the extent that such KO Distribution Agreements can be terminated by MEC (or such applicable Affiliate) upon such occurrence or upon written notice pursuant to and in accordance with the terms of the applicable KO Distribution Agreements.  Notwithstanding the foregoing, MEC shall not be required pursuant to this Section 3 to (or to cause such applicable Affiliate to) terminate such KO Distribution Agreement (a) under which MEC is obligated to pay a Severance Payment (or other amounts required to be paid for termination) to such former KO Distributor, *** and (b) with respect to any Sub-Territory/ies applicable to the KO Distribution Agreement to be terminated, until such time as MEC receives a Distribution Commitment from a Primary KO Distributor for such Sub-Territory/ies in accordance with the Distributor Negotiation Process (mutatis mutandis).

*** Indicates portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Exhibit Z